                                                              EXECUTION COPY

                             Dated 15 June, 2001

                        SOCIETE DES MINES DE MORILA S.A.
                               as the Borrower

               RANDGOLD RESOURCES LIMITED AND MORILA LIMITED(1)
              as the Continuing Randgold Completion Guarantors

                   RANDGOLD & EXPLORATION COMPANY LIMITED
               as the Retiring Randgold Completion Guarantor

               VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS
                 as the Lenders, Arrangers and Co-arrangers

                                     AND

                        N M ROTHSCHILD & SONS LIMITED
                        as the Agent for the Lenders

             _____________________________________________________

                           SUPPLEMENTAL AGREEMENT
                        relating to a Loan Agreement,
                           dated 21 December 1999
             ____________________________________________________

                                    MAYER
                                    BROWN
                                    &PLATT

                            Bucklersbury       House
                            3 Queen Victoria  Street
                            London,   EC4N       8EL
                            Telephone: 020 7246 6200
                            Fax:  020  7329    4465
                            Reference: 99514374

                       __________________________________

          Previously called Randgold Resources (Morila) Limited.

     THIS SUPPLEMENTAL AGREEMENT (this "AGREEMENT") is made the 15th day of June 2001 between:

(1)  SOCIETE DES MINES DE MORILA S.A. (the "BORROWER"):

(2) RANDGOLD RESOURCES LIMITED and MORILA LIMITED (collectively, the "CONTINUING RANDGOLD COMPLETION GUARANTORS"):

(3) RANDGOLD & EXPLORATION COMPANY LIMITED (the "RETIRING RANDGOLD COMPLETION GUARANTOR"):

(4) THE VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS referred to on the signature pages hereof as the Lenders, the Arrangers and the Co-Arrangers: and

(5)  N M ROTHSCHILD & SONS LIMITED, as the Agent for the Lenders (the
    "AGENT").

WHEREAS:

(A) The Borrower, the Continuing Randgold Completion Guarantors. the Retiring Randgold Completion Guarantor, the Lenders, the Arrangers, the
     Co-Arrangers and the Agent entered into a Loan Agreement. dated 21 December 1999 (such Loan Agreement, as amended by the letter agreement, dated
     10 April, 2000, the "ORIGINAL LOAN AGREEMENT").

(B) The parties hereto now desire to amend and restate the terms of the Original Loan Agreement in its entirety as provided herein.

IT IS HEREBY AGREED as follows:

1.   DEFINED TERMS; INTERPRETATION; DEED

     Save as expressly defined herein, capitalised terms defined in the Original Loan Agreement shall have the same meanings in this Agreement and shall be interpreted in accordance therewith, including Article 1 thereof, and the provisions of such Article shall apply to this Agreement, mutatis mutandis, as if set out herein. Without limiting the generality of the foregoing, this Agreement shall be deemed to be a Loan Document.

     The parties hereto intend that this Agreement shall take effect as a deed.

2.   AMENDMENT AND RESTATEMENT

     With effect from the Restatement Effective Date (as defined in Clause 4, the Borrower, the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties agree that the Original Loan Agreement shall be amended and restated so as to take effect in the form set out in Exhibit A to this Agreement (the "AMENDED AND RESTATED LOAN AGREEMENT").

3.   AMENDMENTS TO THE RANDGOLD GUARANTEE AGREEMENT

     With effect from the Restatement Effective Date:

     (a) the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties agree that the Retiring Randgold Completion Guarantor shall be released from its obligations under the Randgold Guarantee Agreement;

     (b) the Continuing Randgold Completion Guarantors hereby confirm that their obligations under the Randgold Guarantee Agreement shall continue in full force and effect and that such obligations shall be joint and several;

     (c) the Continuing Randgold Completion Guarantors and the Lender Parties hereby agree that the Randgold Guarantee Agreement shall be amended as set forth below:

             (i) the definition of the term "Guaranteed Obligations" shall be deleted in its entirety and replaced with the following:

                     "Guaranteed Obligations" means (a) all Obligations of the Borrower and (b) all obligations of Morila Holdings under any Instrument entered into by it with a Lender in connection with any Hedging Obligations, in each case now or hereafter existing".

             (ii) Section 3.3 shall be amended and restated in full to read as set forth below:

                     "3.3 Economic Completion

                     Without limiting any other provision of this Agreement, the Guarantors hereby irrevocably and unconditionally undertake and agree (as primary obligors) that Economic Completion will take place by no later than 31 December, 2001. The Guarantors recognise that it is a condition to the occurrence of Economic Completion that no Default shall then have occurred and be continuing (in particular, any Default in connection with the financial tests referred to in Clause 9.1.19 of the Loan Agreement). As part of its general undertakings contained in this Clause and elsewhere in this Agreement, the Guarantors will ensure, on or prior to 31 December, 2001 (and whether by way of a cash Capital Contribution, the advance of Approved Subordinated Indebtedness or otherwise in a manner which is consistent with the Loan Documents) that the financial tests referred to in Clause 9.1.19 of the Loan Agreement are capable of being complied with on each Calculation Date scheduled to occur after 31 December, 2001. In addition, the Guarantors also undertake that, as at the Release Date, the amount standing to the credit of the Debt Service Reserve Account shall not be less than the Required Debt Service Reserve Balance.";

             (iii)   Section 3.6 shall be deleted;

             (iv) the phrase "seventy-five percent (75%)" contained in the penultimate line of Section 3.7 shall be deleted and replaced with the phrase "forty percent (40%)"; and

             (v) the phrase "eighty percent (80%)" contained in the penultimate and last lines of Section 3.8, shall be deleted and replaced with the phrase "forty percent (40%)".

4.   CONDITIONS TO EFFECTIVENESS

     Both this Agreement and the Amended and Restated Loan Agreement shall be and become effective on the date (the "RESTATEMENT EFFECTIVE DATE") when the Agent shall have:

     (a) received counterparts of this Agreement, duly executed by authorised officers of each of the Borrower, the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor, the Lenders, the Arrangers, the Co-Arrangers and the Agent; and

     (b) confirmed to the Borrower that it has received all of the documents and evidence listed in the First Schedule hereto and that each is, in form and substance, satisfactory to the Agent. Except as expressly amended by this Agreement, each of the Exhibits to the Original Loan Agreement and each of the other Loan Documents shall continue in full force and effect as in the form attached to the Original Loan Agreement or, as the case may be, as originally executed.

5.   FEES

     The parties hereto agree that each Lender shall receive its amendment fee in the amount of U.S.$.10,000 within five (5) Business Days of the Restatement Effective Date.

6.   REFERENCES IN OTHER DOCUMENTS

     With effect from the Restatement Effective Date, references in the Original Loan Agreement, each other Facility Document and any other writing to the "LOAN AGREEMENT" shall be deemed to refer to the Amended and Restated
     Loan Agreement, whether or not reference is specifically made to this Agreement.

7.   CONFIDENTIALITY OBLIGATIONS

     At all times during the continuance of this Agreement and after the termination hereof (however caused) each of the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties shall and shall procure that their respective officers, employees, agents and advisers shall keep secret and confidential and not without prior written consent of the Borrower disclose to any third party or make use of for their own purposes (otherwise than in the context of an addition to the general experience, knowledge or expertise of each of the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties) any of the confidential information, reports or documents supplied by or on behalf of the Borrower or in the course of the negotiations leading to this Agreement or any of the calculations made or conclusions or determinations reached in accordance therewith.

8. PERMITTED DISCLOSURE

     Any Continuing Randgold Completion Guarantor, the Retiring Randgold Completion Guarantor or any Lender Party shall be entitled to disclose any such confidential information, report, documentation, calculations, conclusion or determination to any other of the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor or the Lender Parties or to their respective professional advisers (including the Independent Engineer and the Insurance Consultant) or to the extent permitted by Applicable Law (after reasonable prior notice to the Borrower);

     (a) in any proceedings arising out of or in connection with this Agreement to the extent reasonably considered by any Continuing Randgold Completion Guarantor, the Retiring Randgold Completion Guarantor or any Lender Party to be desirable to protect its interests;

     (b) to any prospective assignee or sub-participant subject to obtaining an undertaking from such prospective assignee or sub-participant in the terms of this Clause;

     (c) if required to do so by an order of any court of competent jurisdiction;

     (d) in pursuance of any procedure for discovery of documents in any proceedings before any such court;

     (e) pursuant to any law or regulation having the force of law or with which the relevant Continuing Randgold Completion Guarantor, the Retiring Randgold Completion Guarantor or the relevant Lender Party is accustomed to comply; or

     (f) pursuant to a requirement of any authority with whose requirements, of the nature and to the extent in question, the relevant Lender Party is accustomed to comply;

     and any of the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor or any Lender Party shall be entitled so to disclose or use any such matter if the information contained therein shall have emanated bona fide from some person other than any Obligor or any agent of any of them, and such Continuing Randgold Completion Guarantor, the Retiring Randgold Completion Guarantor or such Lender Party would but for the preceding provisions of this Clause be free so to disclose or use the same.

9.   CONFIRMATION

     The Borrower, the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties confirm that the Original Loan Agreement remains in full force and effect save as amended pursuant to this Agreement.

10.  COUNTERPARTS

     This Agreement may be executed and delivered in any number of counterparts. each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on all of the parties to this Agreement.

11.  GOVERNING LAW; ENTIRE AGREEMENT; JURISDICTION

     (a) This Agreement and all matters and disputes relating hereto shall be governed by, and construed in accordance with, English law.

     (b) This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     (c) The parties hereto hereby irrevocably agree that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit action or proceeding (collectively, "PROCEEDINGS"), and to settle any disputes, which may arise out of or in connection with this Agreement and each other Loan Document and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

     (d) Each of the Borrower, the Continuing Randgold Completion Guarantors, the Retiring Randgold Completion Guarantor and the Lender Parties consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property or assets whatsoever of any order or judgment which may be made or given in such Proceedings.

The parties hereto have caused this Agreement to be duly executed and delivered as a deed on the day and year first above written.

THE BORROWER

SOCIETE DES MINES DE MORILA
S.A.

/s/ P L Turner       S Cassim
__________________________________
By:

__________________________________
Name Printed: P L TURNER  S CASSIM

__________________________________
Title:  DIRECTORS

THE CONTINUING RANDGOLD COMPLETION GUARANTORS

RANDGOLD RESOURCES LIMITED

/s/ David Ashworth
__________________________
By:

      DAVID ASHWORTH
__________________________
Name Printed:

          DIRECTOR
__________________________
Title:

MORILA LIMITED

/s/ David Ashworth
__________________________
By:

      DAVID ASHWORTH
__________________________
Name Printed:

          DIRECTOR
__________________________
Title:

THE RETIRING RANDGOLD COMPLETION GUARANTOR

RANDGOLD & EXPLORATION
COMPANY LIMITED

/s/ David Ashworth
__________________________
By:

      DAVID ASHWORTH
__________________________
Name Printed:

          DIRECTOR
__________________________
Title:

THE LENDER PARTIES

per pro N M ROTHSCHILD & SONS
LIMITED, as the Agent, an Arranger and
a Lender

__________________________
By: /s/ C. Coleman
__________________________
Name Printed: C. COLEMAN
__________________________
Title: DIRECTOR

__________________________
By: /s/ Judith Vince
__________________________
Name Printed: Judith Vince
__________________________
Title: Assistant Company Secretary

STANDARD BANK LONDON
LIMITED, as an Arranger and a Lender

/s/ Trevor Reid
__________________________
By:

    TREVOR REID
__________________________
Name Printed:

HEAD OF RESOURCE BANKING
__________________________
Title:

/s/ D.M. Newport
__________________________
By:

    D.M. Newport
__________________________
Name Printed:

    Head of mining finance
__________________________
Title:

FORTIS BANK (NEDERLAND) N.V., as
a Co-Arranger and a Lender

__________________________
By: /s/ Peter Boogers
__________________________
Name Printed: Peter Boogers
__________________________
Title: Senior Manager

__________________________
By: /s/ Dirk Meulemeester
__________________________
Name Printed: Dirk Meulemeester
__________________________
Title: Director

BAYERISCHE HYPO-UND
VEREINSBANK AG, as a Co-Arranger
and a Lender

/s/ Geoffrey Oates
__________________________
By:

__________________________
Name Printed: GEOFFREY OATES

__________________________
Title: VICE-PRESIDENT

/s/ [ILLEGIBLE]
__________________________
By:

__________________________
Name Printed: [ILLEGIBLE]
__________________________
Title: MANAGING DIRECTOR

SOCIETE GENERALE, as a Co-Arranger
and a Lender

__________________________
By:

/s/ Judith Mosely
__________________________
Name Printed: JUDITH MOSELY
__________________________
Title: DIRECTOR, MINING PROJECT FINANCE

__________________________
By: /s/ Michael Jones
__________________________
Name Printed: MICHAEL JONES
__________________________
Title: MANAGER, MINING PROJECT FINANCE

                                FIRST SCHEDULE
                                    TO
                            SUPPLEMENTAL AGREEMENT

                         CONDITION PRECEDENT DOCUMENTS

1. In relation to each of the Obligors, a copy certified as being a true, complete and up-to-date copy as at a date no earlier than the date of this Agreement, by a duly Authorised Representative of such Obligor, of a resolution of the board of directors of such Obligor approving the execution and delivery of this Agreement and the performance of the Amended and Restated Loan Agreement and the terms and conditions hereof and thereof and authorising an Authorised Representative of such Obligor to execute this Agreement and any other documents to be executed and delivered by such Obligor pursuant hereto.

2. In relation to AngloGold Limited ("ANGLOGOLD"), a copy certified as being a true, complete and up-to-date copy as at a date no earlier than the date of this Agreement, by a duly authorised officer of AngloGold, of a resolution of the board of directors of AngloGold approving the execution, delivery and performance of the AngloGold Guarantee Agreement (as defined in paragraph 4 below) and the terms and conditions thereof and authorising an authorised officer of AngloGold to execute the AngloGold Guarantee Agreement and any other documents, including the Operating Agreement Guarantee, to be executed and delivered by AngloGold pursuant hereto or thereto.

3. In relation to AngloGold Morila Holdings Limited ("ANGLOGOLD (BVI)"), a copy certified as being a true, complete and up-to-date copy as at a date no earlier than the date of this Agreement, by a duly authorised officer of AngloGold (BVI), of a resolution of the board of directors of AngloGold
     (BVI) approving the execution, delivery and performance of each of the AngloGold Security Agreements (as defined in the Amended and Restated Loan Agreement) and the terms and conditions thereof and authorising an authorised officer of AngloGold (BVI) to execute each of the AngloGold Security Agreements (as so defined) and any other documents to be executed and delivered by AngloGold (BVI) pursuant hereto or thereto.

4. A counterpart of the Guarantee Agreement in substantially the form set out in the Second Schedule hereto (the "ANGLOGOLD GUARANTEE AGREEMENT"), duly executed and delivered by AngloGold.

5. An opinion of Webber: Wentzel Bowens, legal advisers in South Africa to AngloGold, in substantially the form set out in Part 1 of the Third Schedule hereto.

6. An opinion of Mayer, Brown & Platt, legal advisers in England to the Lender Parties, in substantially the form set out in Part 2 of the Third Schedule hereto.

7. A letter(s) executed by St James's Corporate Services Ltd, confirming its appointment as process agent for AngloGold in accordance with Clause 7.5 of the AngloGold Guarantee Agreement and Clause 11.2(a) of the Operating Agreement Guarantee.

8. Evidence satisfactory to the Agent that the Political Risk Insurance shall continue in full force and effect following the effectiveness and implementation of this Agreement and the AngloGold Guarantee Agreement.

9. Evidence of the issue of all Approvals (including any relevant Approvals from the Reserve Bank of South Africa and from the Government of Mali) which are required (a) to enable AngloGold to enter into, and perform its obligations under, the AngloGold Guarantee Agreement, and (b) to enable the Original Loan Agreement to be amended and restated in the manner contemplated by this Agreement.

10. A certificate of the Secretary or similar officer of the Operator (as defined in the Amended and Restated Loan Agreement) as to the incumbency and signature of those of its officers authorised to act with respect to the Completion Certificates and each other document to be executed by it and each other matter contemplated by the Amended and Restated Loan Agreement, upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the Operator (with prospective effect only) cancelling or amending such prior certificate.

11. A Deed of Amendment to the Borrower Security Agreement (Offshore Assets), pursuant to which (a) the Operating Agreement is included as an Assigned Agreement under (and as defined in) the Borrower Security Agreement (Offshore Assets), and (b) the Obligations of Morila Holdings under the Loan Documents are included as Liabilities under (and as defined in) the Borrower Security Agreement (Offshore Assets), duly executed and delivered by the Borrower and the Agent.

12. A Notice of Assignment to the Operator to evidence the assignment of the Borrower's present and future right, title and interest under the Operating Agreement as security pursuant to the Borrower Security Agreement
     (Offshore Assets).

13. A Letter of Acknowledgement from the Operator to evidence the Operator's acknowledgement and consent to the assignment of the Borrower's present future right, title and interest under the Operating Agreement as security pursuant to the Borrower Security Agreement (Offshore Assets).

14. A Step-In and Acknowledgement Agreement, executed by the Operator, the Borrower and the Agent, pursuant to which the Operator (a) acknowledges and consents to the security created by the Borrower Security Agreement (Offshore Assets) over the right, benefit and interest of the Borrower under the Operating Agreement and (b) grants the Agent the right to assume the rights and obligations of the Borrower under the Operating Agreement upon the occurrence of a default by the Borrower.

15. A counterpart of the Operating Agreement Guarantee in substantially the form set out in the Fourth Schedule hereto, duly executed and delivered by AngloGold.

16. A Deed of Amendment to the RRL Security Agreement, pursuant to which the Obligations of Morila Holdings under the Loan Documents are included as Liabilities under (and as defined in) the RRL Security Agreement, duly executed and delivered by RRL and the Agent.

                                                                       EXHIBIT A
                                                                 TO SUPPLEMENTAL
                                                                       AGREEMENT
                             Dated 21 December, 1999

                         SOCIETE DES MINES DE MORILA S.A.
                               as the Borrower

                          RANDGOLD RESOURCES LIMITED
                   [RANDGOLD & EXPLORATION COMPANY LIMITED](1)
                               MORILA LIMITED(2)
                     as the Randgold Completion Guarantors

                 VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS
                                as the Lenders

                        N M ROTHSCHILD & SONS LIMITED
                        STANDARD BANK LONDON LIMITED
                              as the Arrangers

                      BAYERISCHE HYPO-UND VEREINSBANK AG
                       [FORTIS BANK (NEDERLAND) N.V.](3)
                             [SAMPO BANK PLC](4)

                              SOCIETE GENERALE
                            as the Co-Arrangers

                                     and

                          N M ROTHSCHILD & SONS LIMITED
                          as the Agent for the Lenders

                  _____________________________________________

                                 LOAN AGREEMENT

                  _____________________________________________

                                    MAYER
                                    BROWN
                                    &PLATT

                              Bucklersbury House
                           3 Queen Victoria Street
                               London, ECAN 8EL
                           Telephone: 020 7246 6200
                              Fax: 020 7329 4465
                             Reference: 99514374

-----------------------------

(1)    Released from its obligations pursuant to the Supplemental Agreement.

(2)    Previously called Randgold Resources (Morila) Limited.

(3)    Previously called Mees Pierson N.V.

(4) Previously called Leonia Bank plc. Sampo Bank plc has transferred its interest under the Loan Agreement to Standard Bank London Limited.

                                         TABLE OF CONTENTS
CLAUSE                                                                            PAGE
       1.     DEFINITIONS............................................................3

              1.1     Defined Terms..................................................3
              1.2     Additional Definitions........................................28
              1.3     Interpretation................................................30
              1.4     Use of Defined Terms..........................................31
              1.5     Cross-References..............................................31
              1.6     Accounting and Financial Determinations.......................31
              1.7     Change in Accounting Principles...............................31
              1.8     Dollar Equivalency Determinations.............................32
              1.9     Project Determinations, etc...................................32
              1.10    General Provisions as to Certificates and Opinions, etc.......33

       2.     COMMITMENTS; BORROWING AND INTEREST PERIOD
              SELECTION PROCEDURES, ETC.............................................34

              2.1     Commitments...................................................34
              2.2     Procedure for Making Loans....................................34
              2.3     Continuation Elections........................................35
              2.4     Cancellation..................................................36
              2.5     Records.......................................................36
              2.6     Funding.......................................................36

       3.     PRINCIPAL PAYMENTS; INTEREST..........................................37

              3.1     Principal Payments............................................37
              3.2     Interest Payments.............................................38
              3.3     Fees..........................................................40

       4.     PROJECT ACCOUNTS......................................................40

              4.1     Operating Account.............................................40
              4.2     Account in Mali...............................................41
              4.3     Debt Service Reserve Account..................................42

                                         TABLE OF CONTENTS
                                             (continued)
CLAUSE                                                                            PAGE
              4.4     General Provisions Relating to the Project Accounts...........43

       5.     INCREASED COSTS; TAXES; MARKET DISRUPTIONS;
              GENERAL PAYMENT PROVISIONS............................................46

              5.1     Dollars Unavailable...........................................46
              5.2     Increased Costs, etc..........................................47
              5.3     Funding Losses................................................47
              5.4     Capital Costs.................................................48
              5.5     Illegality....................................................49
              5.6     Taxes.........................................................49
              5.7     Mitigation....................................................51
              5.8     Payments, Computations, etc...................................51
              5.9     Redistribution of Payments....................................52
              5.10    Setoff........................................................53
              5.11    Application of Proceeds.......................................54
              5.12    Currency of Payment...........................................55

       6.     CONDITIONS PRECEDENT TO MAKING LOANS................................. 55

              6.1     Initial Loans.................................................55
              6.2     All Loans.....................................................61

       7.     REPRESENTATIONS AND WARRANTIES........................................62

              7.1     Organisation, Power, Authority, etc...........................62
              7.2     Due Authorisation; Non-Contravention..........................63
              7.3     Validity, etc.................................................63
              7.4     Legal Status..................................................64
              7.5     Financial Information.........................................64
              7.6     Absence of Default............................................64
              7.7     Litigation, etc...............................................64
              7.8     Materially Adverse Effect.....................................65
              7.9     Burdensome Agreements.........................................65

                                         TABLE OF CONTENTS
                                            (continued)
CLAUSE                                                                            PAGE
              7.10    Taxes and Other Payments......................................65
              7.11    Mining Rights, Project Assets, Insurance......................66
              7.12    Ownership and Use of Properties; Liens........................66
              7.13    Subsidiaries..................................................66
              7.14    Intellectual Property.........................................67
              7.15    Technology....................................................67
              7.16    Approvals; Project Documents..................................67
              7.17    Adequacy of Information.......................................68
              7.18    Environmental Warranties......................................68
              7.19    Pari Passu....................................................70
              7.20    Royalties, etc................................................70

       8.     COVENANTS.............................................................71

              8.1     Certain Affirmative Covenants.................................71
              8.2     Certain Negative Covenants....................................86

       9.     EVENTS OF DEFAULT.....................................................94

              9.1     Events of Default.............................................94
              9.2     Action if Bankruptcy.........................................100
              9.3     Action if Other Event of Default.............................100
              9.4     Event of Default after Release Date..........................101

       10.    THE AGENT, THE ARRANGERS AND THE CO-ARRANGERS........................101

              10.1    Appointment..................................................101
              10.2    Reliance, etc................................................102
              10.3    Actions......................................................103
              10.4    Limitation on Actions........................................103
              10.5    Indemnification by Lenders...................................104
              10.6    Exculpation..................................................104
              10.7    Waiver.......................................................104
              10.8    Banking Activities...........................................105

                                         TABLE OF CONTENTS
                                            (continued)
CLAUSE                                                                            PAGE
              10.9    Resignation and Replacement..................................105
              10.10   Discharge....................................................105
              10.11   Credit Decisions.............................................106
              10.12   Rothschild as the Agent......................................106
              10.13   Rothschild and SBL as Arrangers..............................106
              10.14   Interpretation...............................................107
              10.15   Agent to Conduct Proceedings.................................107
              10.16   Decisions by the Lenders.....................................107
              10.17   Manner of Reference to Lenders...............................108

      11.     MISCELLANEOUS........................................................108

              11.1    Waivers, Amendments, etc.....................................108
              11.2    Notices......................................................109
              11.3    Costs and Expenses...........................................110
              11.4    Indemnification..............................................111
              11.5    Survival.....................................................112
              11.6    Severability.................................................112
              11.7    Headings.....................................................113
              11.8    Counterparts, Effectiveness, etc.............................113
              11.9    Governing Law; Entire Agreement..............................113
              11.10   Assignments and Transfers by the Obligors....................113
              11.11   Assignments and Transfers by the Lenders; Additional Lender..113
              11.12   Other Transactions...........................................116
              11.13   Forum Selection and Consent to Jurisdiction..................116
              11.14   Waiver of Immunity...........................................117
              11.15   English Language.............................................117
              11.16   Entire Agreement.............................................117
              11.17   Confidentiality Obligations..................................117
              11.18   Permitted Disclosure.........................................118

                                         TABLE OF CONTENTS
CLAUSE                                                                            PAGE
       SCHEDULES

       SCHEDULE 1                      DISCLOSURE SCHEDULE
       SCHEDULE 2                      CASH FLOW SCHEDULE
       SCHEDULE 3                      HEDGING POLICY
       SCHEDULE 4                      FORM OF EXCESS CASH FLOW CALCULATION
                                       CERTIFICATE

THIS LOAN AGREEMENT, dated 21 December, 1999 (as amended pursuant to the letter agreement, dated 10 April, 2000 (the "LETTER AGREEMENT"), the supplemental agreement, dated 15 June, 2001 (the "SUPPLEMENTAL AGREEMENT"), and as further amended, modified or supplemented in accordance with the terms hereof, this "AGREEMENT"), between:

(1) SOCIETE DES MINES DE MORILA S.A., a company (societe anonyme) organised and existing under the laws of the Republic of Mali (the
     "BORROWER");

(2) RANDGOLD RESOURCES LIMITED, a company incorporated under the laws of Jersey ("RRL")[, RANDGOLD & EXPLORATION COMPANY LIMITED, a company organised and existing under the laws of the Republic of South Africa ("RECL"),](5) and MORILA LIMITED(6), a company incorporated under the laws of Jersey
     ("MORILA HOLDINGS" and, collectively with RRL, the "RANDGOLD COMPLETION GUARANTORS");

(3) the banking and/or financial institutions referred to on the signature pages hereof as the lenders (collectively, the "LENDERS");

(4) N M ROTHSCHILD & SONS LIMITED, a bank organised and existing under the laws of England (in its individual capacity, "ROTHSCHILD") and STANDARD BANK LONDON LIMITED, a bank organised and existing under the laws of England (in its individual capacity, "SBL"), in their capacity as arrangers of the financing contemplated by this Agreement, (collectively, the "ARRANGERS");

(5) BAYERISCHE HYPO-UND VEREINSBANK AG, [FORTIS BANK (NEDERLAND) N.V.](7), [SAMPO BANK PLC](8) and SOCIETE GENERALE, in their capacity as co-arrangers of the financing contemplated by this Agreement (collectively, the "CO-ARRANGERS"); and

(6) Rothschild, in its capacity as the agent for the Lenders (in such capacity, the "AGENT").

WHEREAS:

(A) The Borrower owns the Morila project comprising a gold deposit located approximately 180 kilometres southeast of Bamako in Mali in the Arrondissement of Sanso, Cercle of Bougouni and region of Sikasso and the Borrower proposes to construct and operate a mine and related facilities to mine and develop such deposit in accordance with the Development Plan (such development, the "Morila Project");

(B) The Borrower has requested that the Lenders extend Commitments to the Borrower to make Loans denominated in Dollars available to the Borrower for the purpose of financing Project Costs incurred in the construction of the Morila Project;

------------------------------
(5)    Released from its obligations pursuant to the Supplemental Agreement.

(6)    Previously called Randgold Resources (Morila) Limited.

(7)    Previously called Mees Pierson N.V.

(8) Previously called Leonia Bank plc. Sampo Bank plc has transferred its interest under the Loan Agreement to Standard Bank London Limited.

(B) The Borrower has requested that the Lenders extend Commitments to the Borrower to make Loans denominated in Dollars available to the Borrower for the purpose of financing Project Costs incurred in the construction of the Morila Project;

(C) Each of the Lenders is willing, on the terms and conditions set forth herein, to extend its Commitment to make Loans to the Borrower;

(D)  (a)     RECL owns, indirectly, 61.9% of the shares of capital stock of RRL;

     (b) at all times prior to the AngloGold Acquisition Date RRL owned, directly, one hundred percent (100%) of the shares of capital stock of Morila Holdings; and

     (c) Morila Holdings owns (together with any directors qualifying shares held by directors of the Borrower as nominee for Morila Holdings (collectively "DIRECTORS QUALIFYING SHARES")), directly, eighty percent (80%) of the shares of capital stock of the Borrower;

(E) In consideration of the Lender Parties agreeing to enter into this Agreement, as security for the due and punctual payment and performance of the Borrower's Obligations:

       (a) the Borrower has agreed to grant a lien to the Agent (for the rateable benefit of the Lender Parties) over all of its right, title and interest in and to the Project Assets;

       (b) RRL has agreed to grant a lien to the Agent (for the rateable benefit of the Lender Parties) over all of its right, title and interest in and to the shares of capital stock of Morila Holdings;

       (c) Morila Holdings has agreed to grant a lien to the Agent (for the rateable benefit of the Lender Parties) over all of its right, title and interest in and to the share capital and voting rights of the Borrower;

       (d) the holders of Approved Subordinated Indebtedness have, to the extent set forth in the relevant Subordination Agreements, agreed to fully subordinate each and every one of its rights in respect of indebtedness owing to them by the Borrower and RRL to the payment and performance of the Obligations of the Borrower and RRL, respectively; and

       (e) the Completion Guarantors have agreed with the Lender Parties at all times prior to the Release Date to jointly and severally guarantee the due and punctual payment and performance of the Borrower's Obligations and to enter into certain other undertakings in favour of the Lender Parties, in each case as set forth in the Guarantee Agreements; and

(F) On the AngloGold Acquisition Date, AngloGold Morila Holdings Limited, a company organised and existing under the laws of the British Virgin
     Islands ("ANGLOGOLD (BVI)")(and, a wholly owned subsidiary of AngloGold Limited, a company organised and existing under the laws of the Republic of South Africa ("ANGLOGOLD")), acquired fifty percent (50%) of the shares of capital stock of Morila Holdings and assumed all rights and obligations in respect of fifty percent (50%) of

     Approved Subordinated Indebtedness outstanding from the Borrower to RRL and, in connection therewith and in connection with the effectiveness of the Supplemental Agreement:

       (a)     AngloGold (BVI) has agreed:

               (i) to grant a lien to the Agent (for the rateable benefit of the Lender Parties) over all of its right, title and interest in and to the shares of capital stock of Morila Holdings; and

               (ii) to the extent set forth in the relevant Subordination Agreement, to fully subordinate each and every one of its rights in respect of indebtedness owing to it by the Borrower to the payment and performance Obligations of the Borrower; and

       (b) AngloGold has agreed, at all times prior to the Release Date, to guarantee the due punctual payment of the Borrower's Obligations and to enter into certain other undertakings in favour of the Lender Parties as set forth in the AngloGold Guarantee Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

1.   DEFINITIONS

1.1  DEFINED TERMS

     The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     "ACTUAL CASH FLOW" means, in relation to any period, the excess (if any) of:

     (a)     the excess of:

             (i) total Dollars realised from sales (including sales pursuant to hedging arrangements) of Gold from Production; less

             (ii) the aggregate amount in Dollars payable by way of production royalties calculated and payable as a percentage of Gold produced and sold in connection with the operation of the Mine; less

     (b)     Project Costs, in each case calculated for such period.

     "AGENT" is defined in the preamble and shall include the Agent acting in its capacity as security trustee pursuant to any of the Security Agreements.

     "AGREEMENT" is defined in the preamble.

     "ANGLOGOLD" is defined in the sixth recital.

     "ANGLOGOLD ACQUISITION DATE" means 6 July, 2000.

     "ANGLOGOLD (BVI)" is defined in the sixth recital.

     "ANGLOGOLD DEBENTURE" means that certain Debenture, dated July 6, 2000, between AngloGold (BVI) and the Agent.

     "ANGLOGOLD GROUP" means AngloGold, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings.

     "ANGLOGOLD GUARANTEE AGREEMENT" means the Guarantee Agreement between AngloGold and the Agent entered into in connection with the implementation of the Supplemental Agreement.

     "ANGLOGOLD SECURITY AGREEMENTS" means, collectively, the AngloGold Debenture and the AngloGold Subordination Agreement.

     "ANGLOGOLD SUBORDINATION AGREEMENT" means the agreement referred to in clause (c) of the definition of the term "Subordination Agreements".

     "APPLICABLE LAW" means, with respect to any person or matter, any supranational, national, federal, state, regional, tribal or local statute, law, rule, treaty, convention, regulation, order, decree, directive, consent decree, determination or other requirement (whether or not having the force of law but being one which a responsible organisation would regard as binding on it) relating to such person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "APPLICABLE MARGIN" means:

     (a) at all times prior to the Release Date one and one fifth percent (1.20%) per annum; and

     (b) at any time on or after the Release Date, two percent (2.00%) per annum.

     "APPROVAL" means an approval, authorisation, license, permit, consent, filing or registration by or with any Governmental Agency or other person whether or not referred to in Item 1 ("APPROVALS") of the Disclosure Schedule.

     "APPROVED SUBORDINATED INDEBTEDNESS" means any intercompany indebtedness outstanding from the Borrower to either of RRL or AngloGold (BVI) and from RRL to either of RECL or (at any time on or prior to the AngloGold Acquisition Date) Barnex and which is, in each such case, subject to the terms and conditions of the Subordination Agreements.

     "ARRANGERS" is defined in the preamble.

     "AUTHORISED REPRESENTATIVE" means, relative to any Obligor or the Independent Engineer, those of its officers whose signatures and incumbency shall have been certified to the Agent pursuant to Clause 6.1.1 and relative to the Operator, those of its officers whose signatures and incumbency shall have been certified to the Agent pursuant to the First Schedule to the Supplemental Agreement.

     "BARNEX" means Barnato Exploration Limited, a company organised and existing under the laws of South Africa.

     "BARNEX LOAN AGREEMENT" means, collectively, the two agreements, dated 27 August, 1999 and 10 December, 1999, and each between Barnex and RRL.

     "BASE CASE CASH FLOW MODEL" means the financial model, contained on a computer disk entitled "Morila Project - Base Case Cash Flow Model" and delivered by the Agent to the Lenders in connection with the implementation of the Supplemental Agreement.

     "BORROWER" is defined in the preamble.

     "BORROWER SECURITY AGREEMENT (FIXED ASSETS)" means the Security Agreement, dated on or about the date of the Supplemental Agreement, between the Borrower and the Agent.

     "BORROWER SECURITY AGREEMENT (MALI BANK ACCOUNT CHARGE)" means the Security Agreement between the Borrower, the Agent and the Project Account Bank (Mali), substantially in the form of Exhibit A-3 attached hereto.

     "BORROWER SECURITY AGREEMENT (MALI GOODWILL CHARGE)" means the Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit A-1 attached hereto.

     "BORROWER SECURITY AGREEMENT (MALI EXPLOITATION PERMIT CHARGE)" means the Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit A-2 attached hereto.

     "BORROWER SECURITY AGREEMENT (OFFSHORE ASSETS)" means the Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit A-4 attached hereto.

     "BORROWING DATE" means a Business Day (occurring on or prior to the Commitment Termination Date and coinciding with the first day of an Interest Period with respect to the relevant Loans) on which Loans are to be made pursuant to Clause 2.2.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit H attached hereto.

     "BUSINESS DAY" means:

     (a) any day which is not a Saturday, Sunday, legal holiday or any other day on which banks are authorised or required to be closed in London, England, Amsterdam, The Netherlands or New York, New York; and/or

     (b) relative to the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market; and/or

     (c) relative to the determination of the London Gold Price or the determination of the Dollar equivalent of any amount based on the London Gold Price, any day on which dealings in Gold are carried on between members of the LBMA in London.

     "CALCULATION DATE" means each 31 March, 30 June, 30 September and 31 December in each calendar year commencing with the first such date to occur after the Economic Completion Date.

     "CAPITAL CONTRIBUTION" means a cash contribution made (whether in cash or otherwise and whether directly or indirectly) by one person to the ordinary share capital or equity of another person.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any person, the sum of:

     (a) the aggregate amount of all expenditures of such person for fixed or capital assets (including expenditures incurred in connection with deferred development costs) made during such period which would be classified as capital expenditures;

     PLUS

     (b) the aggregate amount of all Capital Leases which such person has entered into as lessee.

     "CAPITAL LEASES" means any lease of property (real or personal) which would be classified as a borrowing.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

     (a) securities maturing not more than twelve (12) months from the date of issue, which are issued by the government of any of Japan, Germany, France, the United Kingdom or the United States; or

     (b) any negotiable certificate of deposit or bankers' acceptance (in either case, in certificated form and denominated in U.S. Dollars), maturing not more than one year after such time, which is issued (or, in the case of a bankers' acceptance, accepted) by a commercial banking institution organised under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency).

     "CASH FLOW MODEL" means the computer model used to prepare the Cash Flow Schedule, a copy of which is held by the Agent and the Borrower and identified as Morila 2001 v2.0, as the same may be amended, modified or supplemented from time to time as a result of changes thereto made pursuant to Clause 1.9(b)(ii).

     "CASH FLOW SCHEDULE" means the schedule of projected Future Net Cash Flow of the Morila Project produced from the Cash Flow Model, currently in the form of Schedule 2 attached hereto, and as the same may be amended, modified or supplemented from time to time as a result of changes in any of parameters contemplated by the Cash Flow Model.

     "CASH SWEEP CALCULATION DATE" means, in connection with each Cash Sweep Calculation Period, the last Business Day of the second calendar month immediately following the last Business Day of such Cash Sweep Calculation Period.

     "CASH SWEEP CALCULATION PERIOD" means, initially, the period commencing with the first Business Day after the Release Date and ending on the last Business Day of the calendar quarter in which such Business Day occurs, and thereafter each consecutive calendar quarter.

     "CFA" means the lawful currency of Mali as in effect from time to time.

     "CHANGE IN CONTROL" means any of:

     (a) the failure of Morila Holdings to own (and to have sole power to vote and dispose of), directly and free and clear of all liens (other than the lien in favour of the Lender Parties granted pursuant to the Morila Holdings Security Agreement and inclusive of Directors Qualifying Shares), at least eighty percent (80%) of the share capital (however designated) of the Borrower;

     (b) the failure of RRL and AngloGold (BVI) to own (and to have sole power to vote and dispose of), collectively, directly and free and clear of all liens (other than the liens in favour of the Lender Parties granted pursuant to the RRL Security Agreement and the AngloGold Debenture), one hundred percent (100%) of the share capital (however designated) of Morila Holdings;

     (c) the failure of AngloGold (BVI) to own (and to have sole power to vote and dispose of), directly or indirectly and free and clear of all liens (other than the liens in favour of the Lender Parties granted pursuant to the AngloGold Debenture) at least fifty percent (50%) of the share capital (however designated) of Morila Holdings; or

     (d) the failure of AngloGold to own (and to have sole power to vote and dispose of) directly or indirectly and free and clear of all liens, one hundred percent (100%) of the share capital (however designated) of AngloGold (BVI).

     "CO-ARRANGERS" is defined in the preamble.

     "COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Loans, in each case pursuant to the terms and subject to the conditions of this Agreement.

     "COMMITMENT AMOUNT" means:

     (a) in relation to any Lender party hereto on the Supplemental Agreement Effective Date, the amount set forth opposite its name on the signature pages hereto under the heading "COMMITMENT AMOUNT" as the same may be reduced pursuant to this Agreement; and

     (b) in relation to a Transferee Lender which becomes a Lender subsequent to the Supplemental Agreement Effective Date, the amount (if any) of such Commitment Amount assumed from the Transferor Lender pursuant to the Transfer Certificate by which such Transferee Lender became a party to this Agreement as a Lender, in each case as such amount may be adjusted pursuant to any other Transfer Certificate to which such Lender or Transferee Lender, as the case may be, is a party.

     "COMMITMENT TERMINATION DATE" means the date which is five (5) Business Days after the occurrence of the Supplemental Agreement Effective Date or if earlier, the date of the termination of each Commitment pursuant to Clause 9.2 or 9.3.

     "COMMITTED HEDGING AGREEMENTS" means net forward sale, spot deferred sales or other contracts (including put options when any Obligor or AngloGold (or any subsidiary of AngloGold) is the buyer of Gold and call options where any Obligor or AngloGold (or any subsidiary of AngloGold) is the seller of
     Gold) providing for a binding commitment to sell Gold.

     "COMPLETION CERTIFICATES" means each of the Economic Completion Certificate and the Mechanical Completion Certificate.

     "COMPLETION DEPOSIT ACCOUNT" means the account maintained by RRL with the Agent for the purpose of maintaining the cash deposit referred to in Clause 6.1.7(e).

     "COMPLETION GUARANTOR PRIOR CONTRIBUTION" is defined in Clause 6.1.7(d).

     "COMPLETION GUARANTORS" means, collectively, the Randgold Completion Guarantors and AngloGold.

     "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Borrower and the Operator substantially in the form of Exhibit J attached hereto.

     "CONSTRUCTION CONTRACT" means, collectively:

     (a)  the "CONTRACT FOR DESIGN, SUPPLY, CONSTRUCTION AND COMMISSIONING
          OF MORILA GOLD PROCESSING PLANT AND INFRASTRUCTURE" dated 11 November, 1999, between RRL and Metallurgical Design and Management Ltd; and

     (b) the undertaking (Reference: C274; GM/jr/17845), from Metallurgical Design and Management (Pty) Ltd. in favour of RRL.

     "CONSTRUCTION CONTRACTOR" means, collectively, Metallurgical Design and Management Ltd. and Metallurgical Design and Management (Pty) Ltd. or such other company (or companies) as may be appointed to construct the Mine in accordance with the proviso to Clause 9.1.14.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss in respect of) the indebtendness, obligation or any other liability of any other person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person. The amount of any person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "CONTINUATION NOTICE" means a notice of continuation and certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit I attached hereto.

     "CONTRACTUAL OBLIGATION" means, relative to any person, any provision of any security issued by such person or of any Instrument or undertaking to which such person is a party or by which it or any of its property is bound.

     "DEBT SERVICE RESERVE ACCOUNT" is defined in Clause 4.3(a).

     "DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "DEVELOPMENT PLAN" means, collectively the Feasibility Study, the Technical Review and the Base Case Cash Flow Model. In the event of any inconsistency between the contents of the Feasibility Study and the contents of the Technical Review, the latter shall govern for all purposes of this Agreement.

     "DIRECTORS QUALIFYING SHARES" is defined in the fourth recital.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
     Schedule 1.

     "DISCOUNT RATE" means, in connection with the calculation on any date of Present Value of Future Net Cash Flow for any current or future Calculation Date, an interest rate per annum in the amount of the sum of:

     (a)  the average daily LIBO Rate (determined for nominal Interest
          Periods of six (6) months) for the six (6) month period ending on such date of calculation as certified by the Agent;

     PLUS

     (b)  the Applicable Margin as in effect on the relevant Calculation
          Date.

     "DOLLAR" and the sign "U.S.$" mean lawful money of the United States of America.

     "DOLLAR LENDING OFFICE" means:

     (a) with respect to each Lender, the office of such Lender designated as such below its signature hereto or such other office of such Lender as may be designated from time to time by notice from such Lender to the Agent and the Borrower; and

     (b) with respect to the Agent, the office of the Agent designated as such from time to time by notice to the Borrower and each Lender.

     "ECONOMIC COMPLETION" means the achievement of certain production, shipment, economic and legal criteria as set out in the Economic Completion Certificate (or such other alternative criteria as the Lenders may agree with the Borrower from time to time).

     "ECONOMIC COMPLETION CERTIFICATE" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an Authorised Representative of the Borrower, the Operator and the Independent Engineer, substantially in the form of Exhibit F-4 attached hereto as the same may be amended pursuant to Clause 1.9(b)(iii) or in such other form as the Lenders may consent to in order to reflect any alternative criteria of the nature referred to in the definition of Economic Completion).

     "ECONOMIC COMPLETION DATE" means the first Business Day immediately following the day on which the Agent shall have received:

     (a) counterparts of the Economic Completion Certificate executed by each person referred to in the definition thereof; and

     (b) a Compliance Certificate calculated (on the basis of the Cash Flow Schedule as then in effect (including any changes thereto arising as a result of the circumstances referred to in Clause 1.9(b)(i)(y)) as at the proposed Economic Completion Date pursuant to Clause 8.1.1(c) together with, in each such case, an independent verification from the Independent Engineer in form reasonably satisfactory to the Agent with respect to:

            (x) the statements and calculations contained in such Economic Completion Certificate and Compliance Certificate; and

            (y) the development of the Morila Project in a manner which is consistent with the Development Plan.

     "EFFECTIVE DATE" is defined in Clause 11.8.

     "ENFORCEMENT EVENT" shall mean either:

     (a)  the occurrence of any Insolvency Default; or

     (b) the acceleration of all or any portion of the outstanding Principal Amount of the Loans and/or other Obligations pursuant to Clause 9.2 or 9.3 as a result of the occurrence of any Event of Default.

     "ENVIRONMENTAL IMPACT STUDY" means the environmental report, dated 28 February, 1999, prepared by Digby Wells & Associates.

     "ENVIRONMENTAL LAW" means any Applicable Law (including Law No. 90-17/AN-RM, Law No. 86-42/AN-RM, Law No. 91-047/AN-RM, Decree No. 3564
     IGTLS-AOF, Law 92-013, Law 95-004, Law 95-031 and Law 95-033 in each case, of Mali) relating to or imposing liability or standards of conduct concerning the environment including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ENVIRONMENTAL REVIEW STANDARDS" is defined in of Clause 7.19(a)(i).

     "ESTABLISHMENT CONVENTION" means, the Establishment Convention (Convention D'Etablissement), dated 28th April, 1992, between the Government of Mali and BHP Minerals International Inc. as amended by Amendment No. 1 thereto in the form attached as Schedule 5 to the Letter Agreement.

     "EVENT OF DEFAULT" is defined in Clause 9.1.

     "EXCESS CASH FLOW" means, in connection with any Cash Sweep Calculation Period, the excess (if any), of:

     (a)  the sum of:

          (i)   the Actual Cash Flow for such Cash Sweep Calculation Period;
                plus

          (ii) Total Cash Balances as at the first Business Day of such Cash Sweep Calculation Period; less

     (b) the amount credited to the Debt Service Reserve Account as at the last Business Day of such Cash Sweep Calculation Period.

     "EXCESS CASH FLOW CALCULATION CERTIFICATE" means a certificate in the form of Schedule 4 attached hereto executed by a senior financial Authorised Representative of the Borrower or similar officer of the Operator.

     "FEASIBILITY STUDY" means the "FEASIBILITY REPORT ON THE MORILA PROJECT, MALI", dated February, 1999, prepared by RRL and in the form provided to the Lender Parties in connection with their execution of this Agreement.

     "FINAL MATURITY DATE" means 31 December, 2005.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calender months ending on 31 December (or, in the case of the period ending on 31 December, 1999, the period of nine consecutive months ending on such date) and references to a Fiscal

     Year with a number corresponding to any calendar year (e.g., the "1999 FISCAL YEAR") refer to the Fiscal Year ending on the 31 December occurring during such calendar year.

     "FUNDED DEBT SERVICE" means, for any period, the amount in Dollars which will be necessary in order to pay in full all principal of and interest and other amounts accruing in respect of Funded Indebtedness which (in the case of all such principal, interest or other amounts) have, are scheduled to, or otherwise are reasonably expected to, become due and payable during that period.

     "FUNDED INDEBTENDESS" means, at any date, the aggregate of the Principal Amount of all outstanding Loans at such date.

     "FUNDING PERCENTAGE" means, relative to any Lender and at any time, the ratio (expressed as a percentage) of:

     (a)  such Lender's Commitment Amount at such time to;

     (b)  the Total Commitment Amount at such time.

    "FUTURE NET CASH FLOW" means, for any period, the excess of:

     (a) the Dollar equivalent (calculated at the date of determination of Future Net Cash Flow:

          (i) in the case of any such ounces of Gold which are covered by a Required Hedging Agreement in effect on the relevant date of calculation, at the price for delivery of Gold specified in such Required Hedging Agreement (or, if no price other than a floor price for delivery of Gold is specified in such Required Hedging Agreement, the minimum price for the delivery of Gold referred to therein); and

          (ii) in the case of all other such ounces of Gold, at the average London Gold Price for the six month period immediately preceding the date of calculation of Future Net Cash Flow)

          of the excess of (x) the total estimated ounces of Gold from Production during such period less (y) the aggregate payments of ounces of Gold payable (whether in cash or in kind) during such period by way of production royalties calculated by reference to a percentage of Gold produced and sold in connection with the operations of the Mine,

     LESS

     (b)  Project Costs for such period.

     "GAAP" is defined in Clause 1.6.

     "GOLD" means gold bullion measured in fine ounces troy weight.

     "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "GROUP" means the AngloGold Group, the RRL Group, the Morila Holdings Group and, to the extent not included in the foregoing, the Relevant Group Companies, and "GROUP MEMBER" means any such entity.

     "GUARANTEE AGREEMENTS" means, collectively, the AngloGold Guarantee Agreement and the Randgold Guarantee Agreement.

     "HAZARDOUS MATERIAL" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

     "HEDGING OBLIGATIONS" means, with respect to any person, all liabilities of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such person against fluctuations in interest rates, currency exchange rates or precious metals prices (including any Required Hedging Agreements).

     "HEDGING POLICY" means the agreed hedging policy in connection with the Morila Project attached hereto as Schedule 3.

     "IFC SYAMA PROJECT FINANCING" means the financing for the development of the Syama gold project in Mali owned by Societe des Mines de Syama S.A., a direct subsidiary of RRL, made available pursuant to the Project Funds Agreement, dated 2 June, 1998, among Societe des Mines de Syama S.A., RRL and International Finance Corporation.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

     (a) which suggests that such Obligor is not or may not be a "GOING CONCERN" or which is of a similar nature to the same;

     (b) which suggests that there has been any limitations in the scope of examination of material matters relevant to such financial statement; or

     (c) which questions the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause an Event of Default to have occurred pursuant to Clause 9.1.19.

     "INDEMNIFIED LIABILITIES" is defined in Clause 11.4.

     "INDEMNIFIED PARTIES" is defined in Clause 11.4.

     "INDEPENDENT ENGINEER" means Steffen, Robertson and Kirsten (U.K.) Ltd. or such other independent mining consultant as may be retained by the Agent (acting in consultation with the Required Lenders and agreed with the Borrower) for purposes of reviewing the technical aspects of the Morila Project on behalf of the Lender Parties.

     "INDEPENDENT ENGINEER'S CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Independent Engineer, substantially in the form of Exhibit F-1 attached hereto.

     "INITIAL REPAYABLE INTERCOMPANY INDEBTEDNESS" means the excess of:

     (a)  the Completion Guarantor Prior Contribution; over

     (b)  U.S.$25,000,000.

     "INSOLVENCY DEFAULT" means any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the following, would constitute an Event of Default of the nature referred to in Clause 9.1.6.

     "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

     "INSURANCE CONSULTANT" means the Bankrisk Services division of Marsh UK Ltd. or such other insurance adviser of international repute as shall be retained by the Agent (acting in consultation with the Required Lenders and agreed with the Borrower) on behalf of the Lenders.

     "INSURANCE CONSULTANT'S CERTIFICATE" means a certificate duly executed by the Insurance Consultant, substantially in the form of Exhibit F-2 attached hereto.

     "INSURANCE SUMMARY" is defined in Clause 6.1.6.

     "INTEREST PERIOD" means, relative to any Loan:

     (a) initially, the period from the date such Loan is made to the day which numerically corresponds to the date one (1), three (3) or six
          (6) months thereafter (or such other date as agreed between all the Lenders and the Borrower) as the Borrower may irrevocably select in the Borrowing Request delivered pursuant to Clause 2.2 with respect to such Loan; and

     (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or such other date as may be agreed between all the Lenders and the Borrower) as the Borrower may irrevocably select in its relevant Continuation Notice delivered pursuant to Clause 2.3;

     provided, however, that:

     (c) absent the timely selection of an Interest Period for a then current Loan, the Borrower shall be deemed to have selected that the Loan be continued as a Loan of the same type for an Interest Period of one (1) month's or such other duration as shall be required in order to comply with the other provisions of this Agreement;

     (d) if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (e) where all or any portion of the Principal Amount of such Loan is to be repaid on a Principal Payment Date, the Borrower shall select, an Interest Period relating to a portion of such Loan in at least the amount scheduled to be repaid which ends on such Principal Payment Date;

     (f) the final Interest Period for any Loan shall end not later than the Final Maturity Date; and

     (g) the Agent shall be able to select Interest Periods satisfactory to it pursuant to Clause 3.2.2 or after any Enforcement Event.

     "INTERNATIONAL ACCOUNTING STANDARDS" means the International Accounting Standards promulgated by the International Accounting Standards Committee.

     "INVESTMENT" means, relative to any person:

     (a) any loan or advance made by such person to any other person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

     (b)  any guarantee made or issued by such person; and

     (c) any ownership or similar interest held by such person in any other person.

     The amount of any Investment shall be:

     (d) in the case of clauses (a) and (c), the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property; and

     (e) in the case of clause (b), subject to any limitation set forth in the relevant agreement, etc., the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby or, if such principal amount is not stated therein, or determinable pursuant to the provisions thereof, the maximum liability reasonably anticipated in respect thereof as determined in good faith by the person obligated thereunder to the reasonable satisfaction of the Agent.

     "LBMA" means The London Bullion Market Association.

     "LENDER PARTIES" means, collectively, the Agent, the Arrangers, the Co-Arrangers and the Lenders.

     "LENDERS" is defined in the preamble.

     "LETTER AGREEMENT" is defined in the preamble.

     "LIBO RATE" means, relative to any Interest Period for any Loan (or, relative to any nominal interest period of six (6) months utilised in connection with any determination of the Discount Rate), the offered rate of interest per annum which appears on Telerate Page 3750 (or such other page or service in replacement thereof as may be utilised by banks generally from time to time for the purpose of displaying London interbank offered rates for deposits denominated in Dollars) as at 11:00 a.m. (London time) for the number of months (or other period) comprising such Interest Period (or, as the case may be, nominal six (6) months interest period), calculated at the date which is two (2) Business Days prior to the first day of such Interest Period (or, as the case may be, nominal six
     (6) months interest period); provided, however, that in the event that no such display rate is available for Dollars at such time, the Agent will request the principal London office of each Lender to provide the Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the aggregate Principal Amount of such Lender's Loans, and the "LIBO RATE" shall equal the average (rounded upwards to the nearest four decimal places) of such quoted rates.

     "LOAN" is defined in Clause 2.1(a).

     "LOAN COVER RATIO" means, for any period, the ratio, expressed as a percentage, of:

     (a)  Future Net Cash Flow for such period

          to

     (b)  Funded Debt Service for such period.

     "LOAN DOCUMENT" means any of this Agreement, the Security Agreements, the Guarantee Agreements, the Operating Agreement Guarantee, the Step-In Agreements and each other Instrument executed by any Obligor, AngloGold or AngloGold (BVI) evidencing any obligation (monetary or otherwise) to any Lender Party in connection with and pursuant to this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby and delivered to any Lender Party (including, at any time when any Commitment is outstanding or any Principal Amount of any Loan or any interest accrued thereon is then outstanding to any Lender Party, any Instrument in effect at such time in connection with a Hedging Obligation relating to Production and entered into between any Obligor, AngloGold or AngloGold (BVI) and any Lender which remains a Lender at relevant time, whether or not mentioned herein).

     "LOAN LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

     (a) the sum of Present Value of Future Net Cash Flow for the period commencing on such date and ending on the Final Maturity Date plus the amount standing to the credit of the Debt Service Reserve Account at such date;

          to

     (b)  Funded Indebtedness at such date.

     "LONDON GOLD FIXING" means a gold price fixing meeting among the members for the time being of the London gold market.

     "LONDON GOLD PRICE" means, on any day, the fixing price per fine ounce troy (in Dollars) for Gold as announced at the afternoon London Gold Fixing for such day and which appears on Reuters Page NMR-B on such day; provided, however, that if the afternoon London Gold Fixing shall not have occurred for such day, the "LONDON GOLD PRICE" for such day shall be the fixing price per fine ounce troy (in Dollars) for Gold as announced at the morning London Gold Fixing for such day or if the morning London Gold Fixing shall not have occurred for such day, the "LONDON GOLD PRICE" for such day shall be the publicly quoted price per fine ounce troy (in Dollars) for Gold on such other accessible international gold market (allowing for physical delivery of such Gold) as may be reasonably selected by the Agent; and provided, further, however, that in the event the Agent shall have been unable to select any other such international gold market, then the "LONDON GOLD PRICE" for such day shall mean such price as the Agent shall reasonably determine. In the event that such day is not a Business Day, then the "LONDON GOLD PRICE" shall be the London Gold Price on the most recently preceding Business Day.

     "MALI" means the Republic of Mali.

     "MALI CONSENT AGREEMENT" means the Protocol Agreement between the Minister of Finance and the Minister of Mines and Energy of the Government of Mali and the Agent in the form attached as Schedule 6 to the Letter Agreement.

     "MALI SECURITY AGREEMENTS" means, collectively, the Borrower Security Agreement (Mali Exploitation Permit Charge), the Borrower Security Agreement (Mali Goodwill Charge), the Borrower Security Agreement (Mali Bank Account Charge), the Morila Holdings Security Agreement, the Borrow Security Agreement (Fixed Assets) and all Instruments delivered pursuant to Clause 8.1.15 which are expressed to be governed by the laws of Mali.

     "MATERIALLY ADVERSE EFFECT" means the effect of any event or circumstance (including any reduction in the gold price) which, in the reasonable opinion of the Required Lenders:

     (a) is or is likely to be materially adverse to the ability of any Obligor, AngloGold (BVI) or AngloGold to perform or comply with any of its obligations under the Operative Documents in a timely manner;

     (b)  is or is likely to be materially prejudicial to:

          (i)   the interests of the Lenders under the Loan Documents; or

          (ii) the business, operations, financial condition or prospects of any of the Obligors, AngloGold (BVI) or AngloGold; or

          (iii) the Morila Project or the Project Assets.

     "MATERIAL PROJECT DOCUMENTS" means

     (a)  the Construction Contract;

     (b)  the Mining Contract;

     (c)  the Power Contract;

     (d)  the Establishment Convention;

     (e)  the Mining Concession;

     (f)  the Mali Consent Agreement;

     (g)  the Operating Agreement;

     (h)  the Shareholders Agreement; and

     (i)  the Refining Agreement.

     and any other document that the Borrower and the Agent agrees is a Material Project Document.

     "MATURITY" means, relative to any Loan, any date on which such Loan is stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration, or otherwise.

     "MECHANICAL COMPLETION" means the achievement of certain production, shipment, economic and legal criteria referred to in the Mechanical Completion Certificate.

     "MECHANICAL COMPLETION CERTIFICATE" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an Authorised Representative of the Borrower, the Operator and the Independent Engineer, substantially in the form of Exhibit F-3 attached hereto.

     "MECHANICAL COMPLETION DATE" means the first Business Day immediately following the day on which the Agent shall have received:

     (j) counterparts of the Mechanical Completion Certificate executed by each person referred to in the definition thereof; and

     (k) a Compliance Certificate calculated (on the basis of the Cash Flow Schedule as then in effect (including any changes thereto arising as a result of the circumstances referred to in Clause 1.9(b)(i)(y)) as at the proposed Mechanical Completion Date pursuant to Clause 8.1.1(c) together with, in each such case, an independent verification from the Independent Engineer in form reasonably satisfactory to the Agent with respect to the statements and calculations contained in such Mechanical Completion Certificate and Compliance Certificate.

     "MINE" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or leased or hereafter acquired by or for the benefit of the Borrower, which assets are used or intended for use in or forming part of the Morila Project (and, for the avoidance of doubt, shall include:

     (a)  the gold deposit described in the first recital; and

     (b) all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, abandoned heaps, power supply systems and ancillary and infrastructure facilities located at the Morila Project which are used in connection with the operation thereof).

     "MINE OUTPUT" means all products from the Mine, including dore and Gold.

     "MINING CONCESSION" means Exploitation Permit No. 99/217/PM-RM granted in connection with the Morila Project by the Office of the Prime Minister of Mali on 4 August, 1999.

     "MINING CONTRACT" means the Mining Contract, dated as of 29 October, 1999, between the Mining Contractor and RRL.

     "MINING CONTRACTOR" means DTP Terrassement (SNC), or such other company (or companies) as may be appointed to conduct mining operations at the Mine in compliance with the proviso to Clause 9.1.14.

     "MINING RIGHTS" means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Borrower to construct, develop and operate the Mine.

     "MONTHLY MINE REPORT" means a monthly report addressed to the Agent and the Lenders relating to the development of the Morila Project and reporting (on both a monthly and a cumulative basis) on committed Capital Expenditures, Production, Project Costs and other operating information (including, without prejudice to the other terms and conditions of this Agreement, any deviation from the Development Plan or current Cash Flow Schedule).

     "MORILA HOLDINGS" is defined in the preamble.

     "MORILA HOLDINGS GROUP" means Morila Holdings, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings.

     "MORILA HOLDINGS SECURITY AGREEMENT" means that certain Security Agreement between Morila Holdings and the Agent substantially in the form of Exhibit A-6 attached hereto.

     "MORILA PROJECT" is defined in the first recital.

     "OBLIGATIONS" means, with respect to each Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI), all obligations of such Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI) with respect to the repayment or performance of all obligations (monetary or otherwise) of such Obligor and/or, as the case may be, AngloGold and/or AngloGold
     (BVI) arising under or in connection with this Agreement and each other Loan Document and where the term "OBLIGATIONS" is used without reference to a particular, such term means the Obligations of all Obligors, AngloGold and AngloGold (BVI).

     "OBLIGORS" means, collectively, the Borrower and the RandGold Completion Guarantors.

     "OECD" means the Organisation for Economic Cooperation and Development.

     "OPERATING ACCOUNT" is defined in Clause 4.1(a).

     "OPERATING AGREEMENT" means the Operator Agreement, dated 29 May, 2000, between the Borrower and the Operator.

     "OPERATING AGREEMENT GUARANTEE" means the Performance Guarantee between AngloGold and the Agent entered into in connection with the implementation of the Supplemental Agreement.

     "OPERATIVE DOCUMENTS" means, collectively, the Loan Documents and the Project Documents.

     "OPERATOR" means AngloGold Mali SA, a company organised and existing under the laws of Mali.

     "ORGANIC DOCUMENT" means with respect to:

     (a)  the Borrower, its charter and by-laws (Status);

     (b) each of RRL and Morila Holdings, its memorandum and articles of association; and

     (c) each Obligor, all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorised shares of capital stock or other equity interests.

     "ORIGINAL STEP-IN AGREEMENTS" is defined in Clause 6.1.4(b).

     "ORIGINAL SUBORDINATION AGREEMENTS" means those agreements referred to in clauses (a) and (b) of the definition of the term "SUBORDINATION AGREEMENTS".

     "OUNCE" means a fine ounce troy weight of gold bullion in a form readily tradeable with members of the LBMA from time to time.

     "PERCENTAGE" means, relative to any Lender and at any time:

     (a) if any Loans are outstanding, the ratio (expressed as a percentage) of:

          (i)  the Principal Amount of such Lender's Loans at such time to;

          (ii) the Principal Amount of all the Lenders' Loans at such time or;

     (b) if no Loans are outstanding, the ratio (expressed as a percentage) of:

          (i)  such Lender's Commitment Amount at such time to;

          (ii) the Total Commitment Amount;

          provided, however, that at any time when the Lenders shall have no further Commitments hereunder and all Obligations of each Obligor in connection with each Loan Document (excluding any Required Hedging Agreement entered into directly by the Borrower to which a Lender is a party) shall have been paid and performed in full then, to the extent any such Required Hedging Agreement shall then be outstanding, the term "PERCENTAGE" means, relative to any Lender which is a party to any such Instrument and at any time, the ratio (expressed as a percentage) of;

     (c) the contingent net liabilities of the Borrower at such time to such Lender under all such Required Hedging Agreements to which such Lender is a party, to;

     (d) the contingent net liabilities of the Borrower at such time to all Lenders under all such Required Hedging Agreements to which any Lender is a party.

     "POLITICAL RISK INSURANCE" means a policy of political risk insurance in form and substance satisfactory to the Lenders (including with respect to the issuer of such policy) naming the Lenders as beneficiaries (which term shall include any such policy which names the Agent or the Arrangers as insured and the Lenders as co-insured) and insuring the Lenders for such coverages and against such risks with respect to the Borrower's Obligations to pay the Principal Amount of (and interest accruing on and other amounts due in respect of) the Lenders' Loans as the Lenders shall reasonably require.

     "POLITICAL RISK INSURANCE RATE" means the per annum percentage rate payable by way of premium in connection with the issue and maintenance of the policy constituting Political Risk Insurance.

     "POWER CONTRACT" means, collectively:

     (a) the Deferred Terms Agreement, dated 9 December, 1999, between the Borrower and Rolls-Royce Power Ventures Limited;

     (b) the Energy Support Agreement, dated 9 December, 1999, between the Borrower and Operations d'Energie de Morila; and

     (c) the support undertaking, dated 29 September, 1999, from Rolls-Royce plc in favour of RRL.

     "POWER CONTRACTOR" means, collectively, Rolls-Royce Power Ventures Limited, Operations d'Energie de Morila and Rolls-Royce plc or such other company (or companies) as may be appointed to supply power to the Mine in compliance with the proviso to Clause 9.1.14.

     "PRESENT VALUE OF FUTURE NET CASH FLOW" means, for any period (a "CALCULATION PERIOD"), the aggregate of discounted Future Net Cash Flow for such Calculation Period calculated as set forth in this definition. Each Calculation Period of six (6) months or more shall be divided into consecutive periods (each a "DISCOUNT PERIOD") of six (6) months (or, in the case of the last such period, the period commencing on the last day of the penultimate such Discount Period and ending on the last day of the Calculation Period), and shall be discounted, with respect to any Future Net Cash Flow scheduled to accrue during any Discount Period, at the Discount Rate as in effect on the date of calculation of Present Value of Future Net Cash Flow to the first day of such Calculation Period from the day which represents the mid-point of such Discount Period.

     "PRINCIPAL AMOUNT" means, with respect to any Loan outstanding (or to be outstanding) at any date, the aggregate principal amount (calculated in Dollars) of such Loan at such date.

     "PRINCIPAL PAYMENT DATE" means each 30 June and 31 December occurring during the period commencing on (and including) 30 June, 2001 and ending on (and including) the Final Maturity Date.

     "PROCESS AGENT" is defined in Clause 11.13(c).

     "PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the Agent, substantially in the form of Exhibit G attached hereto.

     "PRODUCTION" means, for any period, the number of ounces of Gold contained in dore which have been produced, or (in the case of any period or portion thereof to occur in the future) which are scheduled in the Cash Flow Schedule to be produced, at the Mine during such period.

     "PROJECT ACCOUNT AGREEMENT (MALI)" means the Project Account Agreement between the Project Account Bank (Mali), the Agent and the Borrower substantially in the form of Exhibit D-2 attached hereto.

     "PROJECT ACCOUNT AGREEMENT (OFFSHORE)" means the Project Account Agreement between the Project Account Bank (Offshore), the Agent and the Borrower substantially in the form of Exhibit D-1 attached hereto.

     "PROJECT ACCOUNT BANK (MALI)" means Banque de Developpement du Mali (or such other bank located in Bamako, Mali as may be appointed by the Borrower

     (with the consent of the Agent) with which the Project Account (Mali) shall be maintained).

     "PROJECT ACCOUNT BANK (OFFSHORE)" means the Jersey branch of Citibank N.A. (or such other bank located in Jersey as may be appointed by the Borrower (with the consent of the Agent) with which the Project Accounts (Offshore) shall be maintained).

     "PROJECT ACCOUNT BANKS" means, collectively, the Project Account Bank
     (Mali) and the Project Account Bank (Offshore).

     "PROJECT ACCOUNT (MALI)" is defined in Clause 4.2(a).

     "PROJECT ACCOUNTS (OFFSHORE)" means, collectively, the Operating Account and the Debt Service Reserve Account.

     "PROJECT ASSETS" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of the Borrower, which are used or intended for use in or forming part of the Mine or the Morila Project.

     "PROJECT CAPITAL COSTS" means, for any period, the aggregate of all Capital Expenditures scheduled to be, or, as the case may be, actually paid by the Borrower during such period in respect of constructing, reinstating, equipping, installing and completing the Morila Project and rendering the Morila Project operational.

     "PROJECT COSTS" means, for any period, the Project Operating Costs and the Project Capital Costs for such period.

     "PROJECT DOCUMENTS" means, collectively:

     (a)  the Construction Contract, the Mining Contract, the Power
          Contract, the Establishment Convention, the Mali Consent Agreement, the Refining Agreement, the Mining Concession, the Operating Agreement, the Shareholders Agreement and all related agreements or contracts, in each case in the form provided to the Agent in connection with its execution and delivery of this Agreement;

     (b)  all Required Hedging Agreements not constituting Loan Documents;
          and

     (c) all other Instruments (excluding any Loan Document) required to be provided to the Agent pursuant to Clause 8.1.1(q), in each case in the form supplied pursuant to such clause.

     "PROJECT LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

     (a) the sum of the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the last day of the Project Period plus the amount standing to the credit of the Debt Service Reserve Account at such date, to

     (b)  Funded Indebtedness at such date.

     "PROJECT OPERATING COSTS" means, for any period, all costs and expenses scheduled to be, or, as the case may be, actually paid by the Borrower for the purpose of operating, maintaining or protecting the Morila Project (including the Project Assets) or in mining, milling, leaching, loading, refining, delivering or marketing Project Output, in each case together with any applicable income taxes scheduled to be, or, as the case may be, actually paid during such period, including:

     (a) the cash costs scheduled to be, or, as the case may be, actually paid during such period in connection with the operation, maintenance and reclamation of the Mine in order to mine, mill, leach, refine and/or deliver Project Output for sale, whether incurred pursuant to any Project Document or otherwise;

     (b) all profit, income, property and other taxes imposed by any Governmental Agency, in each such case scheduled to be, or, as the case may be, actually paid during such period;

     (c) all payments scheduled to be, or as the case may be, actually paid under any royalty agreements during such period and any production royalties calculated and payable (whether in cash or in kind) as a percentage of Gold produced and sold in connection with the Mine;

     (d) Funded Debt Service for such period and net payments for such period in respect of Hedging Obligations entered into by the Borrower; and

     (e) the management fee payable to the Operator during such period as set forth in the Operating Agreement.

     "PROJECT OUTPUT" means all products from the Mine.

     "PROJECT PARTY" means the Borrower and any Affiliate, agent, advisor (excluding legal advisers and other similar professional advisors not actually engaged in the construction, development, operation or maintenance of the Mine), contractor, consultant, officer, director or other associate of the Borrower retained, employed or consulted by the Borrower in connection with the consummation of the Morila Project or the operation of the Mine.

     "PROJECT PERIOD" means the period commencing on the Effective Date and continuing until the earlier of:

     (a)  31 December, 2011; and

     (b) the date on which the Proven and Probable Reserve of the Mine are scheduled to have been extracted, milled, refined and sold in accordance with the projections set forth in the Cash Flow Schedule.

     "PROJECTED CASH FLOW" means, in connection with any Cash Sweep Calculation Period, Future Net Cash Flow for such Cash Sweep Calculation Period.

     "PROVEN AND PROBABLE RESERVES" means, at any date, reserves of Gold at the Mine as determined and calculated in accordance with standards established from time to time by the Joint Ore Reserve Committee of the Australasian Institute of Mining and Metallurgy, the Minerals Counsel of Australia and the Australian Institute of Geoscientists.

     "RANDGOLD COMPLETION GUARANTORS" is defined in the preamble.

     "RANDGOLD GUARANTEE AGREEMENT" means the Guarantee between the Randgold Completion Guarantors and the Agent, substantially in the form of Exhibit B attached hereto.

     "RECL" means Randgold & Exploration Company Limited, a company organised and existing under the laws of the Republic of South Africa.

     "RECL CONVERTIBLE BONDS" means U.S.$48,000,000 aggregate principal amount of secured guaranteed convertible bonds issued by Randgold Finance (BVI) Limited on or about 3 October, 1996 pursuant to the trust deed, dated 3 October, 1996 among Randgold Finance (BVI) Limited, RECL, Randgold Resources (Holdings) Limited, RRL, and Marine Midland Bank, as trustee.

     "REFINER" means Rothschild or such other company (or companies) as may be appointed to refine Project Output in compliance with the proviso to Clause 9.1.14.

     "REFINING AGREEMENT" means the Gold and Silver Refining and Purchase Agreement, dated 30 November, 1999 between the Borrower and the Refiner relating to the refining of Project Output.

     "REGULATORY CHANGE" means the occurrence after the Effective Date of any change in or abrogation of, or introduction, adoption, effectiveness or phase-in of any:

     (a) statute, law, rule or regulation applicable to any Lender Party, or

     (b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law but being one with which such Lender Party is accustomed to comply) applicable to such Lender Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any stature, law, rule or regulation referred to in clause (a) or of any fiscal, monetary or other authority having jurisdiction over such Lender Party, or any interpretation or reinterpretation of any item or matter referred to in clause (a) or (b) by any person with authority in connection with such interpretation or reinterpretation.

     "RELEASE DATE" means the date which is the first Business Day coinciding with the Economic Completion Date on which the balance standing to the credit of the Debt Service Reserve Account shall be equal to or in excess of the then applicable

     Required Debt Service Reserve Balance; provided, however, that the Release Date may not occur on any date on which a Default shall have occurred and be continuing.

     "RELEVANT GROUP COMPANY" means any of the Borrower, any Randgold Completion Guarantor, any subsidiary of the Borrower or any Randgold Completion Guarantor, AngoGold and AngloGold (BVI) and "RELEVANT GROUP COMPANIES" means all such persons; provided, however, that in Clause 7.14 and Clause 7.19(b), the term "RELEVANT GROUP COMPANY" shall not include AngloGold or AngloGold (BVI).

     "REQUIRED COMPLETION EXPENDITURES" means those bona file Project Costs which the Agent (acting reasonably in consultation with the Independent Engineer) determines are required to achieve Economic Completion.

     "REQUIRED DEBT SERVICE RESERVE BALANCE" is defined in Clause 4.3(b)

     "REQUIRED HEDGING AGREEMENTS" is defined in Clause 8.1.10.

     "REQUIRED HEDGING COUNTERPARTIES" is defined in Clause 8.1.10.

     "REQUIRED LENDERS" means at any time, Lenders having, in the aggregate, a Percentage of sixty five (65%) or more at such time.

     "REQUIRED MAINTENANCE EXPENDITURES" means those bona fide Project Costs which the Agent (acting reasonably in consultation with the Independent Engineer) determines are required to operate, manage and maintain the Mine in normal working condition.

     "REQUIREMENT OF LAW" means, as to any person, its Organic Documents and any Applicable Law or Contractual Obligation binding on or applying to such person.

     "ROTHSCHILD" is defined in the preamble.

     "RRL" is defined in the preamble.

     "RRL GROUP" means RRL, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings.

     "RRL SECURITY AGREEMENT" means that certain Security Agreement between RRL and the Agent, substantially in the form of Exhibit A-5 attached hereto.

     "SBL" is defined in the preamble.

     "SECURITY AGREEMENTS" means, collectively, the Mali Security Agreements, the Borrower Security Agreement (Offshore Assets), the RRL Security Agreement, the Subordination Agreements, the AngloGold Debenture and all Instruments delivered pursuant to Clause 8.1.16

     "SEMI-ANNUAL MINE REPORT" means a report to the Agent and the Lenders from the Borrower and the Independent Engineer and in a form reasonably acceptable to the Agent and relating to the status of the Mine and the progress of the Morila

     Project, (including, in the case of each Semi-Annual Mine Report prepared in respect of each twelve-monthly period ending on 31 December of each calendar year, an environmental report in reasonable detail reasonably satisfactory to the Agent) each Obligor's, AngloGold's and AngloGold
     (BVI)'s compliance with this Agreement (including the absence of any Event of Default pursuant to Clause 9.1.19) and each other Operative Document to which it is a party, and relating to each twelve month period ending on December 31 of each calendar year and each six month period ending on June 30 of each calendar year.

     "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated 29 May, 2000 among the Government of Mali, Morila Holdings and the Borrower.

     "STEP-IN AGREEMENTS" means, collectively:

     (a)  the Original Step-In Agreements; and

     (b) the agreement entered into pursuant to item 14 of the First Schedule to the Supplemental Agreement.

     "SUBORDINATION AGREEMENTS" means, collectively:

     (a) the Deed of Subordination and Pledge among the Borrower, RRL, RECL and the Agent, substantially in the form of Exhibit C-1 attached hereto;

     (b) the Deed of Subordination among RRL, Banex and the Agent substantially in the form of Exhibit C-2 attached hereto; and

     (c) the Deed of Subordination and Pledge, dated July 6, 2000, among the Borrower, AngloGold (BVI) and the Agent.

     "SUBSEQUENT REPAYABLE INTERCOMPANY INDEBTEDNESS" means U.S.$15,000,000.

     "SUPPLEMENTAL AGREEMENT" is defined in the preamble.

     "SUPPLEMENTAL AGREEMENT DRAWDOWN" means the principal amount of Loans advanced during the period commencing on the Supplemental Agreement Effective Date and ending on the date which is five (5) Business Days thereafter.

     "SUPPLEMENTAL AGREEMENT EFFECTIVE DATE" means the "RESTATEMENT EFFECTIVE DATE" as such term is defined in the Supplemental Agreement.

     "TAX CREDIT" is defined in Clause 5.7(b).

     "TAX PAYMENT" is defined in Clause 5.7(b).

     "TAXES" is defined in Clause 5.6.

     "TECHNICAL REVIEW" means the "MORILA GOLD PROJECT AUDIT", dated August, 1999, and the two addenda thereto, dated December, 1999 and April, 2001 prepared by the Independent Engineer, in the form provided to the Lender Parties in connection with their execution of this Agreement and as the same may be amended, modified or supplemented from time to time as a result of changes thereto made pursuant to Clause 1.9(b).

     "TOTAL CASH BALANCES" means, in connection with any Cash Sweep Calculation Period, the aggregate of the amounts (calculated in Dollars) credited to the Project Accounts (Offshore) and the Project Account (Mali) as at the first Business Day of such Cash Sweep Calculation Period.

     "TOTAL COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement the excess, if any, of: ***

     (a)  U.S.$90,000,000; less

     (b) any reduction of the Total Commitment Amount effected pursuant to Clause 2.4.

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Exhibit K attached hereto executed and delivered pursuant hereto by a Transferor Lender and a Transferee Lender and accepted by the Agent.

     "TRANSFEREE LENDER" is defined in Clause 11.11.2.

     "TRANSFEROR LENDER" is defined in Clause 11.11.2.

     "UNITED STATES" or "U.S." means the United States of America, the territories and possessions and any state thereof and the District of Columbia.

1.2  ADDITIONAL DEFINITIONS

     Any reference in this Agreement or any other Loan Document to:

     (a) an "AFFILIATE" of any person is a reference to a subsidiary or a holding company, or a subsidiary of a holding company, of such person;

     (b) references to the "BORROWER", any "COMPLETION GUARANTOR", any "OBLIGOR", any "RANDGOLD COMPLETION GUARANTOR", "ANGLOGOLD", "ANGLOGOLD (BVI)", the "AGENT", any "ARRANGER", any "CO-ARRANGER" or any "LENDER" shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests;

     (c)  "CONTROL" means the power of one person to:

          (i) vote more than fifty percent (50%) of the issued share capital of, or the voting power in, a second person; or

          (ii) direct the management, business or policies of such second person, whether by contract or otherwise;

     (d) "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances under any acceptance credit facility, the issue of loan stock, any liability in respect of Capital Leases and any obligations evidenced by bonds, notes, debentures or similar instruments) or for the deferred purchase price of assets or services (excluding normal trade debt which does not include any interest payment or finance charge) or any other transaction having the commercial effect of a borrowing; provided, however, that any interest, commission, fees or other like financing charges shall be excluded save to the extent that the same has been capitalised;

     (e) a "GUARANTEE" includes a standby letter of credit, an indemnity and any other obligation (howsoever called) of any person to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of or to assist in or provide means of discharging or otherwise be responsible for, any indebtedness of, or the solvency of any other person;

     (f) "GUARANTEED INDEBTEDNESS" means, with respect to any person, all indebtedness of such person in respect of guarantees or other similar assurances against loss given by such person in respect of the indebtedness of other persons;

     (g) a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     (h) "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (i) a "LIEN" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

     (j) a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided, however, that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "MONTHS" shall be construed accordingly);

     (k) a "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity;

     (l) a "QUARTER" means each three month period beginning in any year, on each of 1st January, 1st April, 1st July, 1st October or, if any such date is not a Business Day, the immediately preceding Business Day;

     (m) a "SUBSIDIARY" and a "SUBSIDIARY UNDERTAKING" shall have the same meaning as in the Companies Act 1985 of the United Kingdom; and

     (n) the "WINDING-UP" or "DISSOLUTION" of a company or the appointment of an "ADMINISTRATIVE RECEIVER", a "RECEIVER", "MANAGER", "LIQUIDATOR" or an "ADMINISTRATOR" with respect to a company shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.3  INTERPRETATION

     Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below;

     (a) reference to any agreement (including the Schedules and Exhibits hereto and to any other Loan Document), document (including the Cash Flow Schedule, Development Plan and Insurance Summary) or Instrument means such agreement, document or Instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (b) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

     (c) a reference to a time of day shall be construed as a reference to London time;

     (d) "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

     (e)  the singular number includes the plural number and vice versa;

     (f) reference to any person includes such person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

     (g)  reference to any gender includes any other gender;

     (h) "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Clause or other provision hereof or thereof;

     (i) relative to the determination of any period of time, "FROM" means "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

     (j) a reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

     (k) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (l) a reference to fees, costs, charges or expenses includes all value added tax or other applicable taxes imposed thereon.

1.4  USE OF DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, the Insurance Summary, each Borrowing Request, each Continuation Notice, each Compliance Certificate and other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.5  CROSS-REFERENCES

     Unless otherwise specified, references in this Agreement and in each other Loan Document to any Clause or sub-clause are references to such Clause or sub-clause of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Clause or sub-clause or definition to any clause are references to such clause of such Clause or definition.

1.6  ACCOUNTING AND FINANCIAL DETERMINATIONS

     All accounting terms used herein or (except to the extent set forth therein) in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, International Accounting Standards ("GAAP"), in each case, applied (subject to the provisions of Clause 1.7) on a basis consistent with the preparation of the financial statements referred to in Clause 7.6(a).

1.7  CHANGE IN ACCOUNTING PRINCIPLES

     If, after the Effective Date, there shall (without prejudice to Clause 1.6 and Clause 8.2.1(a)(iv)) be any change to any Obligor's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Clause 7.6(a) as a result of the promulgation of rules, regulations, pronouncements, or opinions by any Governmental Agency or any entity with responsibility for the administration of accounting standards (or agencies with similar functions) which changes, in any such case, result in a change in the method of calculation of financial covenants, standards, or terms applicable to such Obligor found in this Agreement or any other Loan Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of such Obligor's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that until the Required Lenders have given their consent to such amendments, such Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Clause 7.6(a).

1.8  DOLLAR EQUIVALENCY DETERMINATIONS

     Except as otherwise set forth in this Agreement or any other Loan Document, all calculations or determinations to be made from time to time under this Agreement or any other Loan Document in connection with the Dollar equivalent of any amount denominated in Gold shall be calculated by multiplying:

     (a)  the amount of ounces of such Gold;

          by

     (b) the London Gold Price on the date which is two (2) Business Days prior to the date on which such calculation is to be made.

1.9  PROJECT DETERMINATIONS, ETC

     (a) (i) All financial determinations and calculations relating to the Morila Project (including the determination or calculation, as the case may be, of Funded Debt Service, Future Net Cash Flow, Loan Cover Ratio, Loan Life Ratio, Mine Output, Present Value of Future Net Cash Flow, Production, Project Capital Costs, Project Costs, Project Life Ratio, Project Operating Costs, Project Output, Project Period, Proven and Probable Reserves (for purposes of clause (b) of the definition of such term), Projected Cash Flow and Reserve Value Cover Ratio, but excluding the determination or calculation of Actual Cash Flow) shall be:

               (x) in the case of any such projected determination or calculation, made by utilising the Cash Flow Model (and taking into account any Hedging Obligations then in effect); and

               (y)  calculated to the reasonable satisfaction of the Lenders;

               provided, however, that during any period when negotiations of the nature referred to in clause (b)(ii) are taking place, shall be determined to the reasonable satisfaction of the Required Lenders.

          (ii) All determinations and calculations to be made in accordance with the Cash Flow Model by reference to a specified period shall, in the event such period does not appear in the Cash Flow Model, be determined or calculated on a pro-rata basis for such specified period from the actual periods referred to in the Cash Flow Model.

     (b) (i) Without prejudice to the provisions of clause (c), the Borrower shall give prompt notice to the Lenders of any change in any fact, event or circumstance which renders the Cash Flow Schedule as then currently in effect materially inaccurate (including:

               (x) the occurrence of the Economic Completion Date prior to 31 October, 2001;

               (y) any change in the cash flows expected in connection with the Morila Project due to any interruption to the operation of the Mine or any acceleration in Production; and

               (z) any change in the likely future development of the Morila Project arising as a result of any tests concluded in connection with the achievement of Mechanical Completion or Economic Completion)

               and shall work in consultation with the Agent and the Independent Engineer to produce a revised Cash Flow Schedule which is responsive to such changes. A copy of such revised Cash Flow Schedule shall be promptly sent to each of the Lenders.

          (ii) In the event that the Agent, acting in consultation with the Borrower and the Independent Engineer, reasonably determines that the Cash Flow Model is no longer capable of producing an accurate forecast of the performance of the Morila Project (including an accurate forecast of any of the financial measures referred to in Clause 9.1.19) then the Lenders and the Borrower shall negotiate in good faith to produce a revised model which is capable of producing such an accurate forecast.

          (iii) In the event that the Cash Flow Schedule or the Cash Flow Model shall be modified prior to the Economic Completion Date pursuant to the foregoing provisions of this clause (including as a result of any acceleration in Production), the Economic Completion Certificate shall be amended to reflect such modifications in such manner as the Agent, acting in consultation with the Independent Engineer, shall reasonably request.

     (c) From time to time, and in any event with not less than a frequency of six (6) months, the Agent and the Borrower shall run the Cash Flow Model employing relevant parameters then applicable to the Morila Project with a view to producing a revised Cash Flow Schedule. Copies of such revised Cash Flow Schedule shall promptly be supplied to each Lender and to each of the Completion Guarantors. For the avoidance of doubt, the production of any revised Cash Flow Schedule shall not, and shall not be deemed to, imply any waiver of any Default which might be indicated by such revised Cash Flow Schedule (including any such Default arising pursuant to Clause 9.1.19).

1.10 GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Lender Party hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

2.   COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION PROCEDURES, ETC

2.1  COMMITMENTS

     (a) Subject to the terms and conditions of this Agreement (including Clause 6) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and ending on the relevant Commitment Termination Date, make loans (with respect to each Lender, each such loan individually a "LOAN") denominated in Dollars to the Borrower as set forth in this Clause.

     (b) As set forth in Clause 2.2, each Loan made by each Lender pursuant to any Borrowing Request shall be made in a Principal Amount equal to such Lender's Funding Percentage of the aggregate Principal Amount of the Loans requested by the Borrower to be made on the Borrowing Date specified in such Borrowing Request.

     (c) No Lender shall be required to make any Loan if, after giving effect thereto, the aggregate original Principal Amount of all Loans:

          (i) made by all Lenders since the Effective Date would exceed the Total Commitment Amount; or

          (ii) made by such Lender since the Effective Date would exceed such Lender's Commitment Amount.

2.2  PROCEDURE FOR MAKING LOANS

     (a) By delivering a Borrowing Request to the Agent on or before 10:00 a.m. on any Business Day the Borrower may request, on not less than three
          (3) nor more than five (5) Business Days' notice (counting the date on which such Borrowing Request is given), that Loans be made by all Lenders on the Borrowing Date, and in the Principal Amount, in each case as specified in such Borrowing Request. Upon receipt of a Borrowing Request, the Agent shall promptly notify each Lender of the contents thereof, and such Borrowing Request shall not thereafter be revocable unless such revocation is made with the consent of the Agent.

     (b) The aggregate Principal Amount of Loans requested to be made in any Borrowing Request shall not be less than U.S.$5,000,000 and shall be in an integral multiple of U.S.$1,000,000.

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

     (c) Subject to the terms and conditions of this Agreement (including Clause 6), the Loans requested to be made in a Borrowing Request shall be made on the requested Borrowing Date. On such Borrowing Date and subject to such terms and conditions, each Lender shall, on or before 11:00 a.m., credit such Dollar account of the Agent at its Dollar Lending Office as the Agent may notify to the Lenders with an amount of Dollars equal to such Lender's Percentage of the aggregate Principal Amount of the Loans to be made pursuant to such Borrowing Request. To the extent funds are received by the Agent from the Lenders in respect of the Loans requested by each Borrowing Request (but subject to clause (d)) the Agent shall make such funds available to the Borrower by crediting the Principal Amount of such Loans to the Operating Account. No Lender's obligation to make any Loan as aforesaid shall be affected by any other Lender's failure to make any other Loan.

     (d) Unless the Agent shall have received written notice from a Lender prior to 5:00 p.m. on the day prior to a Borrowing Date that such Lender will not make available the Principal Amount which would constitute its Percentage of the aggregate Principal Amount of Loans to be made on such Borrowing Date pursuant to the relevant Borrowing Request, the Agent may assume that such Lender has made such Principal Amount available to the Agent and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In the event that the Agent makes such corresponding amount available to the Borrower and the relevant Lender has not in fact made such amount available to the Agent, then such Lender agrees to pay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such amount is paid by the Lender to the Agent, at the interest rate applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request. In the event that such corresponding amount and such interest is not paid to the Agent by such Lender within five (5) Business Days of the Agent having made written demand for such amount, then the Borrower agrees to repay such corresponding amount to the Agent together with interest thereon, for each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such amount is paid by the Borrower to the Agent, at the interest rate applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request.

2.3  CONTINUATION ELECTIONS

     By delivering a Continuation Notice to the Agent on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Continuation Notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans, that such Loans be, upon the expiration of such Interest Period, continued as Loans for the Interest Period specified in such Continuation Notice; PROVIDED, HOWEVER, that, at any one time, only five (5) Interest Periods may be in effect; and PROVIDED, FURTHER, HOWEVER,

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

     that following any continuation of Loans, each tranche of Loans with identical Interest Periods made by all the Lenders shall be in an aggregate Principal Amount which is not less than U.S.$5,000,000 and in an integral multiple of U.S.$1,000,000.

     In the absence of delivery of a Continuation Notice with respect to any Loans at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans having (subject to Clause 3.2.2) on interest Period determined pursuant to the provisions of clause (c) of the definition of such term.

     No more than five (5) different Interest Periods may be outstanding with respect to all Loans at any one time.

2.4  CANCELLATION

     (a) The Borrower may cancel the unutilised portion of the Total Commitment Amount in whole or in part on giving not less than three (3) Business Days prior written notice thereof to the Agent. Cancellation of any portion of the Total Commitment Amount shall be in an integral multiple of U.S.$1,000,000. Effective upon the cancellation of a portion of the Total Commitment Amount each Lender's Commitment Amount will immediately be reduced by an amount equivalent to its relevant Funding Percentage of the amount of such cancellation.

     (b) Any notice given under clause (a) shall be irrevocable (except for revocation made with the consent of the Agent (acting in consultation with the Lenders)). The Borrower may give a notice pursuant to clause
          (a) only if the Agent believes (on the advice of the Independent Engineer) that the Mechanical Completion Date, the Economic Completion Date and the Release Date are each likely to occur on or prior to 31 December, 2001, in each case using funds from the unutilised portion of the Total Commitment Amount as will remain available and/or from other funds available to the Borrower.

2.5  RECORDS

     Each Lender's Loans shall be evidenced by a loan account maintained by such Lender. The Borrower hereby irrevocably authorises each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence INTER ALIA the type of, the date of, the Principal Amount of, any repayments of, the interest rate on, and the Interest Periods applicable to, the Loans then outstanding to such Lender. Any such account entries indicating the outstanding Principal Amount of the Loans outstanding to such Lender shall be PRIMA FACIE evidence of the Principal Amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the Principal Amount of, or interest on, such Loans when due.

2.6  FUNDING

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

     Each Lender may, if it so elects, fulfil its obligation to make or maintain any portion of the Principal Amount of its Loans by causing a foreign branch, affiliate or international banking facility of such Lender to make such Loans; provided, however, that in such event such Loans shall be deemed to have been made by a foreign branch, affiliate or international banking facility of such Lender, the obligation of the Borrower to repay the Principal Amount of such Loans, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, affiliate or international banking facility.

3.   PRINCIPAL PAYMENTS; INTEREST

3.1  PRINCIPAL PAYMENTS

     The Borrower shall make payment in full of the unpaid Principal Amount of all Loans at the Final Maturity Date. Prior thereto, the Borrower:

     (a) may, from time to time on any Business Day which is the last day of the Interest Period for the Loans to be prepaid or (subject to Clause 5.3) on any other Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding Principal Amount of Loans; provided, however, that:

          (i) the Borrower shall give the Agent not less than three (3) Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable;

          (ii) all such partial voluntary prepayments shall be in an aggregate Principal Amount which is in a minimum amount of U.S.$5,000,000 and an integral multiple of U.S.$1,000,000; and

          (iii) the Borrower shall, simultaneously with providing the notice referred to in clause (a)(i), provide the Agent with such evidence as the Agent may require in connection with any Approval required or advisable in connection with such prepayment.

     (b) shall, on each Principal Payment Date or, if agreed with the Agent, on the last day of the immediately following Interest Period, make a mandatory repayment of the Loans outstanding on each such date in a Principal Amount such that the aggregate Principal Amount of Loans outstanding on such Principal Payment Date shall not exceed the Principal Amount set forth below opposite such Principal Payment Date:

              30 June, 2001          U.S.$81,000,000

              31 December, 2001      U.S.$72,000,000

              30 June, 2002          U.S.$63,000,000

              31 December, 2002      U.S.$54,000,000

              30 June, 2003          U.S.$45,000,000

              31 December, 2003      U.S.$36,000,000

              30 June, 2004          U.S.$27,000,000

              31 December, 2004      U.S.$18,000,000

              30 June, 2005          U.S.$9,000,000

              31 December, 2005      U.S.$0;

      (c) shall, on each date of receipt of proceeds of any insurance policy which are required by the terms of Clause 8.1.7(c)(i) or 8.1.7(c)(iv) to be applied against the Loans, make a mandatory prepayment of the Loans outstanding on such date in a Principal Amount equal to the amount of such proceeds; and

      (d) shall, on each Cash Sweep Calculation Date (or, with the consent of the Agent, on the last day of one or more of the Interest Periods in effect on such Cash Sweep Calculation Date) make a mandatory repayment of the Loans outstanding on such date in a Principal Amount equal to twenty percent (20%) of the Excess Cash Flow (if any) for the Cash Sweep Calculation Period most recently ended prior to such Cash Sweep Calculation Date; provided, however, that the maximum Principal Amount of Loans prepaid pursuant to this clause shall not exceed U.S.$18,000,000.

      Any amount in respect of any Loans prepaid under clause (c) or (d) shall he applied against subsequent repayments of Loans required to be made pursuant to clause (b) in the inverse order of maturity thereof; provided, however, that at any time on or after the time when the amount scheduled to be paid on the Final Maturity Date shall, as a result of any prepayment or repayment of the Loans made pursuant to this Clause, have been reduced to zero, any amount in respect of any Loans prepaid under clause (d) shall be applied against subsequent repayments of Loans required to be made pursuant to clause (b) pro rata. Any amount in respect of any Loans prepaid under clause (a) shall be applied against subsequent repayments of Loans required to be made pursuant to clause (b) pro rata. Each repayment or prepayment of the Principal Amount of any Loans made pursuant to this Clause shall be without premium or payment of any other additional amount, except as may be required pursuant to Clause 5.3. Any repayment or prepayment of the Principal Amount of any Loans shall include accrued interest on the date of repayment or prepayment on the Principal Amount being prepaid. The Principal Amount of any Loans repaid or prepaid may not be re-borrowed.

3.2   INTEREST PAYMENTS

      The Borrower shall make payments of interest in accordance with this Clause.

3.2.1 RATE

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

      The Borrower shall pay interest on the Principal Amount of the Loans outstanding from time to time prior to and at Maturity at a rate per annum equal to the sum of:

      (a) the LIBO Rate for Loans; plus

      (b) the Applicable Margin,

      as each may be in effect from time to time.

3.2.2 POST-MATURITY RATE

      After the Maturity of all or any portion of the Principal Amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on the Principal Amount of each Loan so matured or on any such other Obligations at a rate per annum equal to the sum of:

      (a) the LIBO Rate for such Interest Periods as the Agent may from time to time select;

      (b)  the Applicable Margin as in effect from time to time; plus

      (c)  two percent (2%),

3.2.3 PAYMENT DATES

      Interest accrued on each Loan shall be payable, without duplication, on:

      (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such interest Period shall exceed six (6) months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period commencing with the first six (6) month period commencing on the first day of such Interest Period);

      (b)  the Maturity of such Loan; and

      (c) with respect to any portion of any Loan repaid or prepaid pursuant to Clause 3.1, 5.1, 5.2, or 5.5, the date of such repayment or prepayment, as the case may be.

      Interest accrued on each Loan after the Maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Agent on the daily outstanding Principal Amount of such Loans.

3.2.4 RATE DETERMINATIONS

      All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive absent manifest error.

3.3   FEES

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

      (a) The Borrower shall pay to the Agent, and the Agent shall pay to the Lender Parties, fees (other than the fees referred to in clause (b)) in the amounts and at the times agreed between the Borrower and the Agent or, as the case may be, the Agent and the Lender parties, in connection with the execution of this Agreement and the execution of the Supplemental Agreement.

      (b) The Borrower shall pay to the Agent for the account of each Lender a commitment fee computed at the rate of 0.50% per annum on the undrawn, uncancelled and unreduced amount of each Lender's Commitment Amount. Accrued commitment fees shall be payable in arrears at the end of each quarter.

      (c) Each Obligor hereby acknowledges that any portion of any fee once paid shall be non-refundable, such portion having already been earned by performance.

4.    PROJECT ACCOUNTS

4.1   OPERATING ACCOUNT

      (a)  PAYMENTS INTO OPERATING ACCOUNT

           The Borrower shall, subject to Clause 4.2(c), promptly deposit:

           (i) to the extent required pursuant to Clause 8.1.7, all proceeds under policies of insurance maintained by the Borrower;

           (ii)   all proceeds of the sale of Project Output;

           (iii) all proceeds derived from the exercise of any Required Hedging Agreement;

           (iv) the proceeds of all Loans, Capital Contributions and any Approved Subordinated Indebtedness; and

           (v) all other amounts received by it in connection with the Project,

           into an account denominated in Dollars (the "OPERATING ACCOUNT") established in Jersey by the Borrower in the name of the Borrower with the Project Account Bank (Offshore).

      (B)  PAYMENTS FROM THE OPERATING ACCOUNT

           On the terms and subject to the conditions of this Agreement (including Clauses 4.4(b) and 4.4(c)), the Borrower may only instruct the Project Account Bank (Offshore) to disburse funds from the Operating Account for application in the following order of priority:

           (i) FIRST, for payment (including by transfer to the Project Account (Mali)) of bona fide Project Costs (excluding, however. Project Costs of the nature referred to in clauses
                  (b)(iii) and (b)(iv), but including any amount representing the proceeds of any insurance policy which, pursuant to Clause 8.1.7, is permitted to be applied in payment of third party liabilities or in payment of the replacement costs of equipment) then payable by the Borrower and which are not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

          (ii) SECOND, for deposits to the Debt Service Reserve Account to the extent necessary to ensure that the amount standing to the credit thereof is not less than the Required Debt Service Reserve Balance;

          (iii) THIRD, for repayment of the Principal Amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (b)(iv) of the Borrower then due and owing:

          (iv) FOURTH, for payments in respect of Required Hedging Agreements entered into directly by the Borrower; and

          (v) FIFTH, for payment of amounts as and when permitted to be made pursuant to Clause 8.2.7.

4.2  ACCOUNT IN MALI

     (a)  PROJECT ACCOUNT (MALI)

          For the purpose of facilitating the remission of Dollars from the Operating Account, the conversion of such Dollars into CFA, the payment of Project Costs denominated in CFA and (without prejudice to the provisions of Clause 8.1.19) for the purpose of receiving any proceeds in CFA from the sale of Project Output or any other amount denominated in CFA, the Borrower shall establish an account denominated in CFA (the "PROJECT ACCOUNT (MALI)") in Bamako, Mali in the name of the Borrower with the Project Account Bank (Mali).

     (b)  PAYING PROJECT COSTS

          The Borrower shall be entitled to instruct the Project Account Bank (Offshore) from time to time to remit Dollars contained in the Operating Account for conversion into CFA and deposit in the Project Account (Mali) in an amount (subject to Clause 4.4(c)) not in excess of the Dollar equivalent (calculated, in the case of any CFA-denominated Project Costs and any amount in CFA then standing to the credit of the Project Account (Mali), at the then prevailing market rates as determined by the Project Account Bank (Offshore)) of the excess of:

          (i) any Project Costs scheduled to be paid in Mali during the six (6) week period immediately following such remittance pursuant to the Cash Flow Schedule; less

          (ii) balances then standing to the credit of the Project Account
               (Mali).

     (c)  PAYMENTS INTO PROJECT ACCOUNT (MALI)

          Without prejudice to the provisions of Clause 8.1.19, all amounts received by the Borrower which are denominated in CFA shall be deposited into the Project Account (Mali).

     (d)  PAYMENTS FROM PROJECT ACCOUNT (MALI)

          On the terms and subject to the conditions of this Agreement (including Clauses 4.4(b) and 4.4(e)), the Borrower shall be entitled to instruct the Project Account Bank (Mali) to disburse funds from the Project Account (Mali) for application in the following order of priority:

          (i) for payment of bona fide Project Costs denominated in CFA then payable by the Borrower and which is not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

          (ii) after the payment of all amounts then due and payable of the nature referred to in Clauses 4 1(b)(i) and 4.1(b)(iv), for payment of amounts as and when permitted to be made pursuant to Clause 8.2.7.

     (e)  TRANSFER FROM PROJECT ACCOUNT (MALI)

          To the extent that on any date the credit balance of the Project Account (Mali) shall be in excess of the aggregate of:

          (i) the CFA equivalent of U.S.$2,500,000 (calculated at then prevailing market rates); and

          (ii) amounts then due to be paid from the Project Account (Mali) pursuant to clause (d).

          the Borrower shall effect the prompt transfer of such excess to the Operating Account.

4.3  DEBT SERVICE RESERVE ACCOUNT

     (a)  DEBT SERVICE RESERVE ACCOUNT

          The Borrower shall establish a single purpose interest bearing account denominated in Dollars (the "DEBT SERVICE RESERVE ACCOUNT") in the name of the Borrower in Jersey with the Project Account Bank (Offshore).

     (b)  MINIMUM BALANCE

          On all dates commencing with (and including) the Release Date the balance standing to the credit of the Debt Service Reserve Account shall be at least equal to the sum (such sum, the "REQUIRED DEBT SERVICE RESERVE BALANCE") of.

          (i) the aggregate Principal Amount of Loans scheduled to be repaid pursuant to Clause 3.1(b) during the six (6) month period commencing on such date (without giving effect to any other repayment or prepayment of the Principal Amount of Loans which might be made during such period); plus

          (ii) the aggregate amount of interest scheduled to accrue on the Loans during the six (6) month period commencing on such date (calculated, with respect to any Loan in the case of any portion of such period which shall occur after the termination of any Interest Period then applicable to such Loan, on the basis of an Interest Period of six (6) months' duration); plus

          (iii) the aggregate amount of premium accruing in connection with the Political Risk Insurance during the six (6) month period commencing on such date.

     (c)  TRANSFER TO OPERATING ACCOUNT

          If on any day the balance of the Debt Service Reserve Account exceeds the Required Debt Service Reserve Balance calculated on such date and if no Default shall then have occurred and be continuing, the Borrower may instruct the Project Account Bank (Offshore) to transfer such excess on such date to the Operating Account. Without prejudice to the right of any Lender Party to obtain any repayment or prepayment of any Obligation from the Project Accounts, no amounts other than amounts referred to in this clause may be disbursed from the Debt Service Reserve Account.

4.4  GENERAL PROVISIONS RELATING TO THE PROJECT ACCOUNTS

     (a)  RESTRICTIONS

          The Borrower shall deposit moneys to, and moneys shall be disbursed from, the Project Accounts solely for the purposes described in this Clause and the other provisions of this Agreement and the other Loan Documents. The Borrower shall not deposit into any Project Account any moneys other than moneys derived from, or received in connection with, the Project.

     (b)  ON DEFAULT

          Without prejudice to the right of any Lender Party to obtain any repayment or prepayment of any Obligation from the Project Accounts, at any time when any Event of Default or Insolvency Default shall have occurred and be continuing, no withdrawal may be made from any Project Account without the prior consent of the Required Lenders.

     (c)  PROJECT COSTS

          No amount other than bona fide Project Costs (including any amount in respect of insurance proceeds permitted by the terms of Clause 8.1.7(c)(iv) to be applied in respect of repair, replacement, restoration or reimbursement) payable in the amount and during the period referred to in the Cash Flow Schedule may be disbursed on instructions of the Borrower or otherwise from any Project Account; PROVIDED, HOWEVER, that:

          (i) subject to the provisions of this Agreement (including the other provisions of this Clause with respect to the operation of the Project Accounts), any Project Costs which are scheduled, pursuant to the Cash Flow Schedule, to be incurred in any quarter may be incurred and paid for in any prior quarter; and

          (ii)   nothing in this clause shall, or shall be deemed to, prevent:

                 (x) disbursement of amounts from any Project Account in payment of any Obligations (including pursuant to Clause 3.1(b)); or

                 (y) transfer of monies between Project Accounts in accordance with this Agreement and the other Loan Documents.

     (d)  REPAYING OBLIGATIONS

          Any repayment or prepayment of any Obligations to be made from any Project Account shall (without prejudice to the right of any Lender Party to obtain such repayment or prepayment from any other source, including the other Project Accounts) be made in Dollars by disbursing from the relevant Project Account to the Facility Agent (and, in the case of any disbursement from the Project Account
          (Mali), arranging for the conversion of the relevant disbursement from CFA into Dollars) an amount sufficient to provide for such repayment or prepayment (or, if less, the amount standing to the credit of such Project Account).

     (c)  PAYMENTS FROM PROJECT ACCOUNTS AFTER OCCURRENCE OF DEFAULT

          At any time when any Default shall have occurred and be continuing (but subject to the provisions of clause (b) if any Event of Default or Insolvency Default shall then have occurred and be continuing and subject also to the provisions of clause (c)) the Borrower shall instruct the relevant Project Account Bank only to disburse funds (including moneys remitted from the Operating Account to the Project Account (Mali) pursuant to Clause 4.2(b) and moneys remitted from the Project Account (Mali) pursuant to Clause 4.2(d)) from the Operating Account or any other Project Account for the purpose of payment of costs referred to below in the following order of priority:

          (i) FIRST, for payment of Required Maintenance Expenditures or Required Completion Expenditures;

          (ii) SECOND, for repayment of the Principal Amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in Clause 4.1(b)(iv)) of the Borrower then due and owing; and

          (iii) THIRD, for payments then due and owing in respect of Required Hedging Agreements entered into directly by the Borrower.

          Any such instruction from the Borrower to the relevant Project Account Bank shall be subject to the provisions of Clause 5(a)(iii) of the Project Account Agreement (Offshore) and Clause 5(a)(ii) of the Project Account Agreement (Mali), as may be relevant.

     (f)  CASH EQUIVALENT INVESTMENTS

          At any time when no Default shall have occurred and be continuing, the Borrower may direct the Project Account Bank (Offshore) to invest amounts held in any Project Account (Offshore) in Cash Equivalent Investments, PROVIDED, HOWEVER, that:

          (i) such Cash Equivalent Investments are pledged to or otherwise encumbered in favour of the Facility Agent as security for the Obligations pursuant to the Borrower Security Agreement (Offshore) or other documentation satisfactory to the Facility Agent;

          (ii) the aggregate amount of Cash Equivalent Investments scheduled to mature on or prior to the date of the next succeeding repayment of the Principal Amount of the Loans scheduled to be made pursuant to Clause 3.1(b) plus the aggregate cash balances of the Project Accounts (Offshore) on such repayment date shall be equal to or in excess of the amount of such next succeeding repayment;

          (iii) upon the occurrence of an Enforcement Event, the Facility Agent shall be entitled to direct the Project Account Bank
                 (Offshore) to liquidate such Cash Equivalent Investments, it being expressly understood and agreed that any breakage or other costs arising from such liquidation shall be for the account of the Borrower; and

          (iv) upon the maturity of any Cash Equivalent Investments acquired pursuant to this clause the proceeds thereof (and upon receipt of any interest or other payment in respect of any such Cash Equivalent Investment, the amount of such payment) shall immediately be either deposited into the relevant Project Account (Offshore) or, subject to the other provisions of this Clause, invested in other Cash Equivalent Investments.

     (g)  CONTROL OF PROJECT ACCOUNTS

          The Project Accounts shall be operated, as set forth in this Clause, by the relevant Project Account Bank acting at the request of the Borrower and/or, as the case may be, certain of the Lender Parties as set forth in greater detail in this Clause and, in each case, pursuant to the terms and conditions of this Agreement and the other Loan Documents.

     (h)  INTEREST

          Any interest amounts accruing in respect of the balance of any of the Project Accounts shall at all times be credited to such Project Account and shall be added to the amounts standing to the credit of such Project Account and the distribution of any such amounts shall be subject to the terms of this Clause 4 and the other terms of this Agreement and each other Loan Document.

5.   INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT PROVISIONS

5.1  DOLLARS UNAVAILABLE

     (a) If, prior to the date on which the Agent shall make any determination of the LIBO Rate for any Interest Period with respect to any Loan, the Agent shall have determined or shall have been notified (for any reason specified therein) either:

          (i) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Lenders in the London interbank market; or

          (ii) by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder, then the Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower (which determination shall be copied to the Borrower and, in the absence of manifest error, be conclusive and binding on the Borrower; PROVIDED, HOWEVER, that failure to copy such notice to the Borrower shall not affect the ability of the Lenders to take advantage of the remaining provisions of this Clause).

     (b) As soon as practicable following the giving of any notice described in clause (a), the Agent, the affected Lenders and the Borrower shall negotiate for a period not exceeding thirty (30) days with a view to agreeing an alternative basis (including an alternative to the LIBO
          Rate) for making or maintaining the Loans affected by the circumstances described in clause (a). During such period interest shall accrue on the Principal Amount of each affected Lender's affected Loans at the rate applicable in such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such period, each affected Lender's affected Loans shall bear interest at a rate PER ANNUM equal to the sum of:

          (i) the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower); plus

          (ii)   the Applicable Margin as in effect from time to time.

     (c) As an alternative to clause (b), the Borrower may at any time elect that the Principal Amount of and interest on all of the affected Lender's then outstanding Loans which are affected by the circumstances described in clause (a) be immediately repaid in full (subject, however, to Clause 5.3).

5.2  INCREASED COSTS, ETC

     (a) The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other provision of Clause 5) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) its Loans, and for any reduction (other than as specifically covered in any other provision of Clause 5) in the amount of any sum receivable by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loan, in either case from time to time by reason of any Regulatory Change. In the event of the incurrence of any such increased cost or reduced amount, such Lender shall promptly notify the Agent and the Borrower thereof stating in reasonable detail the reason therefor, the additional amount required fully to compensate such Lender for such increased cost or reduced amount and the calculation of such additional amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     (b) As soon as practicable following the giving of any notice described in clause (a), the affected Lender, the Agent and the Borrower shall negotiate for a period not exceeding thirty (30) days with a view to avoiding or minimizing the circumstances described in clause (a). If no steps mutually agreeable to the affected Lender, the Agent and the Borrower are decided upon within such thirty (30) day period, the Borrower may elect either to prepay the Principal Amount of, and interest on, such affected Lender's then affected outstanding Loans (subject, however, to Clause 5.3) or pay, within ten (10) days after the expiry of such thirty (30) day period, any additional amount required fully to compensate such affected Lender for the increased cost or reduced amount described in clause (a).

5.3  FUNDING LOSSES

     In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Lender to make, continue, convert, or maintain any portion of the Principal Amount of its Loans) as a result of:

     (a) any payment, prepayment or conversion of the Principal Amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Clause 3.1 or otherwise; or

     (b) any action of the Borrower resulting in any Loans not being made, continued or maintained in accordance with the Borrowing Request relating thereto or any Continuation Notice, as the case may be, given in connection therewith,

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

          then, upon the request of such Lender to the Borrower (with a copy to the Agent), the Borrower shall pay to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

5.4  CAPITAL COSTS

     (a) If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any person controlling such Lender, and such Lender determines (in its reasonable discretion) within a reasonable period following such Regulatory Change that the rate of return on its or such controlling person's capital is reduced to a level below that which such Lender or such controlling person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower may, at its option within five (5) days of receipt of such notice, either:

          (i) pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return; or

          (ii) prepay the Principal Amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Clause 5.3). A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     (b) Notwithstanding clause (a), the Borrower shall not be obligated to pay any amount to any Lender in respect of any such reduction in the rate of return which arises as a consequence of any Regulatory Change implementing:

          (i) the statement of the Basic Committee on Banking Regulations and Supervisory Practices on International Convergence of Capital Measurement and Capital Standards published in April 1998; and/or

          (ii) (x) the Council Directive of 17 April 1989, on the own funds of credit institutions (89/299/EEC) (as amended by the Council Directive of 16 March 1992 (92/16/EEC)). (y) the Council Directive of 18 December 1989, on a solvency ratio for credit institutions (89/647/EEC) (as amended by the Commission Directive of 31 May 1995 (95/15/EC) and the European
                 Parliament and Council Directive of 2 June 1998 (98/33/EC) and/or (z) the Council Directive of 15 March 1993 on the capital adequacy of investment firms and credit institutions (93/6/EEC) (as amended by the

                 European Parliament and Council Directive of 2 June 1998 (98/31/EC)), as each of the foregoing items in this clause may be amended from time to time, to the extent that the impact of any such Applicable Law can reasonably be calculated at the Effective Date. In addition, no Lender may make any claim for compensation in respect of any such reduction in return to the extent that such claim relates to a period occurring prior to the date which is three (3) months prior to the notification by such Lender of the event leading to such reduction in the rate of return; PROVIDED, HOWEVER, that nothing in this sentence shall restrict the ability of such Lender to make any further claim for compensation in respect of any further event notified to the Borrower at any time on or after such date of notification.

5.5  ILLEGALITY

     (a) If, as the result of any Regulatory Change, it becomes unlawful for such Lender to make any of its Loans, the obligations of such Lender to make any portion of the Principal Amount of such Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Agent and the Borrower), forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Agent and the Borrower to such effect, at which time the obligation of such Lender to make its Loans shall be reinstated.

     (b) If, as the result of any Regulatory Change, it becomes unlawful for such Lender to continue its Loans, then, upon notice by such Lender to the Agent and the Borrower, such Lender shall take all reasonable steps open to it including changing its lending office or transferring its Loans to a third party in consultation with the Borrower and the Agent for a period of up to thirty (30) days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or minimize such illegality. If no such arrangements are agreed within such thirty
          (30) day period (or if such period of consultation shall be effectively prohibited by such Regulatory Change) the Borrower shall prepay, within five days after the expiry of such thirty (30) day period (or on such earlier date as may be required by such Regulatory Change) the Principal Amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Clause 5.3).

5.6  TAXES

     (a) All payments by each Obligor of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to any Lender Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by any Obligor hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any Applicable Law, then such Obligor will

          (i) to the extent that any such Taxes are payable by such Obligor, pay directly to the relevant authority the full amount to be so withheld or deducted;

          (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent (to the extent the same is available to such Obligor) evidencing such payment to such authority; and

          (iii) pay to the Agent for the account of the person or persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such person will be equal to the full amount such person would have received had no such withholding or deduction been required.

          Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder or under any other Loan Document, such Lender Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the negligence or wilful misconduct of the relevant Lender Party) as is or are necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had such Taxes not been asserted.

     (b) If any Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for its own account and/or, as the case may be, the account of the relevant Lender Parties, the required receipts or other required documentary evidence, such Obligor shall indemnify the Agent or the relevant Lender Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Lender Party as a result of any such failure (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the gross negligence or wilful misconduct of the relevant Lender Party). For purposes of this Clause, a distribution hereunder or under any other Loan Document by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c) The Lender Parties agree to cooperate with each Obligor in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of taxes of the nature referred to in clause (a) required to be deducted or withhold on account of any payment made by such Obligor under this Agreement or any other Loan Document; PROVIDED, HOWEVER, that no Lender Party shall be under any obligation to execute and deliver any such form if, in the opinion of such Lender Party, completion of any

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

          such form might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Lender Party.

5.7  MITIGATION

     (a) In the event that the Borrower makes payment of any amount pursuant to Clause 5.4 or 5.6 or that any Lender Party seeks payment of an amount pursuant to Clause 5.4 or 5.6 or because of circumstances resulting in the thirty (30) day negotiation period described in any of Clauses 5.1(b), 5.2(b) or 5.5(b), such affected Lender Party agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Clauses (including the transfer of such Lender Party's Dollar Lending Office to another jurisdiction and the application for a Tax Credit); PROVIDED, HOWEVER, that no Lender Party shall be obligated to:

          (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition:

          (ii) achieve any particular result in the case of any such steps resulting in less than complete mitigation of the relevant circumstances; or

          (iii) take any such steps if, in its opinion, it would incur a liability to the Borrower as a result thereof except pursuant to clause (b).

     (b) If, pursuant to clause (a), any Lender Party effectively obtains a refund of tax or credit (a "TAX CREDIT") against a payment made by the Borrower pursuant to Clause 5.6 (a "TAX PAYMENT"), and such Lender Party is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender Party, forthwith after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as shall be reasonably attributable to such Tax
          Payment: PROVIDED, HOWEVER, that no Lender Party shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise materially adversely affect any matter relating to such Lender Party in connection with the assessment or payment of any Taxes. Each Lender Party shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Lender Party shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

5.8  PAYMENTS, COMPUTATIONS, ETC

          All payments by any Obligor pursuant to this Agreement or any other Loan Document, whether in respect of Principal Amount, interest or otherwise, shall (except with respect to any repayment or prepayment of any Obligation denominated in another currency) be paid in Dollars. All such payments made in Dollars shall be made by such Obligor to the Agent for the account of each Lender Party entitled thereto, by delivery of Dollars in immediately available funds to an

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

          account of the Agent at the Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the Borrower from the Agent, for the account of each Lender Party entitled thereto (and, if such payment shall be of less than the due amount of the relevant payment Obligation then due and owing, for the PRO RATA benefit of each Lender Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations). All such payments denominated in Dollars shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m. New York City time, on the date when due. All such payments denominated in any currency other than Dollars shall be payable to such account, and by such time, as the Agent shall specify from time to time. Any payments received hereunder after the time and date specified in this Clause shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender Party its share (calculated as aforesaid), if any, of such payments, in kind. Such remittance shall be to an account designated by such Lender Party to the Agent by notice from time to time and maintained at, in the case of a Lender, such Lender's Dollar Lending Office, or, in the case of any other Lender Party, such location as such Lender Party shall designate to the Agent by notice from time to time. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Subject to clauses (d) and (e) of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

5.9  REDISTRIBUTION OF PAYMENTS

     (a) If, at any time, the proportion which any Lender Party (a "RECOVERING LENDER Party") has received or recovered (whether voluntary, involuntary, by application of set off, or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement or under any other Loan Document (other than any Required Hedging Agreement to which it is party) by any Obligor for the account of such Recovering Lender Party and one or more other Lender Parties is greater (the amount of such excess being herein called an "EXCESS AMOUNT") than the proportion thereof received or recovered by the Lender Party or Lender Parties entitled to participate in the payment Obligation to which such payment relates and which are receiving or recovering the smallest proportion thereof (which, for the purposes hereof shall include a nil receipt or recovery), (it being understood that all relevant payments are to be distributed among the Lenders in accordance with their respective Percentages), then:

          (i) such Recovering Lender Party shall pay to the Agent an amount equal to such excess amount;

          (ii) there shall thereupon fall due from such Obligor to the Recovering Lender Party an amount equal to the amount paid out by such Recovering Lender Party pursuant to clause (a)(i), the amount so due being treated, for the purposes hereof, as if it were an unpaid part of such Recovering Lender Party's portion of such relevant payment; and

           (iii) the Agent shall treat the amount received by it from such Recovering Lender Party pursuant to clause (a)(i) as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the other Lender Parties in accordance with their respective Percentages.

           Within two (2) Business Days after any Lender Party receives or recovers any relevant payment otherwise than by payment through the Agent, that Lender Party shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. Furthermore, no Lender Party shall be obliged to share any amount which it has received or recovered as a result of taking legal proceedings with any other Lender Party which had the opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings to recover the relevant payments.

      (b) If any sum (a "RELEVANT SUM") received or recovered by a Recovering Lender Party in respect of any amount owing to it by any Obligor becomes repayable and is repaid by such Recovering Lender Party, then:

           (i) each Lender Party which has received a share of such relevant sum by reason of the implementation of clause (a) shall, upon request of the Agent, pay to the Agent for the account of the Recovering Lender Party an amount equal to its share of the relevant sum; and

           (ii) there shall thereupon fall due from the relevant Obligor to each such Lender Party an amount equal to the amount paid out by it pursuant to clause (b)(i), the amount so due being treated, for the purposes hereof, as if it were the sum payable to such Lender Party against which such Lender Party's share of such relevant sum was applied.

      (c) If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Lenders and, as a result thereof or in connection therewith, shall receive any excess amount (as referred to in clause (a)) then such Lender shall not be required to share any portion of such excess amount with any Lender which has the legal right to, but does not, join in such action or proceeding (having had notice of such action or proceeding) or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

5.10  SETOFF

      In addition to and not in limitation of any rights or remedies of any Lender Party under Applicable Law on otherwise, each Lender
      Party (or any branch thereof) shall, in the event that the Borrower defaults in the payment, repayment or prepayment when due of any payment Obligation, have the right to appropriate and apply to the payment of such Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of each Obligor then or thereafter maintained with such Lender Party in whatever currency or precious metals (including Gold); PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Clause 5.9.

5.11  APPLICATION OF PROCEEDS

      If at any time any amount received by the Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document (including any proceeds received by the Agent in respect of any sale of, collection from, or other realisation upon, all or any part of any collateral security subject to any Security Agreement) such amount may, in the discretion of the Agent (after consultation with the Lenders), be held by the Agent as additional collateral security under the relevant Security Agreement for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Clauses 11.3 and 11.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Agent against, all or any part of the Obligations in the following order:

     (a) FIRST, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document (excluding, however, any Required Hedging Agreement) in respect of any amount other than interest on, or the Principal Amount of, any Loan;

     (b) SECOND, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document (excluding, however, any Required Hedging Agreement) in respect of interest on any Loan; and

     (c) THIRD, pro rata to amounts outstanding to the Lender Parties (or any of them) under any Loan Document in respect of:

          (i)    the Principal Amount of any Loan; and

          (ii) net payment obligations of the Borrower (or, to the extent that the amount received under the relevant Loan Document relates to any such net payment obligation of RRL, RRL) to any Lender under any Loan Document relating to a Hedging Obligation;

          PROVIDED, HOWEVER, that after the occurrence of any event that constitutes or with the lapse of time, would constitute an "INSURED EVENT" as defined in the Political Risk Insurance the amount applied against the Obligations pursuant to sub-paragraph (a) above shall be that remaining after the application of a portion of such funds in respect of the provider of Political Risk Insurance's pro-rata share of the Lender Parties' and such provider's out-of-pocket expenses or recovery paid to third parties in respect of this Loan Agreement and the Loan Documents.

          Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

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

5.12   CURRENCY OF PAYMENT

       If:

       (a) any amount payable by any Obligor under this Agreement or any other Loan Document is received by a Lender Party entitled thereto in a currency ("PAYMENT Currency") other than the amount agreed to be payable in the currency in which the relevant Obligation is denominated (the "RELEVANT CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of such Obligor or otherwise; and

       (b) the amount produced by converting the Payment Currency so received into the Relevant Currency is less than the required amount of the Relevant Currency, then the relevant Obligor shall, as an independent obligation separate and independent from its other obligations contained hereunder and in any other Loan Document, indemnify such Lender Party for the deficiency and any loss sustained as a result. Such conversion shall be made promptly following receipt at such prevailing rate of exchange in such market as is reasonably determined by such Lender Party as being most appropriate for the conversion. The relevant Obligor shall in addition pay the reasonable costs of the conversion. Each Obligor waives any right it may have in any jurisdiction to pay any amount under this Agreement or any other Loan Document in a currency other than the Relevant Currency.

6.     CONDITIONS PRECEDENT TO MAKING LOANS

6.1    INITIAL LOANS

       The obligations of each Lender to make its initial Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Clause. Unless specifically stated to the contrary, each document, certificate, and other Instrument delivered pursuant to this Clause shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date of the rate Loans to he drawn down hereunder.

6.1.1  RESOLUTIONS, ETC

       The Agent shall have received:

       (a) from each Obligor, a certificate of its Secretary or similar officer as to:

             (i) resolutions of its Board of Directors, Management Committee or similar body then in full force and effect (and, in the case of the Borrower, of its shareholders) authorising the execution, delivery and performance of this Agreement and each other Operative Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby;

            (ii) the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other Operative Document or other document executed or to be executed by it; and

            (iii)  its Organic Documents as then in effect,

            upon which certificates each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of such Obligor, cancelling or amending such prior certificate; PROVIDED, HOWEVER, that any such further certificate may not retroactively cancel or amend any matters contained in any certificate previously delivered hereunder;

       (b) from the Independent Engineer, a certificate of its Secretary or similar officer as to the incumbency and signature of those of its officers authorised to act with respect to the Completion Certificates and each other document to be executed by it and each other matter contemplated hereby, upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the Independent Engineer (with prospective effect only) cancelling or amending such prior certificate; and

       (c) Such other documents (certified if requested) as the Agent may reasonably request from any Obligor with respect to any Organic Document, Contractual Obligation, Operative Document or Approval.

6.1.2  SECURITY AGREEMENTS

       The Agent shall have received:

       (a) counterparts of each Security Agreement (including the Original Subordination Agreements but excluding the AngloGold Security Agreements and the Borrower Security Agreement (Fixed Assets) duly executed by an Authorised Representative of each Obligor party thereto;

       (b) evidence that all filings, stampings; registrations, recordings, notifications and other actions in all relevant jurisdictions necessary or, in the opinion of counsel to the Agent, advisable or desirable, in order to create in favour of the Lender Parties a valid and perfected first-priority lien over all of the collateral purported to be covered by each Security Agreement (including the Original Subordination Agreements but excluding the AngloGold Security Agreements and the Borrower Security Agreement (Fixed Assets) have been made or, as the case may be, taken and are in full force and effect;

       (c) (i) share certificates representing all of the share capital and voting rights of the Borrower owned by Morila Holdings (including any Directors Qualifying Shares and being, in the aggregate, not less than eighty percent (80%) of such share capital and voting rights);

            (ii) share certificates representing all of the issued and paid-in share capital of Morila Holdings; and

            (iii)  with respect to the shares described in each of clauses
                   (c)(i) and (c)(ii), stock powers relating thereto executed in blank and such other instruments of transfer in connection therewith as the Agent shall reasonably require;

       (d) copies of each Counterparty Notice (as defined in and required by each of the Borrower Security Agreement (Offshore Assets) and the Randgold Resources Security Agreement), duly executed by an Authorised Representative of the relevant Obligor and by an authorized signatory of any other person required to execute such Counterparty Notice; and

       (e) copies of any documentation evidencing any Approved Subordinated Indebtedness then in effect.

6.1.3  RANDGOLD GUARANTEE AGREEMENT

       The Agent shall have received counterparts of the Randgold Guarantee Agreement, duly executed by an Authorised Representative of each of the Randgold Completion Guarantors.

6.1.4  PROJECT DOCUMENTS; APPROVALS

       The following conditions shall have been met:

       (a) all Project Documents executed on or prior to the initial Borrowing Date (including the Construction Contract, Mining Contract, Power Contract, Refining Agreement and Mali Consent Agreement) shall be satisfactory in form and substance to all the Lenders, shall be in full force and effect, and copies thereof (certified as being true and correct copies of the originals thereof by an Authorised Representative of the Borrower) shall have been delivered to the Agent;

       (b) the Agent shall have received such documentation (collectively, the "ORIGINAL STEP-IN AGREEMENTS") as it shall reasonably require as evidence of the rights of the Lender Parties to assume the rights and obligations of the Borrower (or any Affiliate thereof party to any Project Document) under any Project Document to which it is a party upon the occurrence of an Event of Default or such other event as the Agent shall specify; and

       (c) the Agent shall have received a certificate of an Authorised Representative of RRL, to the effect that

            (i) all Approvals of the nature referred to in the first sentence of Clause 7.17(a) have been obtained, all such Approvals are listed in Item 1 ("APPROVALS") of the Disclosure Schedule have been obtained and each such Approval is in full force and effect as at (x) in the case of each Approval listed in Part A of Item 1 ("CURRENT APPROVALS") of the Disclosure Schedule, the date set forth opposite such Approval in such Part A, and (y) in the case of each Approval listed in Part B of Item 1 ("PENDING APPROVALS") of the Disclosure Schedule, a date occurring prior to the initial Borrowing Date as set forth in such certificate; and

            (ii) a true, correct and complete copy of each such Approval is attached to such certificate. Without limiting the generality of the foregoing the Agent shall have received such evidence as it shall require by way of proof that the Borrower is not in default in connection with the payment of taxes, social security and similar payments required or scheduled to be paid in Mali.

6.1.5  REQUIRED HEDGING AGREEMENTS

       The Agent shall have received such evidence as it shall require in connection with the implementation by the Borrower of Required Hedging Agreements which are required by Clause 8.1.10 to be in effect on the initial Borrowing Date.

6.1.6 INSURANCE

       The terms of and policies of insurance required to be maintained pursuant to Clause 8.1.7 (including as to amount, risks covered and deductibles) shall be reasonably satisfactory to the Agent and the Agent shall have received a schedule (as amended from time to time pursuant to Clause 8.1.7, the "INSURANCE SUMMARY") detailing all policies of insurance maintained in connection with the Morila Project as at the initial Borrowing Date and the coverage effected thereby. In addition, the Agent shall have received copies of all policies and binders or brokers' letters of undertaking regarding such policies. The Agent shall also have received:

       (a) such evidence with respect to the adequacy of insurance cover with respect to the Morila Project as the Agent, in its sole and absolute discretion, may require;

       (b) endorsements to all insurance policies maintained in connection with the Morila Project signed by the issuers of such policies and acknowledging the interests of the Lender Parties in such policies as referred to in Clause 8.1.7(b);

       (c) evidence reasonably satisfactory to it that all premiums (or deposits in connection therewith) required to be paid in order to ensure that the policies referred to in this Clause are in full force and effect, have been paid and that all such policies are in full force and effect; and

       (d) counterparts of the Insurance Consultant's Certificate duly executed by the Insurance Consultant

6.1.7  PROJECT ACCOUNTS: PRIOR CONTRIBUTIONS

       The Facility Agent shall have received:

       (a)  evidence that the Project Accounts have been established;

       (b) counterparts of the Project Account Agreement (Offshore) duly executed by the Project Account Bank (Offshore) and an Authorised Representative of the Borrower;

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

       (c) counterparts of the Project Account Agreement (Mali) duly executed by the Project Account Bank (Mali) and an Authorised Representative of the Borrower;

       (d) evidence of the aggregate amounts (the "COMPLETION GUARANTOR PRIOR CONTRIBUTION") contributed by the Completion Guarantors to the Borrower prior to the initial Borrowing Date by way of Capital Contributions and/or Approved Subordinated Indebtedness and/or other Indebtedness (which amount shall not be less than U.S.$25,000,000) together with a certificate of the chief financial Authorised Representative of each Completion Guarantor containing details of the portion of such amount which has been utilised prior to the initial Borrowing Date by the Borrower in the development and construction of the Mine;

       (e) evidence that the Completion Deposit Account shall have been funded by RRL (including from the proceeds of the repayment of Initial Repayable Intercompany Indebtedness made from the proceeds of the initial Loans) in a principal amount of not less than U.S.$5,000,000; and

       (f) a copy (certified as a true and correct copy of the original thereof by an Authorised Representative of RRL) of the Barnex Loan Agreement.

6.1.8  PROCESS AGENT ACCEPTANCE

       The Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by each Obligor.

6.1.9 OPINIONS OF LEGAL ADVISERS

       The Agent shall have received opinions from:

       (a) Cabinet Berthe, legal advisers in Mali to the Obligors, substantially in the form of Exhibit E-1 attached hereto;

       (b) Ogier & Le Masurier, legal advisers in Jersey to the Obligors, substantially in the form of Exhibit E-2 attached hereto;

       (c) Bowman Gilfillan, Inc., legal advisers in South Africa to the Obligors, substantially in the form of Exhibit E-3 attached hereto;

       (d) Herbert Smith, special legal advisors in France to the Lender Parties, substantially in the form of Exhibit E-4 attached hereto; and

       (e) Mayer, Brown & Platt, legal advisers in England to the Lender Parties, substantially in the form of Exhibit E-5 attached hereto.

       Each Obligor hereby instructs its legal advisers referred to in clauses
       (a) to (c) to deliver the opinions referred to in such clauses to the Lender Parties.

6.1.10 DEVELOPMENT PLAN; ENVIRONMENTAL IMPACT STUDY; TECHNICAL REVIEW

       The Lenders shall have received:

       (a) the initial Cash Flow Schedule, initialled for purposes of identification by each of RRL and the Agent together with a copy of the remainder of the Development Plan certified by an Authorised Representative of RRL as being a true and accurate copy of the original thereof;

       (b) the Environmental Impact Study certified by an Authorised Representative of RRL as being a true and accurate copy of the original thereof; and

       (c) the Technical Review certified as a true and correct version thereof by the Independent Engineer.

6.1.11 INITIAL COMPLIANCE CERTIFICATE

       The Agent shall have received a Compliance Certificate calculated as of the initial Borrowing Date, together with such information concerning the calculations and assumptions used by the Borrower in preparing such Compliance Certificate as the Agent shall have requested.

6.1.12 INDEPENDENT ENGINEER'S CERTIFICATE

       The Facility Agent shall have received counterparts of the Independent Engineer's Certificate duly executed by the Independent Engineer.

6.1.13 CLOSING FEES, EXPENSES, ETC

       The Agent shall have received (including, to the extent necessary, from the proceeds of the initial Loans) for its own account, or for the account of the relevant Lender Parties, as the case may be, all fees due and payable on or prior to the initial Borrowing Date and all fees and expenses payable pursuant to Clause 11.3, to the extent then invoiced.

6.1.14 POLITICAL RISK INSURANCE

       (a) Each Lender shall have been named as a beneficiary (which term shall include a policy naming the Agent or the Arrangers as insured and the Lenders as co-insured) in respect of a policy of Political Risk Insurance complying with the definition of such term, such Political Risk Insurance shall be in full force and effect, and the Borrower shall have paid to the Agent all premiums due pursuant to such Political Risk Insurance with respect to the shorter of:

            (i) the first twenty-four month period of coverage of such insurance; or

            (ii) the period from the commencement of coverage of such insurance until 30 June, 2000.

       (b) The Agent shall have received confirmation from the issuer of the Political Risk Insurance that the terms and conditions of this Agreement and the other Operative Documents are consistent with, and in compliance with, the requirements of the Political Risk Insurance with respect to the form, content and substance of the documentation relating to the financing of the Morila Project.

6.1.15 BONDHOLDERS' WAIVER

       The Agent shall have received a certificate of an Authorised Representative of the Borrower:

       (a) attaching thereto true and correct copies of the documentation relating to the RECI. Convertible Bonds; and

       (b) confirming the validity of, and attaching a true and correct copy of, documents waiving (in connection with each relevant Security Agreement) the negative pledge restrictions assumed by RECI and certain affiliates in connection with such documentation.

6.2    ALL LOANS

       The obligations of the Lenders to make any Loan (including the initial Loans) shall be subject to the prior or concurrent satisfaction of the additional conditions precedent set forth in this Clause.

6.2.1  COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC

       The representations and warranties of each Obligor set forth in Clause 7 and those of each Obligor, AngloGold and AngloGold (BVI) set forth in each other Loan Document to which such Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI) is a party shall be true and correct in all material respects as of the date initially made, and both immediately before and immediately after the making of the Loans (but, if any Default of the nature referred to in Clause 9.1.5 shall have occurred with respect to any other indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Loans to such other indebtedness):

       (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

       (b)  no Default shall have then occurred and be continuing.

6.2.2  BORROWING REQUEST

       The Agent shall have received a duly completed Borrowing Request for such Loans. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by each Obligor on the relevant Borrowing Date (both immediately before and immediately after giving effect to the making of the Loans and the application of the proceeds thereof) that the statements made in Clause 6.2.1 are true and correct.

6.2.3  SATISFACTORY LEGAL FORM

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

       All documents executed or submitted pursuant hereto by or an behalf of any person shall be satisfactory in form and substance as to legal matters to the Lender Parties and their legal advisers acting reasonably and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such Instruments related to the conditions precedent described in this Clause, as the Agent or its legal advisers may reasonably request.

7.     REPRESENTATIONS AND WARRANTIES

       In order to induce the Lender Parties to enter into this Agreement and, in the case of the Lenders, to make and continue Loans hereunder.

       (a) the Borrower represents and warrants into each Lender Party as set forth in this Clause; and

       (b) the Randgold Completion Guarantors make the representations and warranties set out in Clauses 7.2 through 7.5 and Clauses 7.7, 7.8,
            7.11 and 7.19 to each Lender Party.

       The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall (except with respect to the representations and warranties referred to in Clause 7.3(b) or 7.3(c) and in Clause 7.19) be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans), the Mechanical Completion Date, the Economic Completion Date, the Release Date and on any date on which any person grants further security to any Lender Party pursuant to Clause 8.1.16; PROVIDED, HOWEVER, that no Randgold Completion Guarantor will be deemed (but without prejudice to any liability arising as a result of any breach of any such representation or warranty made by any Randgold Completion Guarantor on or prior to the Release Date) to have made any new representation or warrant pursuant to the terms of this Clause at any time following the Release Date.

7.2    ORGANISATION, POWER, AUTHORITY, ETC

       The Borrower is a company (societe anonyme) validly organised and existing under the laws of Mali. Each of RRL and Morila Holdings is a company duly incorporated and validly existing under the laws of Jersey. Each Obligor is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect with respect to such Obligor and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

7.3    DUE AUTHORISATION: NON-CONTRAVENTION

The execution and delivery by each Obligor of this Agreement and each other Operative Document executed or to be executed by it and the performance by each Obligor of its obligations hereunder and thereunder, and the receipt of the Loans hereunder in the case of the Borrower:

       (a) have been duly authorised by all necessary corporate action on its part;

       (b) do not require any Approval (other than those Approvals referred to in Item l ("APPROVALS") of the Disclosure Schedule);

       (c) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it;

       (d) in the case of any Requirement of Law or Approval relating to the Morila Project generally and not applying to the Loan Documents, do not and will not conflict with, result in any violation of or constitute any default under such Requirement of Law or Approval which would be likely to have a Material Adverse Effect with respect to such Obligor; and

       (e) will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and each Security Agreement to which such Obligor is a party).

7.4    VALIDITY, ETC

       (a) This Agreement constitutes, and each other Operative Document executed or to be executed by each Obligor constitutes, or on the due execution by each party thereto and delivery thereof will constitute, the legal, valid, and binding obligation of such Obligor enforceable in accordance with its terms (subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

       (b) Upon taking of the various actions described in Clause 6.1.2 (and, in the case of the AngloGold Security Agreements, the various actions described in the First Schedule to the Supplemental Agreement), each Security Agreement will create in favour of the Agent (for the rateable benefit of the Lender Parties), a valid and perfected first-priority lien on all of the assets, properties, rights and revenues referred to in each such Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no liens, except:

            (i)    for mandatory provisions of Applicable Law; and

            (ii) as specifically permitted by this Agreement or such Security Agreement.

7.5    LEGAL STATUS

       No Obligor nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or

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

       execution on a judgment in respect of their respective obligations under any of the Loan Documents to which it is a party.

7.6    FINANCIAL INFORMATION

       All balance sheets and all statements of operations, shareholders' equity and cash flow and all other financial information relating to each Obligor which have been furnished by or on behalf of such Obligor to the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby. including:

       (a) the consolidated and individual balance sheet of RRL at 31 March, 1999, and the related consolidated statements of operations, shareholders' equity and cash flow of RRL, as audited by Pricewaterhouse Coopers; and

       (b) the balance sheet of the Borrower at 30 September, 1999, and a statement of Capital Expenditures in respect of the Morila Project as at 30 September, 1999, in each case certified by the chief financial Authorised Representative of the Borrower;

       have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position of the relevant Obligor as at the dates thereof and the results of its operations for the periods then ended. No Obligor has on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Clause or in the notes thereto.

7.7    ABSENCE OF DEFAULT

       No Obligor is in default in the payment of (or in the performance of any material obligation applicable to) any indebtedness in excess of U.S.$1,000,000, no Default is outstanding or would result from the making of any Loan and no Obligor is in default under any material provision of any Project Document to which it is party, any Requirement of Law or the terms or conditions upon which any Approval has been granted.

7.8    LITIGATION, ETC

       There is no pending or, to the knowledge of any Obligor, threatened litigation, arbitration, employment dispute or governmental investigation or proceeding against any Obligor or any or their respective affiliates or to which any of any such entity's business, operations, properties, assets (including the Mine), revenues or prospects is subject which could reasonably be expected to have a Materially Adverse Effect with respect to such Obligor. All pending or threatened litigation, arbitration, employment disputes and governmental investigations and proceedings against any Obligor or to which any of any such entity's business. operations, properties. assets (including the Mine), revenues or prospects is subject as of the date of the delivery of the initial Borrowing Request are disclosed in Item 2 ("LITIGATION") of the Disclosure Schedule. In the case of any litigation so disclosed, there has been no development in such litigation since the Effective Date

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

       which could reasonably be expected to have a Materially Adverse Effect with respect to any Obligor.

7.9    MATERIALLY ADVERSE EFFECT

       Since 31 March, 1999 and since the date of the most recent financial statements relating to each Obligor delivered pursuant to Clause 8.1.1(a), there have been no occurrences which, individually or in the aggregate, have or may reasonably be expected to have a Materially Adverse Effect with respect to any Obligor.

7.10   BURDENSOME AGREEMENTS

       No Obligor is a party or subject to any Contractual Obligation or Organic Document which has or may reasonably be expected to have a Materially Adverse Effect with respect to such Obligor.

7.11   TAXES AND OTHER PAYMENTS

       Each Obligor has:

       (a) filed all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by Applicable Law to have been filed by it, and

       (b) paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labour, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business (including the Mine) and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts:

            (i)    not in excess of U.S.$1,000,000;

            (ii) which has remained unpaid for a period of less than one hundred and twenty (120) days from date on which payment was originally due (in respect of which the relevant Obligor will pay prior to the end of such period); or

            (iii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Summary details of taxes required to be paid in connection with the development of the Morila Project are set forth in
                   Item 10 ("TAXES") of the Disclosure Schedule.

7.12   MINING RIGHTS, PROJECT ASSETS, INSURANCE

       The Borrower has acquired all Project Assets and all Mining Rights, and has obtained such other surface and other rights as are necessary on the date the representation contained in this Clause is made or repeated from time to time for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the development of the Project substantially in accordance with the Development Plan. All such Project Assets, Mining Rights and other rights are sufficient in scope and substance for the development of the Project as contemplated by the Development Plan and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights (other than any royalty payments, if any, payable pursuant to royalty agreements set forth in Item 9 ("ROYALTY AGREEMENTS") of the Disclosure Schedule) remains unpaid. The Borrower has made (or has caused to be made) full disclosure of all relevant issues and facts to the issuer of each insurance policy maintained in connection with the Morila Project such that no such issuer is entitled to vitiate, cancel or otherwise refuse or decline to honour the terms of, or any pay claims in respect of, any such insurance policy.

7.13   OWNERSHIP AND USE OF PROPERTIES; LIENS

       (a) The Borrower has good title to all of the Project Assets it owns or purports to own, free and clear of all liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Clause 8.2.3 or as disclosed in Item 3 ("ASSETS; PROPERTIES") of the DIsclosure Schedule.

       (b) The Borrower does not own any assets or properties other than those derived from or used in connection with the Project and those incidental to the operation of the Mine.

       (c) The Borrower has complied in all material respects with all material Contractual Obligations relating to any material Project Asset leased, operated, licensed or used by it and all Instruments pursuant to which it is entitled to lease, operate, license or use any such Project Assets are in full force and effect.

7.14   SUBSIDIARIES

       The Borrower has no subsidiaries. Each Relevant Group Company as at the date of the Supplemental Agreement (other than AngloGold and AngloGold
       (BVI) is set forth in Item 4 ("RELEVANT GROUP COMPANIES") of the Disclosure Schedule.

7.15   INTELLECTUAL PROPERTY

       The Borrower owns, licenses or otherwise possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as it considers necessary for the conduct of its business as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which could reasonably be expected to have a Materially Adverse Effect with respect to the Borrower.

7.16   TECHNOLOGY

       The Borrower owns or has the right to use all technologies and processes required by it to consummate the Project and operate the Mine (including the achievement of Mechanical Completion and Economic Completion by the respective dates

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

       contemplated in this Agreement) as contemplated by the Development Plan and in accordance with good industry practice, except where any such non-ownership or lack or right to use any such technology or process would not be reasonably likely to have a Materially Adverse Effect with respect to the Borrower. There are no material licence agreements granting any other person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Project or the operation of the Mine.

7.17   APPROVALS; PROJECT DOCUMENTS.

       (a) All Instruments have been entered into and all Approvals have been obtained (other than those identified in Part B ("PENDING APPROVALS") of Item 1 of the Disclosure Schedule as being scheduled to be obtained after the date the representation referred to in this clause is made or repeated from time to time) which are required to:

            (i) consummate the Project and facilitate the operation of the Mine (including the achievement of Mechanical Completion, Economic Completion and the Release Date by December 31,
                   2001) in accordance with the Development Plan; and

            (ii) enable each Obligor to enter into, and perform its obligations under, each Operative Document to which it is a party. All Approvals necessary to obtain in connection with the consummation of the Project, the operation of the Mine in accordance with the Development Plan and the execution and implementation of the Operative Documents are listed in Item 1 ("APPROVALS") of the Disclosure Schedule.

       (b)  Each of the Project Documents is:

            (i)    in full force and effect;

            (ii) enforceable against each Obligor party thereto (and by such Obligor against all other parties thereto) in accordance with its terms (subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles); and

            (iii) in the form previously or concurrently delivered to the Facility Agent pursuant to this Agreement. All performance required under each Project Document of each Obligor (and, to the best of the knowledge of each Obligor, of each other party) required at the date of the making of this representation from time to time has occurred (except:

                   (A) performance required by any relevant Project Document to be performed at a later date; and

                   (B) performance of any Obligation contained in any such Project Document which is not material to the Project or to the performance of such Project Document taken as a whole), and no default (however denominated) in the performance of the obligations of any Obligor, (or, to the best of the knowledge of each Obligor, of any other party) under any Project Document (except any such default in the performance of any such obligation which is not material to the Project or to the performance of such Project Document taken as a whole) has occurred and is continuing.

7.18   ADEQUACY OF INFORMATION

       The factual statements contained in each of the Development Plan, the Environmental Impact Assessment and the Insurance Summary, based upon the assumptions stated therein, are true and correct in all material respects and do not omit to state any information or fact the omission of which might render any conclusion or statement contained in any such document misleading in any material respect. The Development Plan contains summary descriptions of the Project Assets and the Project and the operation of the Mine as proposed to be conducted throughout the Project Period. The Environmental Impact Assessment, the Development Plan and the Insurance Summary contain summary descriptions of the environmental, technical and insurance aspects of the Project Assets and the Project and the operation of the Mine as now conducted and as proposed to be conducted throughout the Project Period. The financial projections, estimates and other expressions of view as to future circumstances contained in the Feasibility Study are fair and reasonable and, to the best of each Obligor's knowledge, have been arrived at after reasonable enquiry and have been made in good faith by the persons responsible therefor.

7.19   ENVIRONMENTAL WARRANTIES

       (a)  Except as set forth in Part A ("ENVIRONMENTAL MATTERS-PROJECT") of
            Item 6 of the Disclosure Schedule:

            (i) all facilities and property (including underlying groundwater) owned, operated, leased or utilised in connection with the Project have been, and continue to be, owned, operated, leased or utilised by such person in material compliance with the standards set out in, referred to or utilised by the Environmental Impact Study and with the standards for material compliance with environmental and related matters stipulated by the World Bank and as in effect on the date of the Supplemental Agreement (the "ENVIRONMENTAL REVIEW STANDARDS") and in material compliance with material Environmental Laws;

            (ii) there have been no past, and there are no pending or threatened:

                   (x) claims, complaints, notices or requests for information received by any person in connection with the Project with respect to any alleged violation of Environmental Review Standards or any Environmental Law which have not been cured or satisfied; or

                   (y) complaints, notices or inquiries in connection with the Project regarding potential liability under any Environmental Review Standard or Environmental Law which complaints, notices or inquiries have resulted in, or would be reasonably likely to result in, any action being taken by any Governmental Agency or any other person;

            (iii) all Environmental Review Standards and Approvals relating to environmental matters which are necessary for the Project have been issued and are being materially complied with; and

            (iv) no conditions exist at, on or under any property now or previously owned, leased, operated, licensed or used by the Borrower or, so far as the Borrower is aware having made enquiry, any other Project Party in connection with the Project which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Review Standard or Environmental Law that, individually or in the aggregate, has, or may reasonably be expected to have, a Materially Adverse Effect with respect to the Borrower.

       (b) Without prejudice to clause (a), except as disclosed in Part B ("ENVIRONMENTAL MATTERS - GROUP") of Item 6 of the Disclosure
            Schedule:

            (i) each Relevant Group Company has complied with all applicable Environmental Laws, except where the failure to be in compliance therewith (x) would not reasonably be expected to have a Materially Adverse Effect with respect to any Obligor or (y) would not reasonably be expected to result in any action being taken by any Governmental Agency or any other person charged under law with a responsibility to enforce any Environmental Law;

            (ii) no Relevant Group Company manages any Hazardous Materials at any of its facilities or assets in violation of any Environmental Laws, except where any such violation would not reasonably be expected to have a Materially Adverse Effect with respect to any Obligor, and

            (iii) there are no events, conditions or circumstances occurring at or relating to any facilities or assets of any Relevant Group Company involving any environmental pollution or contamination that have, or would reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

7.20   PARI PASSU

       The payment Obligations of each Obligor under each Loan Document to which it is a party rank at least PARI PASSU in right of payment with all of such Obligor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law.

7.21   ROYALTIES, ETC

       Other than as disclosed in Item 9 ("ROYALTY AGREEMENTS") of the Disclosure Schedule, neither the Mine nor the Borrower's interest therein is subject to any royalty, net smelter return obligation, net profit payment or similar arrangement.

8.     COVENANTS

8.1    CERTAIN AFFIRMATIVE COVENANTS

       Each Obligor agrees with each Lender, Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its respective obligations set forth in this Clause; PROVIDED, HOWEVER, that (except in the case of Clauses 8.1.4, 8.1.18 and 8.1.20) no Randgold Completion Guarantor will be under any further obligation under this Clause 8.1 (but without prejudice to any liability arising as a result of any breach on or prior to the Release Date of any undertaking of any Randgold Completion Guarantor contained in this Clause 8.1) at any time following the Release Date.

8.1.1  FINANCIAL INFORMATION, ETC

       The Borrower (and/or where stated below, the Randgold Completion Guarantors) will furnish, or will cause to be furnished, to the Agent (and, in the case of clause (c), the Independent Engineer) copies (with sufficient copies for each other Lender Party) of the following financial statements, reports and information:

       (a) promptly when available, and in any event within one hundred and eighty (180) days after the close of each Fiscal Year of each Randgold Completion Guarantor, the consolidated balance sheet of such Randgold Completion Guarantor and its subsidiaries at the close of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flow of such Randgold Completion Guarantor and its subsidiaries, in each case with comparable information at the close of and for the prior Fiscal Year, and reported on without Impermissible Qualification by Pricewaterhouse Coopers or independent certified public or chartered accountants of recognised international standing, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become so aware, describing such Default;

       (b) promptly when available, and in any event within forty five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Obligor:

            (i) in the case of the Borrower, its balance sheet at the close of such Fiscal Quarter, and its related statements of operations, shareholders' equity and cash flow; and

            (ii) in the case of each Randgold Completion Guarantor, its consolidated balance sheet at the close of such Fiscal Quarter, and its related consolidated statements of operations, shareholders' equity and cash flow, in each such case in respect of such related statements, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding period during such prior Fiscal Year) and certified by an accounting or financial Authorised Representative of the relevant
            Obligor:

       (c) within thirty (30) Business Days after March 31, June 30, September 30 and December 31 of each calendar year and on the Mechanical Completion Date, the Economic Completion Date and the Release Date, a Compliance Certificate calculated as of such March 31, June 30, September 30 or December 31 or as of the Mechanical Completion Date, the Economic Completion Date or the Release Date, as the case may be, indicating, INTER ALIA, compliance with each of the ratios set forth in Clause 9.1.19 on each Calculation Date coinciding with or scheduled to occur thereafter, together with such information concerning the calculations and assumptions used by the Borrower in preparing such Compliance Certificate as the Agent may request;

       (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to each Obligor by a certified public accountant in connection with each annual or interim audit made by such certified public accountant of the books of such Obligor;

       (e) annually, on or before each anniversary of the initial Borrowing Date, a memorandum prepared by the Borrower summarising the then outstanding insurance coverage with respect to the Mine together with a certificate or certificates of insurance prepared by the Insurance Consultant and in form and substance satisfactory to the Agent confirming that:

            (i) all such insurance coverage is in full force and effect and all premiums payable in connection therewith have been paid;

            (ii) in the opinion of the Insurance Consultant, such insurance is sufficient for the purposes of the Mine and is responsive to the requirements of Clause 8.1.7;

            (iii) the Agent is named as the first loss payee under all policies of property insurance and as an additional insured under all policies of liability insurance; and

            (iv) the insurers under such insurance policies have undertaken in writing not to amend or terminate such policies without at least thirty (30) days' prior written notice thereof to the Agent and have entered into such undertakings as are required pursuant to Clause 8.1.7; it being agreed that such certificate shall be conclusive as against the Borrower both as to the amount of insurance required and the perils against which coverage is required and the Borrower shall immediately insure in accordance with such certificate;

       (f) as promptly as practicable after the occurrence of the relevant event details as to any:

            (i) material disputes with such of its insurance carriers as are providing insurance coverage with respect to the Mine;

            (ii) failure to pay any insurance premium as and when required that might result in the cancellation of any policy implemented in connection with, or relating to, the Mine;

            (iii) material reduction in the amount of, or any other material change in, insurance or reinsurance coverage maintained in connection with the Mine;

            (iv) failure to comply with its obligations under Clause 8.1.7, in each case stating the reasons therefor, together with any other information concerning the insurance and reinsurance coverage required to be maintained by it as the Agent shall have reasonably requested;

            (v) occurrence of any actual or potential casualty or loss which is covered by the terms of any policy of insurance maintained in connection with the Mine;

            (vi) notices received from any insurance carriers with respect to the cancellation of or proposed cancellation of any policy of insurance maintained in connection with the Mine (and, in the case of the notification of any such details, stating the reasons therefore, together with any other information concerning the insurance coverage required to be maintained pursuant to this Agreement as the Agent shall have reasonably requested); and

            (vii) occurrence of any event which, to any Obligor's knowledge, is of the nature referred to in the Political Risk Insurance as an event which is insured thereby;

       (g) without prejudice to the provisions of Clause 8.1.18, 8.2.14, 8.2.15, 9.1.7 or 9.1.8, the Borrower will furnish promptly upon the effectiveness of occurrence thereof, as the case may be, copies of any Instrument, correspondence or other item of documentation amending, supplementing or otherwise modifying the material provisions of any Project Document and a detailed report of any agreed material departure from the performance by any party of any of its material obligations under any Project Document;

       (h) promptly upon receiving knowledge of the same, notice of the occurrence of any default or event of default (howsoever denominated but without prejudice to the provisions of Clause 9.1.7 or 9.1.8) by any party relating to a material provision of any of the Project Documents;

       (i) without limiting any other provision of Clause 8.1, as soon as possible and in any event within three (3) Business Days after the occurrence of any Default, the Borrower will furnish a statement of the chief financial Authorised Representative of the Borrower setting forth details of such Default and the action which has been taken, and which it is proposed be taken, with respect thereto;

       (j) as soon as possible and in any event within five (5) Business Days after:

            (i) the occurrence of any adverse development with respect to any litigation, arbitration, employment dispute, or governmental investigation or proceeding described in Clause 7.8 which has a reasonable likelihood of having a Materially Adverse. Effect with respect to any Obligor; or

            (ii) the commencement of any litigation, arbitration, employment dispute or governmental investigation or proceeding of the type described in Clause 7.8, the relevant Obligor will furnish to the Agent notice thereof and such details in connection therewith as the Agent may reasonably request;

       (k) Without limiting any other provision of Clause 8.1, notice of the occurrence as soon as possible (and in any event within three (3) Business Days) after any Obligor knows or has reason to know of any circumstance which has a reasonable likelihood of having a Materially Adverse Effect with respect to such Obligor;

       (l) not more than ten (10) Business Days after the close of each calendar month, the Borrower shall deliver a Monthly Mine Report as at the close of such calendar month in form and substance satisfactory to the Agent and the Required Lenders;

       (m) not more than ten (10) Business Days after the end of each calendar month the Borrower shall deliver:

            (i) a statement showing in detail all credits to, debits from, and balances standing to the credit of the Project Accounts for such calendar month; and

            (ii) a certificate, duly executed by the chief financial or accounting Authorised Representative of the Borrower, indicating the amounts, and the relevant payee, of all Project Costs made for such calendar month, such payments to be consistent with the Cash Flow Schedule (except to the extent permitted by Clause 4.4(c));

       (n) promptly after the end of each calendar year, the Borrower shall deliver a review of the operations of the Morila Project during such calendar year (such review to include any necessary updates to the Cash Flow Model, calculations indicating compliance with the provisions of Clause 9.1.19 up until the Final Maturity Date and a statement of Proven and Probable

            Reserves as at the end of such calendar year, in each case in form and substance satisfactory to the Independent Engineer);

       (o) each Obligor will furnish copies of each filing and report or document made to or filed with, or received from, any Governmental Agency, and of each communication from such Obligor to its shareholders or creditors generally, in each case promptly upon the making, filing or receipt thereof which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of the relevant Obligor;

       (p) the Borrower will, immediately upon becoming aware of any fact or circumstance giving rise to (or likely to give rise to) any cost overrun which might oblige any Completion Guarantor to make a contribution pursuant to Clause 3.2 of either Guarantee Agreement to which such Completion Guarantor is a party, give notice of such fact or circumstance. Such notice shall include information in reasonable detail as to the amount of such cost overrun, the circumstances giving rise thereto and any further possible cost overruns as may then be likely to occur;

       (q) the Borrower will furnish copies of all material Instruments entered into by any Obligor in connection with the Project or the operation of the Mine in each case promptly upon having entered into the same (and of all material Instruments entered into by any other persons in connection with the Project promptly upon receipt of the same by the Borrower (and, in connection with any such Instrument, the Borrower undertakes to attempt to acquire the same as quickly as is reasonably possible after it becomes aware of such Instrument)) and the Borrower will immediately give notice of its intention to enter into any such Instrument or the intention of any other person to enter into any such Instrument (promptly upon the Borrower becoming aware of such intention);

       (r) The Borrower will, promptly upon receipt thereof furnish copies of each Annual Operating Budget and Capital Budget (in each case as defined in the Operating Agreement) delivered to it pursuant to the Operating Agreement; and

       (s) each Obligor will furnish such other information with respect to its financial condition, business, property, assets, revenues and operations as the Agent or any Lender (acting through the Agent) may from time to time reasonably request.

8.1.2  COMPLIANCE WITH LAWS

       Each Obligor will comply in all material respects with all Applicable
       Laws.

8.1.3  APPROVALS

       (a) Each Obligor will obtain, maintain in full force and effect, and comply in all respects with, all Approvals (including those identified in Item 1

            ("APPROVALS") of the Disclosure Schedule) as may be required or advisable from time to time for such Obligor to:

            (i) execute, deliver, perform and preserve its rights under any of the Operative Documents executed or to be executed by it;

            (ii) grant and perfect the liens granted or purported to be granted and perfected by it pursuant to any Security Agreement to which it is a party; and

            (iii) in the case of the Borrower, own, lease, use or license the Project Assets in which it holds any interest and operate the Mine in accordance with sound mining and business practice;

       (b) Without limiting clause (a), the Borrower will obtain all Approvals identified in Part B of Item 1 ("PENDING APPROVALS") of the Disclosure Schedule by the date set forth in the Disclosure Schedule opposite such Approval and, within five (5) Business Days of obtaining any such Approval deliver to the Agent certified copies of such Approval.

8.1.4  MAINTENANCE OF CORPORATE EXISTENCE

       Each Obligor will do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

8.1.5  FOREIGN QUALIFICATION

       Each Obligor will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

8.1.6  PAYMENT OF TAXES, ETC

       Each Obligor will file all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by Applicable Law to have been filed by it. Each Obligor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labour, material, supplies, personal property and services); PROVIDED, HOWEVER, that the foregoing shall not require any Obligor to pay or discharge any such tax, assessment, fee, charge, levy or claim:

       (a) in respect of which the relevant invoice or demand for payment was issued not more than one hundred and twenty (120) days prior to the payment thereof (and in respect of which the relevant Obligor has, upon request, demonstrated to the Agent that it will pay prior to the end of such period); or

       (b) so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

8.1.7  INSURANCE

       (a) The Borrower will maintain (or will cause to be maintained) with reputable insurance companies:

            (i) insurance as required under this Agreement, as required pursuant to Applicable Law and otherwise as contemplated by the Insurance Summary; and

            (ii) such other insurance (including business interruption and delay in start up insurance) with respect to the properties and business of the Borrower and the Morila Project against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses to the Morila Project similarly situated and financed on a limited recourse basis and the Borrower will, upon request of the Agent, furnish to the Agent at reasonable intervals (but not, as long as no Event of Default shall then have occurred and be continuing, more than twice in any year) a certificate setting forth the nature and extent of all insurance maintained by or on behalf of the Borrower in accordance with this Clause and confirming its adequacy and sufficiency. The Agent may (if so required by the Lenders) solicit the services of the Insurance Consultant to assess the adequacy and sufficiency of the insurance coverage required to be maintained hereunder and to evaluate the contents of each certificate furnished pursuant to the immediately preceding sentence. The Borrower will provide the Agent with thirty (30) days prior written notice of any proposed change of any insurance company providing insurance coverage of the nature referred to in this Clause, and any such change shall be consistent with the provisions of this Agreement. The Borrower will from time to time provide the Agent with such amendments to the Insurance Summary so as to ensure that the same is complete and accurate at all times, together with copies of all insurance policies as in effect from time to time; PROVIDED, HOWEVER, that any such amendment to the Insurance Summary shall be without prejudice to the other requirements of this Clause and this Agreement with respect to the required insurance coverage in connection with the Morila Project; and PROVIDED, FURTHER, HOWEVER, that any such amendment to the Insurance Summary shall require the consent of the Agent (and, in the case of any such amendment relating to the amount of any insurance coverage, any deductible relating thereto and any exclusion to such coverage, each of the Lenders). Without prejudice to the foregoing, the Borrower shall ensure that all premiums required to be paid in order to ensure that the policies referred to in this clause are in full force and effect shall be paid as and when the same shall become due and payable and shall otherwise comply with each other term and condition of such policies so as to ensure that such policies are, and shall continue, in full force and effect.

       (b) All of the insurance policies relating to the Morila Project (and, to the extent required by the Agent as set forth in clause (d), all policies of reinsurance issued in connection therewith) will, in each case, in accordance with standard practice in the mining industry having regard, INTER ALIA, to the limited recourse nature of the facility granted pursuant to this Agreement and to prevailing market practice in connection with comparable facilities for projects similar to the Morila Project:

            (i) specify the Lender Parties as additional insureds under all policies of liability insurance and as additional insureds and the Agent as first loss payee under all policies of property, business interruption and marine insurance, and contain such endorsements in favour of the Agent as the Agent shall reasonably require;

            (ii) not be cancellable (or non-renewable or subject to a decrease in the scope or amount of coverage (including by way of increase in any deductible)) as against the Agent (including for failure to pay premiums) or subject to material alteration of any kind without (x) in the case of any such action, thirty (30) days written notice of such action having been given by the Borrower or the issuer of the relevant policy to the Agent, and (y) in the case of any such material alteration, the prior written consent of the Agent;

            (iii) in the case of insurance covering loss or damage to any of the Project Assets, contain a "LENDER LOSS PAYABLE" provision for the benefit of the Agent on behalf of itself and the Lenders (including that the policy shall not be invalidated as against the Agent by reason of any action or failure to act of the Borrower or any other person), provide for (including containment of a "NON-VITIATION" provision) waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the beneficiary of such policy, and shall provide that all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Agent for replacement;

            (iv) provide for payments of claims thereunder in Dollars (except as set forth in the Insurance Summary); and

            (v) otherwise (including with respect to the identity of the brokers, insurers, re-insurers and/or indemnities involved in connection with the solicitation, placement and issue of such insurance policies) be in form and substance reasonably satisfactory to the Agent.

            In connection with the foregoing, the Borrower and, to the extent that it is party to any such insurance policy, each Randgold Completion Guarantor shall (y) execute and deliver notices to the brokers, underwriters and insurance companies through or with whom any policy of insurance maintained in connection with the Morila Project have been effected in such form as the Agent may from time to time reasonably request, and (z) procure that any insurer effecting any reinsurance of any policy of insurance maintained in connection with the Morila Project execute and deliver such notices to the issuer of any such policy of reinsurance as the Agent may from time to time reasonably request.

            The Borrower shall not at any time do or omit to do anything whereby any insurance required to be effected under the Insurance Summary or pursuant to this Clause would, or would be likely to, be rendered void or voidable or suspended, impaired or defeated in whole or in part.

            The Borrower will make (or will cause to be made) full disclosure of all relevant issues and facts to the issuer of each insurance policy maintained in connection with the Morila Project such that no such issuer will be entitled to vitiate, cancel or otherwise refuse or decline to honour the terms of, or pay claims in respect of, any such insurance policy.

       (c) The Borrower will cause proceeds, if any, of all insurances (excluding, for the avoidance of doubt, any Political Risk Insurance) maintained with respect to the Morila Project and the Mine to be applied as follows:

            (i)    all amounts received in respect of:

                   (x) the partial or total nationalization, expropriation, compulsory purchase or requisition of the Mine or the Project Assets, or any interest therein;

                   (y) any release, inhibition, modification, suspension or extinguishment of any Mining Rights, or the imposition of any restriction affecting the Mine or the Project Assets or the grant of any Mining Right; and

                   (z) the suspension or material modification of any Approval required or advisable in connection with the Morila Project or the operation of the Mine,

                   shall, in each such case, be deposited into the Operating Account and applied as set forth in Clause 3.1(c);

            (ii) all amounts received in respect of any liability insurance may be paid directly to the person entitled thereto and after an Enforcement Event all such amounts shall (except to the extent that such amounts are, pursuant to the provisions of the relevant policy of insurance, required to be paid to the third party suffering the loss to which such amount relates) be deposited into the Operating Account (it being understood that, without prejudice to clause (b)(iv) or any other provision of this Agreement, all proceeds denominated in CFA shall be deposited into the Project Account (Mali));

            (iii) all amounts received in respect of any business interruption insurance or delay in start-up insurance shall be deposited into the Operating Account; and

            (iv) prior to an Enforcement Event, all proceeds from casualty or property insurance received for any single repair, replacement or restoration costing less than U.S.$1,000,000 (or the equivalent thereof in any other currency) shall be promptly deposited into the Operating Account and may be applied to the repair, replacement or restoration of the assets in respect of which the relevant proceeds were received or for reimbursement of the person which effected such repair, replacement or restoration and after an Enforcement Event all such proceeds shall be applied as the Lenders shall determine. All such proceeds received for any such single repair, etc. costing an amount which is equal to or in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency) shall, with the consent of the Required Lenders, be applied to the prompt payment of the cost of the repair, replacement or restoration of such damaged or destroyed asset. In the event that the consent of the Required Lenders shall not be granted pursuant to the provisions of the immediately preceding sentence, then all such proceeds shall be applied to make a mandatory prepayment of the Principal Amount of the Loans pursuant to Clause 3.1(c).

         (d) If the Agent shall so require, at the cost and expense of the Borrower, the Borrower will procure that:

              (i) any policy of insurance issued in connection with the Morila Project is re-insured and kept re-insured with one or more reputable international re-insurance companies or underwriters and through such brokers as the Agent shall, acting in its reasonable discretion, approve and to the reasonable satisfaction of the Agent as to the form and content thereof;

              (ii) any claim upon such policies of re-insurance shall be paid without deduction or set-off and any such claim under a policy of re-insurance with respect to a claim under the policies of insurance relating to the Morila Project shall be paid in accordance with clause (c); and

              (iii) all such instruments of re-insurance shall be deposited with brokers approved by the Agent and that copies thereof, together with such undertakings as the Agent may reasonably require, are furnished to the Agent.

         (e) For the avoidance of doubt neither any Lender Party nor the Insurance Consultant shall be under any obligation to the underwriters, insurance companies, or brokers by or through whom any policy of insurance referred to in this Clause shall be effected.

8.1.8    BOOKS AND RECORDS

         Each Obligor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. On not less than three (3) days prior written notice where no Default has occurred and on not less than twenty four (24) hours prior notice where a Default has occurred, in each case during normal business hours each Obligor will permit the Independent Engineer, the Insurance Consultant, the Lender Parties or any of their respective representatives to inspect any and all of its properties and operations (including, in the case of the Borrower, the Mine), to visit all of its offices or any other location where relevant personnel or records are located, to discuss its financial matters with its officers, its banks and its independent chartered accountants and certified public accountants, as the case may be, (and hereby authorises such independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing persons or its representatives whether or not any representative of the relevant Obligor is present), in each case subject to such safety and organisational requirements as the Borrower may reasonably impose, and to examine (and photocopy extracts from) any of its books or other corporate records or any Instrument, document or correspondence relating to any of the Project Documents. Without limiting the generality of the foregoing, each Obligor shall provide all relevant and necessary assistance to the Independent Engineer and the Insurance Consultant in connection with the performance of their respective duties contemplated hereby (including the preparation of each Semi-Annual Mine Report and each other report prepared by the Independent Engineer and the Insurance Consultant). The Borrower shall pay any reasonable fees of such chartered accountant or certified public accountant and the Independent Engineer and the Insurance Consultant and out-of-pocket expenses of the Lender Parties incurred in connection with the exercise of their rights pursuant to this Clause. It is expressly understood that none of the Independent Engineer, the Insurance Consultant or any Lender Party assumes any obligation to any Obligor or any other party in respect of the operation, development, exploration and production of the Mine in a manner so as to ensure compliance with the projections set forth in the Development Plan, the Cash Flow Schedule or otherwise.

8.1.9    MORILA PROJECT COMPLETION AND MANAGEMENT

         Each Obligor will ensure that the Morila Project is consummated in accordance with the Development Plan, Applicable Laws, the Project Documents and sound mining and business practice, and will ensure that the Mine is operated, maintained and developed and that Project Output is produced and processed, all substantially in accordance with the Development Plan, Applicable Laws and sound mining and business practice (including, so as to ensure that the Mechanical Completion Date, the Economic Completion Date and the Release Date occur on or prior to 31 December, 2001).

8.1.10   REQUIRED HEDGING AGREEMENTS

         At all times on and after the Effective Date, the Borrower shall provide evidence to the Agent to the effect that it has directly entered into (or shall have been assigned the benefit thereof from RRL, Morila Holdings or AngloGold or any subsidiary of AngloGold), and the Agent (for the rateable benefit of the Lender Parties) shall have been granted a first priority perfected lien in respect of the Borrower's rights under, Committed Hedging Agreements reasonably acceptable to the Agent or put options from the Borrower or other similar uncommitted transactions with respect to the sale of Gold (together with such Committed Hedging Agreements, collectively, the "REQUIRED HEDGING AGREEMENTS") which are in effect with counterparties (the "REQUIRED HEDGING COUNTERPARTIES") satisfactory to the Agent such that the proceeds thereof (both as to the amount and to the timing) are sufficient to ensure that, as at all Calculation Dates. scheduled to occur after such time, no Default would have occurred pursuant to the provisions of Clauses 9.1.19(a), 9.1.19(b), or 9.1.19(c). Furthermore, each Obligor shall ensure that all hedging undertaken in connection with the Morila Project complies with, and is consistent with, the terms and conditions of the Hedging Policy. RRL shall ensure that any other hedging undertaken by it shall be made in the ordinary course of its business. In addition to any obligation contained in the immediately preceding sentence, each Obligor shall ensure that the hedging transactions implemented pursuant to each of:

         (a) the ISDA Master Agreement, dated as of September 1, 1999, between RRL and Standard Bank London Limited;

         (b) the ISDA Master Agreement, dated March 9, 2000, between RRL and N M Rothschild & Sons Limited; and

         (c) the ISDA Master Agreement, dated February 18, 2000, between RRL and Societe Generale,

         (as the same may, in a manner which is consistent with the Hedging Policy, be amended, modified, supplemented or replaced from time to time in order to replace RRL with Morila Holdings as the hedging counterparty or to replace any provider of hedging with an affiliate thereof) shall, in each such case, at all times remain in full force and effect without amendment, modification or restructuring.

8.1.11   USE OF PROCEEDS

         The Borrower shall apply the proceeds of the Loans in accordance with the second recital, and otherwise strictly in accordance with this Agreement.

8.1.12   PROVISION OF STAFF

         Each of the Obligors shall ensure (to the satisfaction of the Agent) that there are sufficient competent technical and management employees engaged in connection with the Mine and the Morila Project with a view to enabling (a) the occurrence of the Mechanical Completion Date, the Economic Completion Date and the Release Date on or prior to 31 December, 2001, and (b) the operation, development and maintenance of the Mine substantially in accordance with the Development Plan.

8.1.13   ENVIRONMENTAL COVENANTS

         (a) The Borrower will, and will use all reasonable efforts to ensure that each other Project Party will:

             (i) use and operate the Mine, the Project Assets and all of the facilities and properties related thereto in material compliance with, keep all Approvals relating to environmental matters in effect and remain in material compliance with, and handle all Hazardous Materials in material compliance with the Environmental Review Standards and with material applicable Environmental Laws;

              (ii) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints or notices relating to the condition of the facilities and properties related to the Mine and the Project Assets or material compliance with the Environmental Review Standards or Environmental Laws relating to the Morila Project, and shall use reasonable efforts to cure any non-compliance which is the subject matter of any action and proceeding relating to such Environmental Review Standards or Environmental Laws, unless the Borrower intends to contest such action or proceeding and, in connection with such contest, the Borrower has immediately notified the Agent of its intention to do so and the Borrower believes in good faith that there is a reasonable prospect of succeeding with such action or proceeding;

              (iii) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this clause.

         (b) Each Randgold Completion Guarantor will use reasonable efforts to seek to (and will use reasonable efforts to seek to (except in the case of clause (b)(i)) ensure that each of its subsidiaries will seek to):

              (i) ensure that the Borrower complies with its obligations set forth in clause (a);

              (ii) except where failure to comply with the provisions of this clause would not be reasonably likely to result in a Materially Adverse Effect, use and operate all of its facilities and properties in compliance with material Environmental Laws and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

              (iii) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this clause.

8.1.14   MAINTENANCE OF PROJECT ASSETS

         The Borrower will maintain, preserve, protect and keep:

         (a) all of its ownership, lease, use, licence and other interests in the Project Assets (including all Mining Rights) as are necessary or advisable for it to be able to operate the Mine substantially in accordance with sound mining and business practice and in a manner such that the requirements of, and projections contained in, the Development Plan can be achieved; and

         (b) all of the Project Assets owned by it in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that the business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Mine, such operation to be substantially in accordance with sound mining and business practice.

8.1.15   PARI PASSU

         Each Obligor will ensure that its payment Obligations under this Agreement and each other Loan Document to which it is a party rank at least PARI PASSU in right of payment with all of such Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law.

8.1.16   AFTER-ACQUIRED COLLATERAL

         Upon the acquisition or production of any Project Assets (including the entering into of any Project Document) of a type over which any lien has been granted pursuant to any Security Agreement but in respect of which no lien has effectively been granted pursuant to any such Security Agreement and which constitute assets having an aggregate fair market value of U.S.$100,000 (or the equivalent thereof in any other currency), the relevant Obligor shall, to the extent permitted by Applicable Law:

         (a)  enter into Instruments similar to the relevant Security
              Agreement;

         (b) simultaneously therewith, effect all relevant notarisations and registrations or obtain the acknowledgement and agreement of all relevant counterparties, as the case may be; and

         (c)  take all other actions necessary or advisable in order to:

              (i) create in favour of the Lender Parties a valid and perfected first priority lien (except for (x) liens resulting from mandatory provisions of Applicable Law and
                     (y) liens specifically permitted to be incurred by this Agreement or any Security Agreement) over all of such newly acquired Project Assets; and

              (ii) evidence the creation of such lien (including opinions of legal advisers).

         Without prejudice to the generality of the foregoing, the Borrower will ensure that, promptly upon the effectiveness of any Project Document of the nature described in clause (c) of the definition thereof, the Lender Parties shall be granted a valid and perfected first priority lien (except as aforesaid) over the Borrower's rights thereunder as security for the Obligations.

8.1.17   ACCURACY OF INFORMATION

         All factual information hereafter furnished by or on behalf of any Obligor in writing to any Lender Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact known to the relevant Obligor necessary to make such information not misleading in any material respect.

8.1.18   PROJECT DOCUMENTS

         Each Obligor undertakes to ensure that, except to the extent expressly permitted pursuant to this Agreement or any other Loan Document:

         (a) each Obligor and, to the extent reasonably within any Obligor's control any other relevant Project Party, observes their respective obligations under all Project Documents in all material respects;

         (b) no Obligor abandons, settles, compromises or discontinues or becomes non-suited in respect of proceedings against any party in connection with a Project Document;

         (c) each Obligor takes the action that a prudent, diligent and reasonable person would take to cause each party to a Project Document to observe its obligations in connection with that Project Document, and if that party defaults in the performance of those obligations to take the action that a prudent, diligent and reasonable person would take to enforce its resulting rights thereunder, unless the Agent, acting in its reasonable discretion, agrees otherwise; and

         (d) Each Obligor exercises any discretionary or similar power which might be granted to it pursuant to any Project Document in a manner which is consistent with the obligations of such Obligor contained in the Loan Documents to which it is a party (including those obligations set forth in Clause 8.1.19).

8.1.19   SALE OF PRODUCTION

         Subject to the terms of any relevant Committed Hedging Agreements in force from time to time and subject to the provisions of the proviso to Clause 8.1.10, the Borrower will ensure that all Project Output is sold on arm's length terms for a purchase price denominated in Dollars, and the Borrower will ensure that the proceeds of any purchase price of all Project Output are, subject to the terms of this Agreement, promptly deposited directly into the Operating Account.

8.1.20   POLITICAL RISK INSURANCE

         (a) The Borrower will, on demand, reimburse each Lender in respect of premiums and any other amounts (including any costs and expenses of the provider of any Political Risk Insurance) payable in connection with any policy of Political Risk Insurance implemented pursuant to this Agreement (including any such premium or other amounts payable on or after the date of prepayment of the Loans or on or after the date of termination of this Agreement).

         (b) Each Obligor hereby acknowledges and agrees that each Lender may furnish copies of all Instruments (including the Operative Documents),

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

              documents, notices and other information furnished to and received by such Lender pursuant to this Agreement or any other Loan Document to the provider of the Political Risk Insurance taken out by such Lender against receipt from such provider of a confidentiality undertaking reasonably acceptable to the Borrower.

         (c) Each Obligor will (and each Randgold Completion Guarantor will ensure that the Borrower and each of its affiliates will) render all necessary assistance to each Lender in connection with the maintenance of any Political Risk Insurance (and full coverage thereunder) and the collection of any claim thereunder.

         (d) Each Obligor shall (and each Randgold Completion Guarantor will ensure that the Borrower and each of its affiliates shall) act in a manner so as to ensure that an exclusion from liability in respect of any claim of any Lender under any policy of Political Risk Insurance does not arise as a result of any action or any inaction of any Obligor or any affiliate of either thereof. Without limiting the generality of the foregoing, no Obligor will (and each Randgold Completion Guarantor will ensure that neither the Borrower nor any of its affiliates will):

              (i)    provoke or instigate any loss covered by such policy;

              (ii) without the prior written consent of the relevant Lender, accept compensation from Mali or any Governmental Agency thereof in respect of any loss covered by such policy; or

              (iii) in the case of the Borrower only, employ its assets for any purpose not associated with the Morila Project.

         (e) Each Obligor will ensure at all times that neither Mali nor any Governmental Agency thereof has any ownership or other interest in any Project Assets (excluding, however, any royalty payment to Mali disclosed in Item 9 ("ROYALTY AGREEMENTS") of the Disclosure Schedule and the ownership by the Government of Mali of twenty (20%) of the issued share capital of the Borrower).

8.2      CERTAIN NEGATIVE COVENANTS

         Each Obligor agrees with each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, each Obligor will perform its respective obligations set forth in this Clause; PROVIDED, HOWEVER, that (except in the case of Clause 8.2.12, Clause 8.2.13, Clause 8.2.14 (excluding the provisions of the second and third lines thereof appearing in parentheses) and Clause 8.2.15) no Randgold Completion Guarantor will be under any further obligation under this Clause 8.2 (without prejudice to any liability arising as a result of any breach on or prior to the Release Date of any undertaking of any Randgold Completion Guarantor contained in this Clause) at any time following the Release Date.

8.2.1    BUSINESS ACTIVITIES; PLACE OF BUSINESS; ORGANIC DOCUMENTS; FISCAL YEAR

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

         (a) The Borrower will not (except as expressly permitted pursuant to any Loan Document):

              (i) engage in any business activity other than the consummation of the Morila Project and the operation of the Mine and any activity incidental thereto;

              (ii) maintain any place of business in the United Kingdom or elsewhere (other than the location of the Mine or Bamako, Mali) without first taking (to the satisfaction of the Agent) all actions necessary to protect the lien granted pursuant to the relevant Security Agreements;

              (iii) except as may be required by Applicable Law in connection with any increase in the capital of the Borrower, amend its Organic Documents or change its corporate name; or

              (iv)   change its Fiscal Year.

         (b) No Randgold Completion Guarantor will engage in any business activity other than:

              (i) in the case of RRL, as a holding company for the ownership, directly or indirectly, of all or a portion of the issued and outstanding share capital of the Borrower and other subsidiaries engaged in exploration, development, mining and related activities in connection with the mining of gold; and

              (ii) in the case of Morila Holdings, as a holding company for the ownership, directly, of the issued and outstanding share capital of the Borrower.

8.2.2    INDEBTEDNESS

         No Obligor will create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any indebtedness other than:

         (a)  indebtedness in respect of the Loans and other Obligations;

         (b) in the case of each Obligor indebtedness in respect of the Required Hedging Agreements in accordance with Clause 8.1.10, or, without prejudice to the proviso to this clause, other Hedging Obligations incurred in the ordinary course of business; PROVIDED, HOWEVER, that each Obligor shall only incur Hedging Obligations with Lenders as counterparties, pursuant to documentation and on terms and conditions satisfactory to the Agent and pursuant to the terms and conditions which are consistent with the Hedging Policy (the "HEDGING POLICY");

         (c)  indebtedness in respect of the other Operative Documents;

         (d)  in the case of the Borrower, and at any date:

              (i) unsecured indebtedness outstanding at such date and incurred in the ordinary course of business in connection with Project Costs (by way of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services (and excluding, for the avoidance of doubt, financial indebtedness); and

              (ii) indebtedness not in excess of U.S.$2,000,000 (or the equivalent thereof in any other currency) in respect of the Borrower at any one time outstanding incurred to suppliers of equipment and other personal property constituting Project Capital Costs (other than pursuant to the Construction Contract, the Mining Contract or the Power Contract) in respect of the deferred purchase price of such equipment or incurred by way of Capital Leases;

         (e) in the case of each of the Borrower and (at any time on or prior to the AngloGold Acquisition Date) RRL, Approved Subordinated Indebtedness;

         (f) in the case of RRL, indebtedness in an aggregate principal amount not in excess of the CFA equivalent of U.S $6,250,000 incurred by way of overdraft facilities extended to RRL by Banque de Developpement du Mali;

         (g) in the case of RRL, indebtedness incurred in connection with its guarantee or other financial or other support of the IFC Syama Project Financing in each case as in effect on the Effective Date;

         (h) indebtedness in respect of taxes, assessments or governmental charges, and indebtedness in respect of claims for employment, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Clause 8.1.6;

         (i) indebtedness in respect of judgments or awards, the enforcement of which has not been stayed (by reason of a pending appeal or otherwise), for a period of more than ten (10) days, which do not, in the aggregate, exceed U.S.$1,000,000 (or the equivalent thereof in any other currency); and

         (j) in the case of the Borrower, indebtedness in an aggregate principal amount not in excess of U.S.$1,600,000 outstanding to the Government of Mali.

8.2.3    LIENS

         No Obligor will create, incur, assume or suffer to exist any lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

         (a) liens in favour of the Agent (for the rateable benefit of the Lender Parties) or in favour of the Lender Parties granted pursuant to any Loan Document;

         (b) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (c) in the case of the Borrower, liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) in the case of the Borrower, liens incurred in the ordinary course of business in connection with unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for financial indebtedness) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (e) judgment liens in existence less than ten (10) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

         (f) in the case of the Borrower, liens securing indebtedness permitted to be incurred and outstanding pursuant to Clause 8.2.2(d)(ii); PROVIDED, HOWEVER, that any such lien shall attach only to the asset in respect of which such indebtedness is incurred.

         For the purposes of this Clause the obligations secured by any lien created or incurred in the ordinary course of business (other than any liens of the nature referred to in clause (a) or (b)) may not exceed U.S.$500,000 in the aggregate at any one time outstanding.

8.2.4    [INTENTIONALLY LEFT BLANK].

8.2.5    CAPITAL EXPENDITURES

         The Borrower will not make or commit to make any costs in respect of Capital Expenditures other than such costs which are identified in the Cash Flow Schedule and shall not make or commit to make any such costs if, at the time, or as a consequence of, incurring any such item of expenditure any Default shall have occurred and be continuing; PROVIDED, HOWEVER, that, if any such Default shall have occurred and be continuing, the Borrower may make Capital Expenditures constituting Required Completion Expenditures and Required Maintenance Expenditures.

8.2.6    INVESTMENTS

         The Borrower will not acquire all or substantially all of the assets of any other person and will not make, incur, assume or suffer to exist any Investment in any other person, except Cash Equivalent Investments permitted pursuant to Clause 4 to be made with balances standing to the credit of any Project Account.

8.2.7    RESTRICTED PAYMENTS, ETC

         The Borrower will not:

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

         (a) declare, pay or make any distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any ownership interest of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower;

         (b) repay, redeem, purchase or otherwise defease or discharge any indebtedness owing to, or make any other payment to, any affiliate (including all Approved Subordinated Indebtedness);

         (c) make any deposit for any of the foregoing purposes or otherwise discharge any indebtedness incurred by any affiliate; or

         (d) pay any management or similar fee to any Randgold Completion Guarantor, AngloGold or any of their respective affiliates;

         PROVIDED, HOWEVER, that (A) the Borrower may make any payment or take any other action for any of the foregoing purposes if each of the following conditions are satisfied:

              (i) no Default shall have occurred and be continuing or would result from any such payment or other action; PROVIDED, HOWEVER, that for purposes of this clause (i) only, a Default shall be deemed to have occurred pursuant to Clause 9.1.19(b) or 9.1.19(c) if the Loan Life Ratio or Project Life Ratio (calculated as set forth therein) shall be less than or equal to one hundred and fifty percent (150%) or one hundred and eighty percent (180%), respectively;

              (ii) (w) any such payment or other action may be made or taken only during each consecutive ten (10) Business Day period following each Cash Sweep Calculation Date;

                     (x) after giving effect to all payments required to be made on or prior to such Cash Sweep Calculation Date (including any such payments required to be made on such Cash Sweep Calculation Date pursuant to Clause 3.1(d)), there are sufficient funds standing to the credit of the Operating Account to permit such payment to be made in accordance with the provisions of Clause 4.1(b);

                     (y) the aggregate of all such payments made during any period referred to in clause (ii)(y) shall not exceed the excess of (A) Excess Cash Flow for the Cash Sweep Calculation Period in connection with the relevant Cash Sweep Calculation Date, less (B) an amount which the Required Lenders and the Borrower shall agree is, after taking into account the likely Actual Cash

                           Flow for any period following such Cash Sweep Calculation Date, reasonably likely to be required to fund Project Costs during such period; and

                     (z) prior to any such payment being made each of the Lenders shall have received a completed Excess Cash Flow Calculation Certificate in respect of the Cash Sweep Calculation Period most recently ended and indicating to the reasonable satisfaction of the Lenders, that the amount of Excess Cash Flow for such Cash Sweep Calculation Period is sufficient to enable such payment to be made in compliance with the foregoing provisions of this Clause;

              (iii) in the case of any repayment, etc. of Approved Subordinated Indebtedness pursuant to clause (b), such repayment etc. shall be permitted to be made pursuant to the Subordination Agreement; and

              (iv)   the Release Date shall have occurred; and

         (B) the Borrower may, during the period commencing on the Supplemental Agreement Effective Date and ending on the date which is five (5) Business Days thereafter, make a repayment of Approved Subordinated Indebtedness to RRL and AngloGold (BVI) in an aggregate principal amount of not in excess of the sum of (i) U.S.$12,000,000 and (ii) the Supplemental Agreement Drawdown;

         and PROVIDED, FURTHER, HOWEVER, that notwithstanding the provisions of this Clause, and at any time when no Default shall then have occurred and be continuing, the Borrower may (but excluding, however, any reimbursement of any amount contributed by any Completion Guarantor to the Borrower pursuant to Clause 3.1(c) of the Randgold Guarantee Agreement or Clause 3.2 of either Guarantee Agreement) reimburse each Completion Guarantor in respect of any Project Costs actually paid for by such Completion Guarantor at any time after the initial Borrowing Date (and, in connection therewith and for all purposes of this Agreement (including Clause 4) such reimbursement shall constitute a Project Cost payable by the Borrower as if the relevant Project Cost paid by the relevant Completion Guarantor had been paid by the Borrower). The Borrower will ensure that any payment made by it to the Operator or any other person by way of management or similar fee shall not exceed the amounts set forth in the Operating Agreement and shall be paid pursuant to the terms and conditions of the Operating Agreement and the Borrower agrees that no such payment to the Operator or any other such person shall be made at any time when an Enforcement Event has occurred and is continuing.

8.2.8    TAKE OR PAY CONTRACTS

         Except as set forth in Item 8 ("TAKE OR PAY CONTRACTS") of the Disclosure Schedule, no Obligor will enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Obligor regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of doubt, nothing in this Clause shall prohibit the Borrower from entering into any Required Hedging Agreement.

8.2.9    MERGERS, ETC

         No Obligor will enter into any amalgamation, demerger, merger or reconstruction.

8.2.10   ASSET DISPOSITIONS, ETC

         No Obligor will sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any person, unless:

         (a) such disposition is of Project Output made in the ordinary course of business under the terms of the Refining Agreement or otherwise pursuant to arrangements with refineries which are satisfactory to the Lender Parties acting in their reasonable discretion;

         (b) such disposition is of obsolete assets which are no longer used or required by the relevant Obligor or of assets which are to be replaced; or

         (c) the net book value of all assets disposed of by all Obligors and the Borrower (excluding, however, assets disposed of pursuant to clause (a) or (b)) in the same Fiscal Year does not exceed U.S.$5,000,000 and U.S.$1,000,000 (or the equivalent thereof in any other currency), respectively, in the aggregate and fair value in cash or other assets is received therefor.

         All cash proceeds received by the Borrower in connection with any transaction permitted to be entered into pursuant to this Clause shall be deposited into the Operating Account.

8.2.11   TRANSACTIONS WITH AFFILIATES

         No Obligor will enter into, or cause, suffer or permit to exist:

         (a) any arrangement or contract pursuant to which any indebtedness is extended by such Obligor to any of its affiliates as obligor;

         (b) any arrangement or contract with any of its affiliates of a nature customarily entered into by persons which are affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by any Obligor to any affiliate unless such arrangement is fair and equitable to such Obligor; or

         (c) any other transaction, arrangement or contract with any of its other affiliates which would not be entered into by a prudent person in the position of such Obligor with, or which is on terms which are less favourable to such Obligor than are obtainable from, any person which is not one of its affiliates;

         PROVIDED, HOWEVER, that nothing in this Clause shall prevent, or be deemed to prevent:

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              (i)    the payment of management fees by the Borrower to the
                     Operator to the extent that such management fees are permitted to be paid pursuant to Clause 8.2.7;

              (ii) the incurrence and repayment by the Borrower of Approved Subordinated Indebtedness permitted to be incurred and/or repaid pursuant to the terms of this Agreement; or

              (iii) the reimbursement by the Borrower to any Completion Guarantor of any Project Costs permitted to be made pursuant to the second proviso to Clause 8.2.7.

8.2.12   RESTRICTIVE AGREEMENTS, ETC

         No Obligor will enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Obligor to amend or otherwise modify this Agreement or any other Operative Document.

8.2.13   INCONSISTENT AGREEMENTS

         No Obligor will enter into any agreement containing any provision which would be violated or breached by the making of the Loans hereunder or by the performance by such Obligor of its obligations hereunder or under any Loan Document.

8.2.14   PROJECT DOCUMENTS

         Without prejudice to Clause 8.2.15, no Obligor will (and each Randgold Completion Guarantor will ensure that none of its affiliates will):

         (a) amend, modify or waive any material provision of any Project Document to which it is a party; or

         (b) terminate (other than in accordance with its terms (excluding, however, as a result of the breach of any obligation by any party thereto)) or replace, any Project Document to which it is a party.

         For the avoidance of doubt those provisions of the Operating Agreement relating to the calculation and payment of amounts thereunder by the Borrower to the Operator shall each be deemed to be material provisions of the Operating Agreement.

8.2.15   ACTIONS AND PERFORMANCE UNDER PROJECT DOCUMENTS

         No Obligor will take or refrain from taking any action under any of the Project Documents which would have a material adverse effect on:

         (a) the ability of the Borrower to consummate the Morila Project and operate the Mine in accordance with the Development Plan and achieve the Mechanical Completion Date, the Economic Completion Date and the Release Date by no later than 31 December, 2001;

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

         (b) any collateral subject to any Security Agreement and the perfection and priority of the liens granted or purported to be granted therein; or

         (c)  the ability of such Obligor to pay and perform its Obligations.

         Each Obligor will perform each of its material obligations contained in each Project Document to which it is a party in the manner contemplated by such Project Document.

8.2.16   BANK ACCOUNTS

         The Borrower shall not open any bank account or maintain any similar deposit arrangement or maintain any balance in any bank account or in respect of such arrangement other than the Project Accounts except with the prior written consent of the Agent (such consent not to be unreasonably withheld but to be deemed to have been reasonably withheld if any such account shall not be subject to a first priority perfected lien in favour of the Lender Parties).

8.2.17   ROYALTY AGREEMENTS

         The Borrower will not enter into any agreement relating to the granting of royalties or net profits interests in connection with the Morila Project other than as set forth in the royalty agreements listed in
         Item 9 ("ROYALTY AGREEMENTS") of the Disclosure Schedule.

9.       EVENTS OF DEFAULT

9.1      EVENTS OF DEFAULT

         The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Clause.

9.1.1    NON-PAYMENT OF OBLIGATIONS

         (a)  The Borrower:

              (i) shall default in the payment, repayment or prepayment when due of any Principal Amount of or interest on any Loan (and, in the case of any default in respect of interest, such default shall continue unremedied for a period of three (3) Business Days); or

              (ii) shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of five (5) Business Days); or

         (b) AngloGold or AngloGold (BVI) shall default in the payment when due of any Obligation and such default shall continue unremedied for a period of five (5) Business Days.

9.1.2    NON-PERFORMANCE OF CERTAIN COVENANTS

         Any Obligor and/or, as the case may be, AngloGold and/or AngloGold
         (BVI) shall default in the due performance and observance of any of its obligations under:

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

         (a)  Clause 8.1.4, 8.1.11, 8.1.15 or 8.2; or

         (b)  Clauses 2 to 7 of any Subordination Agreement; or

         (c)  Clause 2 or 3 of either Guarantee Agreement.

9.1.3    NON-PERFORMANCE OF OTHER OBLIGATIONS

         Any Obligor and/or, as the case may be, AngloGold and/or AngloGold
         (BVI) shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Loan Document executed by it (other than a default referred to in Clause
         9.1.1 or 9.1.2), and, if capable of cure or remedy, such default shall continue unremedied for a period of thirty (30) days.

9.1.4    BREACH OF REPRESENTATION OR WARRANTY

         Any representation or warranty of any Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI) made hereunder or under any other Loan Document executed by it or in any other document delivered by or on behalf of such Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI) to any Lender Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect in any material respect when made.

9.1.5    DEFAULT ON OTHER INDEBTEDNESS

         (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in Clause 9.1.1) of:

              (i) AngloGold, having a principal amount, individually or in the aggregate, in excess of U.S.$25,000,000 (or the equivalent thereof in any other currency); or

              (ii) any Randgold Completion Guarantor or AngloGold (BVI), having a principal amount, individually or in the aggregate, in excess of U.S.$5,000,000 (or the equivalent thereof in any other currency); or

              (iii) the Borrower having a principal amount, individually or in the aggregate, in excess of U.S.$3,000,000 (or the equivalent thereof in any other currency); or

         (b) a default shall occur in the performance or observance of any obligation or condition with respect to such indebtedness if:

              (i) (x) the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such indebtedness and (y) in the reasonable opinion of the Required Lenders such default is not capable of being cured within the applicable period for cure set forth in the relevant documentation relating to such indebtedness; or

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

              (ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

9.1.6    BANKRUPTCY, INSOLVENCY, ETC

         (a) Any Relevant Group Company is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

         (b) Any Relevant Group Company or any other person, takes any action, or other steps are taken or legal proceedings are started, for the winding-up, dissolution or reorganisation of such Relevant Group Company or for the appointment of an examiner, receiver, liquidator, administrator, administrative receiver, manager or similar officer for it or of any or all of its assets; or

         (c) any action or proceeding similar to those described in clause (a) or (b) shall occur with respect to, or be initiated by or against, any Relevant Group Company in any jurisdiction.

9.1.7    REQUIRED HEDGING AGREEMENTS

         Any default shall occur under any Required Hedging Agreement, any Required Hedging Agreement shall terminate (other than in accordance with its terms) or cease in whole or in part to be the legal, valid and binding obligation of any party thereto or any Required Hedging Agreement is not in compliance with the Hedging Policy; PROVIDED, HOWEVER, that (with respect to any such default, termination, cessation or non-compliance arising as a result of any action taken by, or event occurring with respect to, any party to such Required Hedging Agreement other than an Obligor) in the event that the Borrower shall have made arrangements within five (5) Business Days after such default, termination, cessation or non-compliance satisfactory to the Required Lenders with respect to the replacement of any such Required Hedging Agreement in accordance with Clause 8.1.10 and on substantially similar economic terms and benefits (or on such other terms or benefits as may be satisfactory to the Required Lenders) then no Event of Default shall be deemed to have occurred pursuant to this Clause.

9.1.8    PROJECT DOCUMENTS, ETC

         (a) Any of the Material Project Documents shall terminate (other than in accordance with its terms in circumstances where no default in the performance by the Borrower or any affiliate thereof of its obligations has occurred and is continuing) or for any reason cease to be in full force and effect, except for:

              (i)    any expiration at the end of the term thereof;

              (ii) any termination or replacement consented to by the Required Lenders pursuant to Clause 8.2.14(b); or

              (iii) if replacement thereof is effected as provided in Clause 9.1.14; or

         (b) a default (after giving effect to any applicable grace period) under any of the Project Documents (excluding, however, to the extent referred to in Clause 9.1.7 any Required Hedging Agreement which is a Project Document or, to the extent referred to in Clause 9.1.14, the Construction Contract, the Mining Contract, the Power Contract or the Refining Agreement) shall occur, and such default is, in the reasonable opinion of the Required Lenders, likely to have a Materially Adverse Effect with respect to the Borrower (and/or, at any time on or prior to the Release Date, any Completion Guarantor) and the Borrower fails to obtain a satisfactory alternative agreement or alternative arrangements to satisfactorily mitigate the effect of such termination or default within thirty (30) days of such termination or default.

9.1.9    IMPAIRMENT OF LOAN DOCUMENTS

         This Agreement or any other Loan Document shall terminate (other than in accordance with its terms) or cease in whole or in any material part to be the legal, valid, binding and enforceable obligation of any Obligor party thereto, AngloGold or AngloGold (BVI); any Obligor, AngloGold or AngloGold (BVI) or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any lien securing any Obligation shall, in whole or in part, cease to be a perfected lien which, except as referred to in Clause 7.4(b), ranks first in priority.

9.1.10   ABANDONMENT; MINING RIGHTS.

         (a) The Borrower shall abandon all or any significant portion of its interest in the Mine or the Project Assets other than as specifically permitted by this Agreement and each other Loan Document or other than as is not required in connection with the Morila Project.

         (b) Any person other than the Borrower shall acquire Mining Rights in respect of the Morila Project.

9.1.11   JUDGMENTS

         Any judgment or order for the payment of money in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency), shall be rendered against any Obligor or AngloGold (BVI), or any judgment or order for the payment of money in excess of U.S.$25,000,000 (or the equivalent thereof in any other currency) shall be rendered against AngloGold, and either:

         (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

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         (b)  there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

9.1.12   POLITICAL RISK, EXPROPRIATION, ETC.

         (a)  Either:

              (i) any Political Risk Insurance previously obtained by any Lender shall cease to be in full force and effect (other than as a result of any act or omission of such Lender); or

              (ii) as a result of any act or omission by any Obligor, AngloGold or AngloGold (BVI) or any affiliate of any thereof, the political risk insurer thereunder shall not be liable to pay a claim thereunder which it would otherwise have been liable to pay;

         (b) any risk or event covered by any Political Risk Insurance then in effect shall occur; or

         (c) any Governmental Agency or other person purporting to be, or acting as, any Governmental Agency condemns, nationalises, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of the Borrower or implements any regulation or law with respect to the remission of funds offshore, taxation or any other matter if such action (together with, if applicable, any prior similar action) would prevent the Borrower from carrying on its obligations under the Operative Documents, and such condemnation, nationalisation, seizure, expropriation, assumption, action or implementation is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty (30) days.

9.1.13   CHANGE IN CONTROL

         (a)  Any Change in Control shall occur; or

         (b) the ordinary shares of RRL shall cease to be listed on the International Stock Exchange of London or the ordinary shares of AngloGold shall cease to be listed on the Johannesburg Stock Exchange.

9.1.14   DEFAULT, ETC. BY CONTRACTORS

         Either Construction Contractor, the Mining Contractor, any Power Contractor, the Refiner or the Operator shall default in a manner likely to have a Materially Adverse Effect in the performance of any of its material obligations under the Construction Contract, the Mining Contract, the Power Contract, the Refining Agreement or the Operating Agreement, respectively, and such person shall not have remedied such default within the time prescribed under the relevant contract, or the Borrower shall terminate the services of either Construction Contractor, the Mining Contractor, any Power Contractor, the Refiner or the Operator; PROVIDED, HOWEVER, that in the event that either Construction Contractor, the Mining Contractor, any Power Contractor or the Refiner shall be so unable to perform such obligations (but not, for the avoidance of doubt, in the event that the Borrower shall have so terminated the services of such person) then no Event of Default shall be deemed to have occurred pursuant to this Clause if the Borrower shall have appointed a substitute Construction Contractor, Mining Contractor, Power Contractor or Refiner, as the case may be, of international repute and of at least equivalent credit standing or the Borrower shall be developing the Mine on an interim basis in a manner which will enable the Mine to be developed and constructed as contemplated by the Development Plan and shall have made provision for the appointment of a substitute Construction Contractor, Mining Contractor, Power Contractor or Refiner, as the case may be, acceptable to the Required Lenders in their reasonable discretion within thirty
         (30) days of the occurrence of such inability to perform or termination.

9.1.15   FAILURE TO REACH CERTAIN MILESTONES

         The Release Date, the Economic Completion Date or the Mechanical Completion Date shall not have occurred on or prior to 31 December, 2001.

9.1.16   APPROVALS

         Any Approval which is material to the Morila Project or the Mine or otherwise material to the conduct of the business of the Borrower or the performance of any Obligor's obligations under any Operative Agreement executed by it shall be denied or withdrawn or shall cease to remain in full force and effect or shall otherwise be materially impaired.

9.1.17   MATERIALLY ADVERSE EFFECT

         Any event shall occur or condition shall exist which constitutes a Materially Adverse Effect with respect to any Obligor, AngloGold or AngloGold (BVI).

9.1.18   DEVIATION FROM DEVELOPMENT PLAN

         Without prejudice to the provisions of Clause 8.1.9, the Borrower shall fail to develop the Morila Project in the manner contemplated by the Development Plan and such failure shall have a Materially Adverse Effect with respect to the Borrower.

9.1.19   FINANCIAL CONDITION

         Any of the following shall occur:

         (a) the Loan Cover Ratio (calculated on the date of preparation of each Compliance Certificate with respect to any of the consecutive six (6) month period commencing on all Calculation Dates scheduled to occur on or after such date of preparation), shall be less than one hundred and thirty percent (130%);

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

         (b) the Loan Life Ratio (calculated on the date of preparation of each Compliance Certificate with respect to any of the Calculation Dates scheduled to coincide with or occur thereafter), shall be less than or equal to one hundred and twenty five percent (125%);

         (c) the Project Life Ratio (calculated on the date of preparation of each Compliance Certificate with respect to any of the Calculation Dates scheduled to coincide with or occur thereafter), shall be less than or equal to one hundred and forty percent (140%); and

         (d) the Proven and Probable Reserves shall be, at any date, less than, or shall be scheduled at any date prior to the Final Maturity Date to be less than, thirty percent (30%) of the Proven and Probable Reserves as at the Effective Date.

9.2      ACTION IF BANKRUPTCY

         If any Event of Default described in Clause 9.1.6 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding Principal Amount of all outstanding Loans and all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Required Hedging Agreement to which any Lender is a party) shall automatically be and become immediately due and payable, without notice or demand.

9.3      ACTION IF OTHER EVENT OF DEFAULT

         If any Event of Default (other than any Event of Default described in Clause 9.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, upon the direction of the Required Lenders (but not otherwise), shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding Principal Amount of the Loans to be due and payable and any or all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Required Hedging Agreement to which any Lender is a party) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid Principal Amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

9.4      EVENT OF DEFAULT AFTER RELEASE DATE

         No Event of Default shall have, or shall be deemed to have, occurred in the event that any of the events referred to in Clause 9.1.5, 9.1.6, 9.1.11, 9.1.13(b), or 9.1.17 shall have occurred with respect to any Completion Guarantor at any time on or after the Release Date.

10.      THE AGENT, THE ARRANGERS AND THE CO-ARRANGERS

10.1     APPOINTMENT

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

         Each of the Lenders hereby:

         (a) appoints the Agent as its agent in connection herewith and as security trustee to hold the benefit of the security granted pursuant to those Security Agreements where it is designated as security trustee;

         (b) authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms hereof and the other Loan Documents together with all such rights, powers and discretions as are reasonably incidental thereto;

         (c) agrees that, as agent for itself and the other Lender Parties (or, as the case may be, as security trustee), the Agent shall hold the benefit of the security granted pursuant to the Security Agreements for itself and the Lender Parties subject to and in accordance with the provisions hereof and of the Security Agreements, which provisions are hereby agreed to and approved by each party to this Agreement; and

         (d) irrevocably and unconditionally authorises and requests the Agent to enter into the Security Agreements as agent on its behalf (or, as the case may be, as security trustee to hold the benefit of the security granted pursuant to the relevant Security Agreements).

10.2     RELIANCE, ETC

         The Agent may:

         (a)  assume that:

              (i) any representation made by any Obligor, AngloGold or AngloGold(BVI) in connection herewith or any other Loan Document is true;

              (ii)   no Default has occurred; and

              (iii) none of any Obligor, AngloGold or AngloGold (BVI) is in breach of or in default of its obligations hereunder or under any other Loan Document to which it is a party unless the Agent has actual knowledge or actual notice to the contrary;

         (b) assume that the Dollar Lending Office of each Lender is that specified on the signature pages attached hereto (and, in the case of a Transferee Lender, at the end of the Transfer Certificate to which it is a party as Transferee Lender) until it has received from any Lender a notice designating some other office of such Lender to replace its Dollar Lending Office and may act upon any such notice until the same is superseded by a further such notice;

         (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may seem necessary, expedient or desirable to it and rely upon any advice so obtained;

         (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Obligor, AngloGold or AngloGold
              (BVI), upon a certificate signed by or on behalf of such Obligor, AngloGold or AngloGold (BVI);

         (e) rely upon any communication or document believed by it to be genuine;

         (f) refrain from exercising any right, power or discretion vested in it as an agent hereunder or under any other Loan Document unless and until instructed by the Required Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

         (g) refrain from acting in accordance with any instructions of Required Lenders to begin any legal action or proceeding arising out of or in connection with this Agreement or any other Loan Document until it shall have received such security and/or further indemnities as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees and expenses on a full indemnity basis) and liabilities which it will or may expend or incur in complying with such instructions; and

         (h) hold or place any Loan Document and any document coming into its possession or control pursuant thereto in safe custody with any bank or other person whose business includes the safe custody of documents or with a lawyer or firm of lawyers in any part of the world, without responsibility to any Lender Party for any loss incurred by reason of any action or inaction on the part of any such person or for the supervision of any such person and may pay all sums required to be paid on account of or in respect of the foregoing.

10.3     ACTIONS

         The Agent shall:

         (a) promptly inform each Lender of the contents of any notice or document received by it in its capacity as agent for the Lenders hereunder from any Obligor, AngloGold or AngloGold (BVI) hereunder or under any other Loan Document;

         (b) promptly notify each Lender of the occurrence of any Default of which the Agent has actual knowledge or actual notice;

         (c) save as otherwise provided herein, act as agent hereunder or under any other Loan Document to which it is a party in accordance with any instructions given to it by the Required Lenders, which instructions shall be binding on all of the Lender Parties;

         (d) if so instructed by the Required Lenders, refrain from exercising any right, power or discretion vested in it as agent hereunder or under any other Loan Document to which it is a party.

10.4     LIMITATION ON ACTIONS

Notwithstanding anything to the contrary expressed or implied herein or in any other Loan Document, the Agent shall not:

         (a)  be bound to enquire as to:

              (i) whether or not any representation made by any Obligor, AngloGold or AngloGold (BVI) in connection herewith or any other Loan Document is true;

              (ii)   the occurrence or otherwise of any Default;

              (iii)  the performance by any Obligor, AngloGold or AngloGold
                     (BVI) of its obligations hereunder or under any other Loan Document; or

              (iv) any breach of, or default by any Obligor, AngloGold or AngloGold (BVI) of, its obligations hereunder or under any other Loan Document;

         (b) be bound to account to any Lender Party for any sum or the profit element of any sum received by it for its own account;

         (c) be bound to disclose to any other person any information relating to any Obligor, AngloGold or AngloGold (BVI) or any affiliate of any thereof if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

         (d) be under any fiduciary duty towards any Lender Party or under any obligations other than those for which express provision is made herein or in the other Loan Documents.

10.5     INDEMNIFICATION BY LENDERS

         Each Lender shall, from time to time on demand by the Agent, indemnify the Agent in the proportion of such Lender's Percentage at the time of such demand, against any and all reasonable costs, claims, expenses (including legal fees) and liabilities which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Agent hereunder or under the other Loan Documents.

10.6     EXCULPATION

         (a) Neither the Agent, the Arrangers nor the Co-Arrangers accept any responsibility for the accuracy and/or completeness of any information supplied by any Obligor, AngloGold or AngloGold (BVI) in connection herewith or with any other Loan Document or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any other Loan Document and neither the Agent, the Arrangers nor the Co-Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement or any other Loan Document (including any such action taken or omitted to be taken prior to the Effective Date in connection with the arrangement and implementation of the financing facilities contemplated by this Agreement and the other Loan Documents), save in the case of negligence or wilful misconduct.

         (b) In the event that the named insured on the policy of Political Risk Insurance maintained in connection with this Agreement shall be the Agent or the Arrangers neither the Agent nor the Arrangers shall be under any liability whatsoever for any invalidation, cancellation or avoidance of any cover provided by such policy or any direct or indirect loss suffered by any Lender due to such invalidity, cancellation or avoidance, except in respect of the Agent's or, as the case may be, the relevant Arranger's, negligence or wilful misconduct.

10.7     WAIVER

         Each of the Lender Parties agrees that it will not assert or seek to assert against any director, officer or employee of the Agent, either Arranger or any Co-Arranger any claim it might have against the Agent, an Arranger or a Co-Arranger in respect of the matters referred to in Clause 10.6.

10.8     BANKING ACTIVITIES

         Each of the Agent, the Arrangers and the Co-Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any Obligor, AngloGold, AngloGold (BVI) or any affiliate of any thereof.

10.9     RESIGNATION AND REPLACEMENT

         (a) The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and all the Lenders; provided, however, that no such resignation shall be effective unless a successor to it as the Agent is appointed in accordance with this Clause. Following delivery of any such notice of resignation, the Required Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided, however, that nothing herein shall oblige the Borrower to give any such consent in the event that the Borrower's rights hereunder would be materially and adversely affected by the replacement of the Agent as hereinafter set forth), at any time upon fifteen (15) days notice to the Agent and the Borrower, appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lender Parties, appoint (with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed)) a successor Agent, which shall be one of the Lenders or another reputable and experienced banking or financial institution.

         (b) If the Agent shall default in, or commit any act of negligence or wilful misconduct in connection with, the performance of any of its material duties under this Agreement or any other Loan Document then the

              Required Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed as set forth in clause (a)), at any time upon fifteen (15) days notice to the Agent and the Borrower, appoint another Lender as a replacement Agent which shall thereupon become the Agent hereunder.

10.10    DISCHARGE

         If a successor to the Agent is appointed under the provisions of Clause 10.9, then:

         (a) the retiring Agent shall be discharged from any further obligations hereunder and under the other Loan Documents but shall remain entitled to the benefit of the provisions of this Clause; and

         (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

10.11    CREDIT DECISIONS

         It is understood and agreed by each Lender Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor, AngloGold and AngloGold (BVI) and, accordingly, each Lender Party warrants to each of the Agent, the Arrangers and the Co-Arrangers that it has not relied and will not hereafter rely on the Agent, the Arrangers or the Co-Arrangers:

         (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of either information provided by or on behalf of any Obligor, AngloGold or AngloGold (BVI) in connection with this Agreement or any other Loan Document or the transactions herein or therein contemplated (whether or not such information has been or is hereafter circulated to such Lender Party by the Agent, an Arranger or a Co-Arranger); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor, AngloGold or AngloGold (BVI).

10.12    ROTHSCHILD AS THE AGENT

         In acting as the Agent, Rothschild shall be treated as a separate entity from any other division of Rothschild (or similar units of Rothschild in any subsequent reorganisation) or its affiliates and, without limiting the generality of the foregoing, in the event that any of Rothschild's divisions (or similar units) or affiliates should act for any Group Member in an advisory capacity in relation to any other matter, any information given by any Group Member to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Lender Parties without the consent of the Completion Guarantors; and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, Rothschild shall not as between itself and the other Lender Parties be bound to disclose to any Lender Party or other person any information supplied by any Group Member to Rothschild in its capacity as the Agent hereunder which is identified by such Group Member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a Group Member to Rothschild and supplied solely for the purpose of evaluating in consultation with Rothschild in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Loan Document.

10.13    ROTHSCHILD AND SBL AS ARRANGERS

         In acting as an Arranger, each of Rothschild and SBL shall be treated as a separate entity from any other division of Rothschild or SBL respectively (or similar units of Rothschild or SBL in any subsequent reorganisation) or their respective affiliates and, without limiting the generality of the foregoing, in the event that any of Rothschild's or SBL's divisions (or similar units) or affiliates should act for any Group Member in an advisory capacity in relation to any other matter, any information given by any Group Member to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Lender Parties without the consent of the Completion Guarantors; and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, neither Rothschild nor SBL shall as between itself and the other Lender Parties be bound to disclose to any Lender Party or other person any information supplied by any Group Member to Rothschild or SBL, respectively, in their respective capacities as an Arranger hereunder if such information is identified by such Group Member at the time of supply to Rothschild or SBL as being unpublished price sensitive information relating to a proposed transaction by a Group Member and supplied solely for the purpose of evaluating in consultation with either Rothschild or SBL in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Loan Document.

10.14    INTERPRETATION

         As used in this Clause, "actual knowledge" and "actual notice" of the Agent, the Arrangers and the Co-Arrangers means actual knowledge or notice of those officers of the Agent, or, as the case may be, an Arranger or a Co-Arranger, from time to time responsible for the performance by the Agent, or, as the case may be, an Arranger or a Co-Arranger, of its obligations under the Loan Documents.

10.15    AGENT TO CONDUCT PROCEEDINGS

         The Agent shall have the sole conduct of any action or proceedings to be taken upon the happening of an Event of Default and in the enforcement of any security granted by the Security Agreements and no Lender shall (unless the Agent otherwise requests) take any action by itself or in conjunction with any other Lender or any other person to enforce the terms of any of the Loan Documents or to terminate the same. If any Lender notifies the Agent that it wishes to take action as aforesaid, the Agent shall refer the same to the Lenders for decision in accordance with Clause 10.17. Notwithstanding anything to the contrary hereunder, the Agent shall not:

         (a) formally initiate any legal action or proceedings hereunder against any Obligor, AngloGold or AngloGold (BVI) on behalf of any Lender without the prior written consent of such Lender; or

         (b) exercise on behalf of any of the Lenders any of their rights or remedies hereunder or under the Security Agreements unless it has been instructed to do so in writing by such Lenders.

10.16    DECISIONS BY THE LENDERS

         In any case where the materiality of any matter, event or consequence is in question, the Agent shall be entitled (but not bound) to determine the same without reference to the Lenders. Any acknowledgement given by the Agent to any Obligor, AngloGold or AngloGold (BVI) that any matter, event or consequence is not material shall be binding on the Lenders.

         The Agent shall, unless it considers the matter in question not to be material, be bound (and shall in any event be entitled) to notify to the Lenders any question relating to the exercise by the Agent of any discretion, or to the giving or withholding by it of any approval or waiver, or of any matter dependent on its opinion, for any purposes under the Loan Documents.

10.17    MANNER OF REFERENCE TO LENDERS

         Whenever the Agent refers any question to the Lenders for any of the purposes of this Clause it shall:

         (a)  do so in writing;

         (b) state a time (being reasonable in all the circumstances) within which each Lender is to give directions as aforesaid; and

         (c) inform the Borrower of the question referred, and the Borrower may submit oral or written statements to all the Lenders in respect thereof.

         If not all the Lenders reply to the Agent within the required time as aforesaid (or such longer time as the Agent may allow) then the percentage referred to in the definition of Required Lenders shall be deemed to refer to the percentage of the aggregate shares of the Lenders who have so replied.

11.      MISCELLANEOUS

11.1     WAIVERS, AMENDMENTS, ETC

         The provisions of this Agreement and of each other Loan Document (except to the extent otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Obligor and/or, as the case may be, AngloGold and/or AngloGold (BVI), which, in each such case, is party to this Agreement or such other Loan Document, the Agent and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

         (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify this Clause, modify Clause 8.2.7 change the definition of the term "REQUIRED LENDERS", change the Total Commitment Amount or the Percentage or Funding Percentage of any Lender or otherwise subject any Lender to any additional obligation shall be made without the consent of each Lender;

         (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document in respect thereof shall be made without the consent of each Lender;

         (d) affect the interests, rights or obligations of the Agent, either Arranger or any Co-Arranger in their respective capacities as such shall be made without the consent of the Agent or, as the case may be, such Arranger or Co-Arranger;

         (e) other than as specifically permitted by this Agreement or the relevant Security Agreement, authorise or effect the release of any material portion of the collateral which is the subject of any lien granted or purported to be granted in favour of the Agent (for the rateable benefit of the Lender Parties) or in favour of the Lender Parties pursuant to any relevant Security Agreement shall be made without the consent of each Lender;

         (f) materially reduce the obligations of any Completion Guarantor under the Guarantee Agreement to which such Completion Guarantor is a party shall be made without the consent of each Lender;

         (g) modify any term of this Agreement or any other Loan Document expressly relating to the priority of payment of, or the granting of any security in respect of, any obligations of the Borrower, any Obligor, AngloGold, AngloGold (BVI) or any other subsidiary of AngloGold under any Required Hedging Agreement to which any Lender is a party shall be made without the consent of such Lender; or

         (h) pursuant to the Political Risk Insurance require the consent of the provider thereof, shall be made without the consent of such provider.

         No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it or any other

         Obligor to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

11.2     NOTICES

         All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be sent by hand delivery, courier delivery, telex (if the receiving party shall have telex facilities) or facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" or at such other address as may be designated by such party in the relevant Loan Document or in a notice to the other parties. Any notice:

         (a) if sent by hand delivery or courier delivery, shall be deemed received when delivered in legible form; and

         (b) if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback received at both the beginning and end of the relevant transmission in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

11.3     COSTS AND EXPENSES

         (a)  The Borrower agrees to pay on demand:

              (i) all reasonable legal fees and related expenses of the Agent and the Arrangers incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, whether or not the transactions contemplated hereby are consummated;

              (ii) all reasonable out-of-pocket expenses of the Agent and the Arrangers incurred in connection with any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required; and

              (iii) any stamp or other taxes incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

         (b) The Borrower agrees, subject to any cap or condition agreed between the Borrower; the Agent and the relevant adviser (where applicable) to pay on demand all reasonable costs and expenses of any Lender Party's officers or agents in connection with its annual on-site inspections of the Mine and all fees and expenses of the Independent Engineer for the preparation of each Semi-Annual Mine Report and each other reports required of it, the fees and expenses of the independent chartered accountants and certified public accountants in connection with the performance of their duties described in Clause 8.1.8, the certification of each Compliance Certificate, the Mechanical Completion Certificate and the Economic Completion Certificate and any other matter relating to the Morila Project and the Mine, and all reasonable fees and expenses of the Insurance Consultant and the Project Account Banks in connection with the performance of their respective duties referred to herein; provided, however, that, except at any time when any Default shall have however occurred and be continuing the Borrower's obligation to pay the fees and expenses of the Independent Engineer in respect of any on-site inspection of the Mine shall be limited to two (2) such inspections per period of twelve (12) months prior to the Economic Completion Date and one
              (1) such inspection per period of twelve (12) months thereafter.

         (c) The Borrower agrees to reimburse each Lender Party on demand for all out-of-pocket expenses (including fees and expenses of legal advisers to such Lender Party) incurred by such Lender Party in connection with:

              (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations; and

              (ii)   the enforcement of any Obligations.

         (d) All fees and expenses of any legal adviser to any Lender Party payable by the Borrower hereunder shall be paid on a full indemnity basis inclusive of United Kingdom Value Added Tax or any other similar tax payable in connection therewith. Each Lender Party agrees to use reasonable efforts to recover any such tax and to reimburse the Borrower in the amount of any such recovery (to the extent previously paid by the Borrower); provided, however, that no Lender Party shall be under any obligation to attempt or effect any such recovery if, in the opinion of such Lender Party the act of arranging or effecting such recovery might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Lender Party.

11.4     INDEMNIFICATION

         In consideration of the execution and delivery of this Agreement by each Lender Party and the extension of the Commitments, the Obligors hereby jointly and severally indemnify, exonerate and hold each Lender Party and each of its officers, directors, shareholders, employees and agents (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith (including reasonable fees and expenses of legal advisers on a full indemnity basis and inclusive of United Kingdom Value Added Tax or any similar tax payable in connection therewith and including any amount paid by any Lender to the Agent, either Arranger or any Co-Arranger pursuant to Clause 10.5) (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

         (b) entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower, any other Obligor, AngloGold, AngloGold (BVI) or any other person as the result of any determination by any Lender pursuant to Clause 6 not to fund any Loan);

         (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Obligor, AngloGold, AngloGold (BVI) or the Operator of any Hazardous Material; or

         (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by any Obligor, AngloGold, AngloGold (BVI) or the Operator of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, regardless of whether caused by, or within the control of, such Obligor;

         except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law; provided, however, that no Randgold Completion Guarantor shall be under any liability pursuant to clause (a) or (b) after the Release Date except with respect to any Indemnified Liability arising, in whole or in part, as a result of any event or failure to act which occurred on or prior to the Release Date.

         Each Lender Party agrees to use reasonable efforts to recover any such United Kingdom Value Added Tax or any similar tax payable in connection with the Indemnified Liabilities and to reimburse the Borrower in the amount of any such recovery (to the extent previously paid by the Borrower); provided, however, that no Lender Party shall be under any obligation to attempt or effect any such recovery if, in the opinion of such Lender Party the act of arranging or effecting such recovery might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Lender Party.

11.5     SURVIVAL

         The obligations of the Borrower under Clauses 3.3, 5.2, 5.3, 5.4, 5.6,
         11.3 and 11.4 and of each Randgold Completion Guarantor under Clauses
         5.6 and 11.4 and the obligations of the Lenders under Clause 10.5, shall, in each case, survive any termination of this Agreement. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Loan Document.

11.6     SEVERABILITY

         Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

11.7     HEADINGS

         The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

11.8     COUNTERPARTS, EFFECTIVENESS, ETC

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when counterparts hereof executed on behalf of each Obligor, each Arranger, each Co-Arranger, and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

11.9     GOVERNING LAW; ENTIRE AGREEMENT

         (a) This Agreement and (except as set forth to the contrary therein) each other Loan Document and all matters and disputes relating hereto and thereto shall be governed by, and construed in accordance with, English law.

         (b) This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

11.10    ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

         No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder or under any other Loan Document except with the consent of the Lenders.

11.11    ASSIGNMENTS AND TRANSFERS BY THE LENDERS; ADDITIONAL LENDER

         Any Lender may at any time assign all or any of its rights and benefits hereunder to another bank or financial institution in accordance with this Clause.

11.11.1  ASSIGNMENTS

         Any Lender may, with the prior consent of the Borrower (such consent not to be unreasonably withheld), at any time assign and transfer, all or, subject to Clause 11.11.3, a portion of its rights and benefits hereunder to another bank or financial institution or, in connection with any payment made to such Lender pursuant to any Political Risk Insurance, to the issuer of the relevant policy. If any Lender chooses to effect an assignment pursuant to this Clause, such assignment and transfer shall not be effective unless and until the assignee Lender has agreed with the Agent and the other Lenders that the assignee Lender shall be under the same obligations toward each of them as it would have been under if it had been a party hereto as a Lender and the Agent and the other Lenders shall not otherwise be obligated to recognise such assignee Lender as having the rights against each of them which it would have had if it had been such a party hereto. Any assignment or transfer pursuant to this Clause 11.11.1 shall be effective only after delivery to and acceptance by, the Agent of an instrument, in form and substance satisfactory to it (acting reasonably), executed by the assignor Lender and the assignee Lender stating the portion of the Commitment Amount assigned to the assignee Lender and the assignee Lender's administrative details.

11.11.2  TRANSFERS

         As an alternative to Clause 11.11.1, if any Lender (a "TRANSFEROR LENDER") wishes to transfer all or, subject to Clause 11.11.3, a portion of its rights, benefits and obligations (such transfer to be of an equal portion of such rights, benefits and obligations) hereunder and under each other Loan Document to another bank or financial institution or, in connection with any payment made to such Lender pursuant to any Political Risk Insurance, to the issuer of the relevant policy (a "TRANSFEREE LENDER"), then such transfer may, with the prior consent of the Borrower (such consent not to be unreasonably withheld), be effected by the delivery to the Agent of a duly completed and executed Transfer Certificate, whereupon:

         (a) to the extent that in such Transfer Certificate the Transferor Lender party thereto seeks to transfer its rights and obligations hereunder and under each other Loan Document, each Obligor and such Transferor Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause as "discharged rights and obligations");

         (b) each Obligor and the Transferee Lender party thereto shall assume obligations towards one another and acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee Lender have assumed and acquired the same in place of such Transferor Lender; and

         (c) the Agent, such Transferee Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee Lender been an original party to this Agreement as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

11.11.3  MINIMUM AMOUNT

         Any assignment or transfer pursuant to Clause 11.11.1 or 11.11.2 of a portion of a Lender's rights and/or benefits shall be in an integral multiple of U.S.$1,000,000; provided, however, that in the event of any such assignment or transfer to the issuer of any policy of Political Risk Insurance the amount so assigned or transferred, as the case may be, may be in such other amount as such Lender may have received pursuant to such policy.

11.11.4  SECURITY AGREEMENTS

         Within ten (10) Business Days after an assignment or transfer pursuant to this Clause 11.11 and upon the written request (given through the Agent), and at the cost and expense, of the relevant assignee Lender or Transferee Lender, as the case may be, each Obligor shall enter into such documentation as the assignee Lender shall reasonably request so as to ensure that the liens created by the Security Agreements secures the Obligations of the Borrower to such assignee Lender or Transferee Lender, as the case may be.

11.11.5  CONSENT

         Any assignment or transfer pursuant to Clause 11.11 may be effected only with the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed.

11.11.6  RELIANCE ON INSTRUMENTS

         The Agent shall be fully entitled to rely on any written instrument delivered to it in accordance with Clause 11.11.1 or on any Transfer Certificate which is correct and regular on its face as regards its contents and purportedly executed on behalf of the relevant parties thereto and shall have no liability or responsibility to any party as a consequence of placing reliance upon and acting in accordance with any such written instrument or Transfer Certificate.

11.11.7  SUB-PARTICIPATIONS

         Nothing in this Clause 11 shall, or shall be deemed to, prevent any Lender from selling any participation or similar interest in its Commitment or Loans and the Obligors hereby acknowledge and agree that in connection with any such sale, the seller of any such participation shall be entitled to claim under the provisions of Clause 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 5.11(b), 11.3 and 11.4 hereof on behalf of the purchaser of any such participation as if such purchaser was named as a Lender in such provisions (but in no event shall such seller be entitled to claim any amount on behalf of any such purchaser under any such provision which is in excess of the amount which such seller would then be entitled to claim under such provision in respect of the portion of its Commitments or Loans so participated); provided, however, that:

         (a) for the avoidance of doubt, the sale by any Lender of any such participation or similar interest shall not relieve such Lender of any of its obligations hereunder, and

         (b) the Obligors shall be required to deal only with the Lenders and not with any purchaser of a participation from any Lender.

11.11.8  FEE

         On the date upon which an assignment or transfer takes effect pursuant to Clause 11.11, the assignee Lender or Transferee Lender, as the case may be, in respect of such assignment or transfer shall pay to the Agent for its own account a fee of U.S.$3,000 (or, if such assignee Lender or Transferee Lender, as the case may be, is already a Lender under this Agreement, U.S.$1,000).

11.11.9  PROVISION OF INFORMATION

         In connection with any assignment, transfer or sale of a participation or similar interest by any Lender as contemplated by this Clause such Lender may, subject to the provisions of Clauses 11.17 and 11.18, supply to the relevant assignee Lender, Transferee Lender or purchaser such information in its possession with respect to such Lender's Loans and Commitment, the Morila Project and the Operative Documents as such Lender shall deem appropriate.

11.12    OTHER TRANSACTIONS

         Without prejudice to the provisions of Clause 10.8, nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor, AngloGold, AngloGold (BVI) or any of their respective affiliates in which such Obligor, AngloGold, AngloGold (BVI) or such affiliate is not restricted hereby from engaging with any other person.

11.13    FORUM SELECTION AND CONSENT TO JURISDICTION

         (a) The parties hereto hereby irrevocably agree that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and each other Loan Document and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

         (b) Each Obligor irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement or any other Loan Document and agrees not to claim that any such court is not a convenient or appropriate forum.

         (c) Each Obligor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at c/o Fleetside Legal Representative Services Limited, 9 Cheapside, London EC2V 6AD (the "PROCESS AGENT").

         (d) The submission to the jurisdiction of the courts referred to in clause (a) shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

11.14    WAIVER OF IMMUNITY

         To the extent that any Obligor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

11.15    ENGLISH LANGUAGE

         This Agreement and the other Loan Documents have been negotiated in English and, other than the Mali Security Agreements, executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents shall be in the English language or, if not in the English language, shall be accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

11.16    ENTIRE AGREEMENT

         This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Agreement. Each of the parties acknowledges and agrees that in entering into this Agreement and the other Loan Documents it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement as a warranty. The only remedy available to any party hereto for breach of the warranties shall be for breach of contract under the terms of this Agreement or the relevant Loan Document. Nothing in this Clause shall, however, operate to limit or exclude any liability for fraud.

11.17    CONFIDENTIALITY OBLIGATIONS

         Subject to Clause 11.18, at all times during the continuance of this Agreement and after the termination hereof (however caused) the Lender Parties shall and shall procure that their respective officers, employees, agents and advisers shall keep secret and confidential and not without prior written consent of the Borrower disclose to any third party or make use of for their own purposes (otherwise than in the context of an addition to the general experience, knowledge or expertise of the Lender Parties) any of the confidential information, reports or documents supplied by or on behalf of the Borrower or the other Obligors hereunder or in the course of the negotiations leading to this Agreement or any of the calculations made or conclusions or determinations reached in accordance therewith.

11.18    PERMITTED DISCLOSURE

         Any Lender Party shall be entitled to disclose any such confidential information, report, documentation, calculations, conclusion or determination to any other of the Lender Parties or to their respective professional advisers (including the Independent Engineer and the Insurance Consultant) or to the extent permitted by Applicable Law (after reasonable prior notice to the Borrower):

         (a) in any proceedings arising out of or in connection with this Agreement to the extent reasonably considered by any Lender Party to be desirable to protect its interests;

         (b) to any prospective assignee or sub-participant subject to obtaining an undertaking from such prospective assignee or sub-participant in the terms of this Clause;

         (c) if required to do so by an order of any court of competent jurisdiction;

         (d) in pursuance of any procedure for discovery of documents in any proceedings before any such court;

         (e) pursuant to any law or regulation having the force of law or with which the relevant Lender Party is accustomed to comply; or

         (f) pursuant to a requirement of any authority with whose requirements, of the nature and to the extent in question, the relevant Lender Party is accustomed to comply;

         and any of the Lender Parties shall be entitled so to disclose or use any such matter if the information contained therein shall have emanated bona fide from some person other than any Obligor or any agent of any of them, and such Lender Party would but for the preceding provisions of this Clause be free so to disclose or use the same.

                                   SCHEDULE 1

                              DISCLOSURE SCHEDULE

     ITEM 1 APPROVALS

     PART A CURRENT APPROVALS

           AGENCY                                     PERMIT, APPROVAL OR NOTIFICATION                    DATE

1.   National Directorate of civil               No. 0468/DNAC/BV/DBA/12-Establishment of             15 June, 1998
     aeronautics                                 a private airport at Morila

2.   Ministry of Mines and Energy                No. 99/0251/MME-SG Extraction of river sand          27 August, 1999

3.   Ministry of Mines and Energy                No. 99/2000/MME-SG Extraction of Stone-Sanso        8 September, 1999

4.   Ministry of Mines and Energy                No 99/1626/MME-SG Extraction of Stone-Menie          12 August, 1999

5.   Ministry of Mines and Energy                Morila Establishment Convention                       28 April, 1992

6.   Presidency of Transitional                  Ordinance No. 92-27/P-CTSP Approval of                 12 May, 1992
     Committee                                   Morila Establishment Convention

7.   Office of the President of                  Decree No. 92-146/PM-RM Approval of                    14 May, 1992
     Government                                  Morila Establishment Convention

8.   Ministry of Mines and Energy                Order No. 92-2505/MME-CAB Exploration                  3 June, 1992
                                                 Permit for Morila

9.   Ministry of Mines and Energy                Order No. 95-2249/MMEH-SG 1st                        13 October, 1995
                                                 Renewal of Exploration Permit for Morila

10.  Ministry of Mines and Energy                Order No. 97-189/MMEH-SG Transfer of                 18 February, 1997
                                                 Exploration Permit for Morila

11. Ministry of Mines and Energy                 Order No. 99-636/MME-SG 2nd Renewal                    13 April, 1999
                                                 of Exploration Permit for Morila

12. Ministry of Mines and Energy                 Formal notification of the Government's                 9 June, 1999
                                                 participation in Morila S.A.

13. Office of the Prime Minister                 Decree No. 99-217/PM-RM Exploitation                    4 August, 1999
                                                 Permit for Morila

14. Office of the Prime Minister                 Decree No. 99-361/PM-RM Transfer of                  17 November, 1999
                                                 Exploitation Permit from RRL to Morila

PART B PENDING APPROVALS

                                                      PERMIT, APPROVAL
               AGENCY                                 OR NOTIFICATION                                    DATE

1.  Ministry of Mines and Energy                  Adoption of Amendment to Establishment            Prior to initial Loans
                                                  Convention

2.  Office of the Prime Minister                  Decree approving the Amendment to                 Prior to initial Loans
                                                  Establishment Convention

3.  Directorate of Water Affairs                  Approval to Abstract Water for                    Prior to initial Loans
                                                  Mining purposes from Bagoe River

4.  Ministry of Mines and Energy                  Protocol Agreement with the Agent                 Prior to initial Loans
    Ministry of Finance

ITEM 2 [INTENTIONALLY LEFT BLANK]

ITEM 3 ASSETS; PROPERTIES

The Borrower has entered into a deferred terms agreement with Rolls Royce Power Ventures for the acquisition of power generation equipment as part of the Power Contract. The agreement is an instalment sale agreement and the Borrower only obtains title to the power generation equipment on payment of the final payment. The Borrower will, however, capitalise the instalment sale agreement in its books and account for future payments as debt.

ITEM 4 RELEVANT GROUP COMPANIES

                                                                               PERCENTAGE
                                                 JURISDICTION OF               OWNERSHIP
               COMPANY                           INCORPORATION                   BY RRL
Randgold Resources Limited                           Jersey                        N/A

Randgold Resources (Burkina Faso) Limited            Jersey                       100%

Randgold Resources (Cote d'Ivoire) Limited           Jersey                       100%

Randgold Resources Cote d'Ivoire SARL            Cote d'Ivoire                    100%

Randgold Resources (Mali) Limited                    Jersey                       100%

Randgold Resources Mali SARL                          Mali                        100%

Randgold Resources (Senegal) Limited                 Jersey                       100%

Randgold Resources (Somisy) Limited                  Jersey                       100%

Mining Investments Jersey Limited                    Jersey                       100%

Morila Limited                                       Jersey                       100%

Societe des Mines de Morila S.A.                      Mali                         40%

Societe des Mines de Syama S.A.                       Mali                         75%

Societe des Mines de Loulo S.A.                       Mali                         51%

ITEM 5 [INTENTIONALLY LEFT BLANK]

ITEM 6 ENVIRONMENTAL MATTERS

PART A PROJECT

None

PART B GROUP

None

ITEM 7 [INTENTIONALLY LEFT BLANK]

ITEM 8 TAKE OR PAY CONTRACTS

Payment for the provision of power to the Borrower from Rolls Royce Power Ventures pursuant to the Power Contract.

ITEM 9 ROYALTY AGREEMENTS

The only royalty arrangement in respect of the Morila Project is the 6% of net revenue from gold payable to the government of Mali and is set out in Article 22.2(m) and (n) of the Establishment Convention as follows:

         (g) Ad Valorem tax at a rate of 3% of the value ex field. By value ex field should be understood the value of products sold to the refinery less all refining costs or any other process or means of treatment necessary for the transformation of mineral substances into a commercial final product, commissions on marketing of the products, costs for transport, weighing, analysis, where applicable, which have not already been deducted by the purchaser;

         (h) Tax on services rendered at a rate of 3% of the value ex field as defined in Article 22.2(m) of the Establishment Convention above.

ITEM 10 TAXES

Summary details of taxes required to be paid in connection with the development of the Morila Project extracted from the Establishment Convention are as follows:

Up to the end of the third year of production the Borrower, RRL and/or their affiliates and sub-contractors, depending on the circumstances, shall be exempt from all tax, duties, contributions or any other direct or indirect taxes that they may have to pay, with the exception of:

         (i)     surface fee of CFA 50,000/km(2) per year;

         (j) the Employers Standard Contribution (CFE) at the rate in force on the date of signature of the present Convention (the basis being equal to the total gross sum of wages, salaries and pay of employees, including expatriate employees);

         (k) the social welfare levies and contributions due for employees, including expatriate employees, as provided for in the current legislation;

         (l)     General Tax on Revenue due by employees;

         (m) duties on vehicles except for on-site vehicles and other vehicles directly related to exploration operations;

         (n) stamp duties on intended imports with regard to vehicles as well as tax on related insurance contracts, with the exception of on-site vehicles and/or other vehicles directly related to exploration operations;

         (o) Ad Valorem tax at the rate of 3% of the value ex field. By value ex field should be understood to be the value of Products sold to the refinery less all refining costs or any other process or means of treatment necessary for the transformation of mineral substances into a commercial final product, commissions on marketing of the products, costs for transport, weighing, analysis, where applicable, which have not already been deducted by the purchaser;

         (p) Tax on services rendered at a rate of 3% of the value ex field as defined in (g) above.

The last two are classified as royalty payments (see Item 9 above).

                                   SCHEDULE 2

                               CASH FLOW SCHEDULE

MORILA GOLD PROJECT
DATA AUDITED BY SRK APRIL 2001


                                                                            2000
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                                           2000       Qtr1       Qtr2       Qtr3       Qtr4

                                                                             Y
ORE TONNES MINED                                          tonnes '000's     665        696        860        597        730
ORE GRADE                                                      g/t          8.97       8.87       6.63       5.90       6.87

RECOVERY EFFICIENCY                                             %          96.26%     87.43%     91.32%     91.13%     91.05%

Gold Production                                                 oz        166,166    144,599    154,059    147,539    145,980

Gold Price - Spot                                             US$/oz        250        250        250        250        250
Gold Price - Hedged                                            ozs           0         275        275        275        275

Mining Costs                                                   US$m         3.50       5.42       7.70       5.35       8.35
Plant Costs                                                    US$m         1.98       3.20       2.76       2.62       2.67
General & Administration (incl Fees)                           US$m         5.53       6.44       6.47       6.47       6.48
Power plant costs                                              US$m         0.00       0.88       0.88       0.88       0.88
OPERATING COSTS                                                US$m        11.01      15.94      17.82      15.31      18.39

SENSITIVITY ADJUSTMENT                                         100%         100%       100%       100%       100%       100%
TOTAL OPERATING COSTS                                          US$m        11.01      15.94      17.82      15.31      18.39

CAPITAL EXPENDITURE                                            US$m        102.98      3.52       3.52       3.52       3.52
WORKING CAPITAL IN CONSTRUCTION PERIOD                         US$m        20.00       0.00       0.00       0.00       0.00

TOTAL REVENUE                                                  US$m        41.54      37.71      40.08      38.45      38.06

ROYALTY PAID                                                   US$m         0.00       2.26       2.40       2.30       2.28
TAX PAYABLE                                                    US$m         0.00       0.00       0.00       0.00       0.00

FINANCE & LEGAL COSTS                                          US$m         2.00       0.00       0.00       0.00       0.00
POLITICAL RISK INSURANCE                                       1.30%        1.11       0.28       0.29       0.26       0.25

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)               US$m       (95.55)     15.72      16.05      17.05      13.62

FINANCIAL SUMMARY                                                           2000

Debt Contribution                                              US$m        85.00       0.00       5.00       0.00       0.00
Equity Contribution / Shareholder loans                        US$m        33.00      (3.00)      0.00       0.00       0.00
Net Cash Flow                                                  US$m        22.45      12.72      21.05      17.05      13.62

NPV OF CASH FLOW, LOAN LIFE                                   9.00%        265.11     275.41     268.68     253.49     241.96
NPV OF CASH FLOW, PROJECT LIFE                                9.00%        307.28     331.67     325.26     310.38     299.17
Loan Outstanding Start of Period                               US$m        85.00      85.00      90.00      81.00      75.81
Loan Outstanding End of Period                                 US$m        85.00      85.00      81.00      81.00      66.81
LOAN LIFE RATIO                                               **1.5         3.12       3.24       3.11       3.28       3.35
PROJECT LIFE RATIO                                            **1.8         3.62       3.90       3.74       3.98       4.10
Scheduled Repayments                                           US$m         0.00                  9.00                  9.00
Interest Payments                                             8.00%         5.10       1.70       1.71       1.62       1.43
Total Debt Service                                             US$m         5.10       1.70      10.71       1.62      10.43
Net Cash Flow less Debt Service                                US$m        17.35      11.02      10.34      15.43       3.20

6 Months Debt Service Reserve Account Contribution             US$m         n/a       11.02       1.03      (0.30)     (0.23)
6 Months Debt Service Reserve Account Opening Balance          US$m         n/a        n/a       11.02      12.05      11.75
6 Months Debt Service Reserve Account Closing Balance          US$m         n/a       11.02      12.05      11.75      11.52

NET CASH FLOW AFTER FINANCE                                    US$m        17.35       0.00       9.31      15.72       3.42
                                                                         ----------
CASH OPENING BALANCE                                                        0.58      17.93      27.93      20.24      10.00
                                                                         ----------
                                                                                               ----------
MINIMUM WORKING CAPITAL IN PROJECT                             US$m                    0.00      10.00      10.00      10.00
                                                                                               ----------
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS                                   17.93      17.93      27.24      25.97       3.42

Bank prepayment - 20% of NCF after finance                    20.0%         3.59       3.59       5.45       5.19       0.68
Bank prepayment - capped at one year                          20.0%         0.00       3.59       5.45       5.19       0.68
Bank prepayment - quarterly                                                            3.59       5.45       5.19       0.68
CASH SWEEP - (QUARTERLY) TO BANKS                             20.0%         0.00       0.00       0.00       5.19       0.68
AGREED PAYMENT TO SHAREHOLDERS                                 US$m         0.00       0.00      17.00       0.00       0.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                  US$m        17.93      17.93      10.24      20.77       2.74
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                   100%                    0.00       0.00      20.77       2.74
CASH CLOSING BALANCE                                           US$m        17.93      17.93      10.24       0.00       0.00

Remaining Reserves (oz's)                                   4,628,102    4,461,936  4,317,338  4,163,279  4,015,740  3,869,760
REMAINING RESERVES / PERIOD 1 RESERVES                       ****30%         96%        93%        90%        87%        84%
NET CASH FLOW / DEBT SERVICE                               **** 130%        n.a.       748%       196%      1052%       131%

CASH COST / OZ (OPEX ONLY)                                    US$/oz       66.23      110.21     115.65     103.78     125.96

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)      US$/oz       735.34     163.87     225.53     156.05     238.83
------------------------------------------------------------------------------------------------------------------------------

                                                                2001                                                   2002
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                               2001       Qtr1       Qtr2       Qtr3       Qtr4       2002
                                                                 Y                                                      Y
ORE TONNES MINED                                               2,883       823        956        644        888       3,311
ORE GRADE                                                       7.08       5.62       5.92       8.32       8.52       7.01

RECOVERY EFFICIENCY                                            90.23%     90.50%     90.75%     91.17%     91.96%     91.16%

Gold Production                                               592,177    131,422    137,807    149,713    175,830    594,774

Gold Price - Spot                                               250        250        250        250        250        250
Gold Price - Hedged                                             275        275        275        275        275        275

Mining Costs                                                   26.81       9.37       9.07       5.18       7.09      30.71
Plant Costs                                                    11.26       3.00       2.86       2.88       2.86      11.60
General & Administration (incl Fees)                           25.86       7.01       6.66       6.71       6.79      27.18
Power plant costs                                               3.54       0.81       0.81       0.81       0.81       3.24
OPERATING COSTS                                                67.47      20.18      19.41      15.57      17.55      72.72

SENSITIVITY ADJUSTMENT                                          100%       100%       100%       100%       100%       100%
TOTAL OPERATING COSTS                                          67.47      20.18      19.41      15.57      17.55      72.72

CAPITAL EXPENDITURE                                            14.10       1.99       1.99       1.99       1.99       7.96
WORKING CAPITAL IN CONSTRUCTION PERIOD                          0.00       0.00       0.00       0.00       0.00       0.00

TOTAL REVENUE                                                  154.31     33.91      35.50      38.48      45.01      152.90

ROYALTY PAID                                                    9.24       2.03       2.13       2.30       2.70       9.16
TAX PAYABLE                                                     0.00       0.00       0.00       0.00       0.00       0.00

FINANCE & LEGAL COSTS                                           0.00       0.00       0.00       0.00       0.00       0.00
POLITICAL RISK INSURANCE                                        1.08       0.21       0.21       0.18       0.17       0.77

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)               62.43       9.49      11.77      18.43      22.60      62.30

FINANCIAL SUMMARY                                               2001                                                   2002

Debt Contribution                                               5.00       0.00       0.00       0.00       0.00       0.00
Equity Contribution / Shareholder loans                        (3.00)      0.00       0.00       0.00       0.00       0.00
Net Cash Flow                                                  64.43       9.49      11.77      18.43      22.60      62.30

NPV OF CASH FLOW, LOAN LIFE                                    266.52     233.61     229.21     222.43     208.84     226.07
NPV OF CASH FLOW, PROJECT LIFE                                 312.48     291.15     287.08     280.64     267.40     276.18
Loan Outstanding Start of Period                               90.00      66.13      64.45      55.08      51.55      66.12
Loan Outstanding End of Period                                 72.00      66.13      55.45      55.08      42.55      48.12
LOAN LIFE RATIO                                                 2.96       3.71       3.73       4.24       4.26       3.59
PROJECT LIFE RATIO                                              3.47       4.58       4.63       5.30       5.40       4.35
Scheduled Repayments                                           18.00                  9.00                  9.00      18.00
Interest Payments                                               6.48       1.32       1.20       1.10       0.94       4.57
Total Debt Service                                             24.48       1.32      10.20       1.10       9.94      22.57
Net Cash Flow less Debt Service                                39.95       8.17       1.57      17.33      12.66      39.73

6 Months Debt Service Reserve Account Contribution             11.52      (0.22)     (0.26)     (0.30)     (0.31)     (1.09)
6 Months Debt Service Reserve Account Opening Balance           n/a       11.52      11.30      11.04      10.74      11.52
6 Months Debt Service Reserve Account Closing Balance          11.52      11.30      11.04      10.74      10.43      10.43

NET CASH FLOW AFTER FINANCE                                    28.43       8.39       1.83      17.63      12.97      40.82
CASH OPENING BALANCE                                           27.93      10.00      10.00      10.00      10.00      10.00
MINIMUM WORKING CAPITAL IN PROJECT                             10.00      10.00      10.00      10.00      10.00      10.00
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS                       46.36       8.39       1.83      17.63      12.97      40.82

Bank prepayment - 20% of NCF after finance                     14.91       1.68       0.37       3.53       2.59       8.16
Bank prepayment - capped at one year                           14.91       1.68       0.37       3.53       2.59       8.16
Bank prepayment - quarterly                                                1.68       0.37       3.53       2.59
CASH SWEEP - (QUARTERLY) TO BANKS                               5.88       1.68       0.37       3.53       2.59       8.16
AGREED PAYMENT TO SHAREHOLDERS                                 17.00       0.00       0.00       0.00       0.00       0.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                  23.49       6.71       1.47      14.11      10.38      32.65
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                   23.49       6.71       1.47      14.11      10.38      32.65
CASH CLOSING BALANCE                                            0.00       0.00       0.00       0.00       0.00       0.00

Remaining Reserves (oz's)                                    3,869,760  3,738,337  3,600,530  3,450,816  3,274,986  3,274,986
REMAINING RESERVES / PERIOD 1 RESERVES                          84%        81%        78%        75%        71%        71%
NET CASH FLOW / DEBT SERVICE                                    263%       717%       115%      1673%       227%       276%

CASH COST / OZ (OPEX ONLY)                                     113.94     153.57     140.82     104.02     99.84      122.26

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)       196.51     195.86     246.21     141.26     183.97     190.28
------------------------------------------------------------------------------------------------------------------------------


                                                                                                           2003
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                              Qtr1       Qtr2       Qtr3       Qtr4       2003       Qtr1
                                                                                                            Y
ORE TONNES MINED                                               746        848        625        934       3,153       857
ORE GRADE                                                      7.85       6.43      11.25       8.57       8.36       6.49

RECOVERY EFFICIENCY                                           92.27%     92.09%     92.26%     92.20%     92.20%     94.76%

Gold Production                                              187,769    180,644    187,306    184,838    740,557    200,587

Gold Price - Spot                                              250        250        250        250        250        250
Gold Price - Hedged                                            275        275        275        275        275        275

Mining Costs                                                   7.76       8.11       5.48       8.83      30.17       9.63
Plant Costs                                                    3.00       2.86       2.88       2.86      11.60       3.21
General & Administration (incl Fees)                           7.19       6.80       6.83       6.82      27.64       7.43
Power plant costs                                              0.72       0.72       0.72       0.72       2.88       0.64
OPERATING COSTS                                               18.67      18.48      15.90      19.23      72.29      20.92

SENSITIVITY ADJUSTMENT                                         100%       100%       100%       100%       100%       100%
TOTAL OPERATING COSTS                                         18.67      18.48      15.90      19.23      72.29      20.92

CAPITAL EXPENDITURE                                            0.72       0.72       0.72       0.72       2.88       0.82
WORKING CAPITAL IN CONSTRUCTION PERIOD                         0.00       0.00       0.00       0.00       0.00       0.00

TOTAL REVENUE                                                 47.89      46.11      47.77      47.16      188.93     50.96

ROYALTY PAID                                                   2.87       2.76       2.86       2.82      11.32       3.05
TAX PAYABLE                                                    0.00       0.00       0.00       0.00       0.00       0.00

FINANCE & LEGAL COSTS                                          0.00       0.00       0.00       0.00       0.00       0.00
POLITICAL RISK INSURANCE                                       0.13       0.12       0.09       0.09       0.42       0.06

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)              25.50      24.02      28.20      24.29      102.02     26.11

FINANCIAL SUMMARY                                                                                          2003

Debt Contribution                                              0.00       0.00       0.00       0.00       0.00       0.00
Equity Contribution / Shareholder loans                        0.00       0.00       0.00       0.00       0.00       0.00
Net Cash Flow                                                 25.50      24.02      28.20      24.29      102.02     26.11

NPV OF CASH FLOW, LOAN LIFE                                   190.79     169.44     149.11     124.15     184.12     102.57
NPV OF CASH FLOW, PROJECT LIFE                                249.71     228.72     208.76     184.19     238.73     162.99
Loan Outstanding Start of Period                              39.96      36.00      27.00      27.00      39.96      18.00
Loan Outstanding End of Period                                39.96      27.00      27.00      18.00      21.96      18.00
LOAN LIFE RATIO                                                5.04       4.99       5.89       4.96       4.87       6.23
PROJECT LIFE RATIO                                             6.51       6.64       8.10       7.19       6.24       9.59
Scheduled Repayments                                                      9.00                  9.00      18.00
Interest Payments                                              0.80       0.63       0.54       0.45       2.48       0.36
Total Debt Service                                             0.80       9.63       0.54       9.45      20.48       0.36
Net Cash Flow less Debt Service                               24.70      14.39      27.66      14.84      81.54      25.75

6 Months Debt Service Reserve Account Contribution            (0.26)     (0.18)     (0.18)     (0.18)     (0.80)     (0.18)
6 Months Debt Service Reserve Account Opening Balance         10.43      10.17       9.99       9.81      10.43       9.63
6 Months Debt Service Reserve Account Closing Balance         10.17       9.99       9.81       9.63       9.63       9.45

NET CASH FLOW AFTER FINANCE                                   24.96      14.57      27.84      15.02      82.34      25.93
CASH OPENING BALANCE                                          10.00      10.00      10.00      10.00      10.00      10.00
MINIMUM WORKING CAPITAL IN PROJECT                            10.00      10.00      10.00      10.00      10.00      10.00
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS                      24.96      14.57      27.84      15.02      82.34      25.93

Bank prepayment - 20% of NCF after finance                     4.99       2.91       5.57       3.00      16.48       5.19
Bank prepayment - capped at one year                           4.99       2.91       5.57       3.00      16.48       5.19
Bank prepayment - quarterly                                    3.96       0.00       0.00       0.00                  0.00
CASH SWEEP - (QUARTERLY) TO BANKS                              3.96       0.00       0.00       0.00       3.96       0.00
AGREED PAYMENT TO SHAREHOLDERS                                 0.00       0.00       0.00       0.00       0.00       0.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                 21.00      14.57      27.84      15.02      78.38      25.93
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                  21.00      14.57      27.84      15.02      78.38      25.93
CASH CLOSING BALANCE                                           0.00       0.00       0.00       0.00       0.00       0.00

REMAINING RESERVES (OZ'S)                                   3,087,217  2,906,573  2,719,267  2,534,429  2,534,429  2,333,842
REMAINING RESERVES / PERIOD 1 RESERVES                         67%        63%        59%        55%        55%        50%
NET CASH FLOW / DEBT SERVICE                                  3191%       249%      5222%       257%       498%      7253%

CASH COST / OZ (OPEX ONLY)                                    99.42      102.33     84.91      104.05     97.62      104.28

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)      123.48     175.56     107.38     174.83     145.01     125.67
------------------------------------------------------------------------------------------------------------------------------

                                                                                                2004
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                              Qtr2       Qtr3       Qtr4       2004       Qtr1       Qtr2
                                                                                                 Y
ORE TONNES MINED                                               858        823        910       3,449       912        794
ORE GRADE                                                      5.08       4.52       5.06       5.29       4.44       4.83

RECOVERY EFFICIENCY                                           94.38%     93.18%     93.19%     94.00%     92.59%     92.61%

Gold Production                                              180,240    132,454    132,799    646,081    115,516    115,984

Gold Price - Spot                                              250        250        250        250        250        250
Gold Price - Hedged                                            275        275        275        275         0          0

Mining Costs                                                   8.75       6.00       8.38      32.76       6.38       4.89
Plant Costs                                                    3.07       3.09       3.08      12.45       3.21       3.07
General & Administration (incl Fees)                           7.00       6.86       6.86      28.14       7.15       6.79
Power plant costs                                              0.64       0.64       0.64       2.57       0.56       0.56
OPERATING COSTS                                               19.47      16.59      18.96      75.93      17.30      15.31

SENSITIVITY ADJUSTMENT                                         100%       100%       100%       100%       100%       100%
TOTAL OPERATING COSTS                                         19.47      16.59      18.96      75.93      17.30      15.31

CAPITAL EXPENDITURE                                            0.82       0.82       0.82       3.28       0.82       0.82
WORKING CAPITAL IN CONSTRUCTION PERIOD                         0.00       0.00       0.00       0.00       0.00       0.00

TOTAL REVENUE                                                 45.87      33.93      34.01      164.77     28.88      29.00

ROYALTY PAID                                                   2.75       2.03       2.04       9.87       1.73       1.74
TAX PAYABLE                                                    0.00       0.00       0.00       0.00       0.00       0.00

FINANCE & LEGAL COSTS                                          0.00       0.00       0.00       0.00       0.00       0.00
POLITICAL RISK INSURANCE                                       0.06       0.03       0.03       0.18       0.00       0.00

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)              22.78      14.46      12.17      75.51       9.03      11.13

FINANCIAL SUMMARY                                                                               2004

Debt Contribution                                              0.00       0.00       0.00       0.00       0.00       0.00
Equity Contribution / Shareholder loans                        0.00       0.00       0.00       0.00       0.00       0.00
Net Cash Flow                                                 22.78      14.46      12.17      75.51       9.03      11.13

NPV OF CASH FLOW, LOAN LIFE                                   78.69      57.63      44.42      98.68      33.22      24.92
NPV OF CASH FLOW, PROJECT LIFE                                139.51     118.86     106.07     158.20     95.29      87.42
Loan Outstanding Start of Period                              18.00       9.00       9.00      18.00       0.00       0.00
Loan Outstanding End of Period                                 9.00       9.00       0.00       0.00       0.00       0.00
LOAN LIFE RATIO                                                4.90       7.43       5.95       6.02       n.a.       n.a.
PROJECT LIFE RATIO                                             8.28      14.24      12.80       9.32       n.a.       n.a.
Scheduled Repayments                                           9.00                  9.00      18.00                  0.00
Interest Payments                                              0.27       0.18       0.09       0.72       0.00       0.00
Total Debt Service                                             9.27       0.18       9.09      18.72       0.00       0.00
Net Cash Flow less Debt Service                               13.51      14.28       3.08      56.79       9.03      11.13

6 Months Debt Service Reserve Account Contribution            (0.18)     (0.18)     (9.09)     (9.63)      0.00       0.00
6 Months Debt Service Reserve Account Opening Balance          9.45       9.27       9.09       9.63       0.00       0.00
6 Months Debt Service Reserve Account Closing Balance          9.27       9.09       0.00       0.00       0.00       0.00

NET CASH FLOW AFTER FINANCE                                   13.69      14.46      12.17      66.42       9.03      11.13
CASH OPENING BALANCE                                          10.00      10.00      10.00      10.00      10.00      10.00
MINIMUM WORKING CAPITAL IN PROJECT                            10.00      10.00      10.00      10.00      10.00      10.00
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS                      13.69      14.46      12.17      66.42       9.03      11.13

Bank prepayment - 20% of NCF after finance                     2.74       2.89       2.43      13.25       1.81       2.23
Bank prepayment - capped at one year                           2.74       2.89       0.00       0.00       0.00       0.00
Bank prepayment - quarterly                                    0.00       0.00       0.00                  0.00       0.00
CASH SWEEP - (QUARTERLY) TO BANKS                              0.00       0.00       0.00       0.00       0.00       0.00
AGREED PAYMENT TO SHAREHOLDERS                                 0.00       0.00       0.00       0.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                 13.69      14.46      12.17      66.42       9.03      11.13
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                  13.69      14.46      12.17      66.42       9.03      11.13
CASH CLOSING BALANCE                                           0.00       0.00       0.00       0.00       0.00       0.00

REMAINING RESERVES (OZ'S)                                   2,153,601  2,021,147  1,888,349  1,888,349  1,772,832  1,656,849
REMAINING RESERVES / PERIOD 1 RESERVES                         47%        44%        41%        41%        38%        36%
NET CASH FLOW / DEBT SERVICE                                   246%      8032%       n.a.       n.a.       n.a.       n.a.

CASH COST / OZ (OPEX ONLY)                                    108.01     125.22     142.76     117.52     149.77     132.00

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)      179.56     148.33     232.95     167.12     171.81     154.02
------------------------------------------------------------------------------------------------------------------------------

                                                                                      2005
----------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                               Qtr3       Qtr4       2005
                                                                                       Y
ORE TONNES MINED                                                716        858       3,280
ORE GRADE                                                       4.52       4.24       4.50

RECOVERY EFFICIENCY                                            92.03%     92.20%     92.37%

Gold Production                                               102,280    105,989    439,769

Gold Price - Spot                                               250        250        250
Gold Price - Hedged                                              0          0          0

Mining Costs                                                    3.99       4.63      19.90
Plant Costs                                                     3.09       3.08      12.45
General & Administration (incl Fees)                            6.75       6.76      27.45
Power plant costs                                               0.56       0.56       2.23
OPERATING COSTS                                                14.39      15.03      62.04

SENSITIVITY ADJUSTMENT                                          100%       100%       100%
TOTAL OPERATING COSTS                                          14.39      15.03      62.04

CAPITAL EXPENDITURE                                             0.82       0.82       3.27
WORKING CAPITAL IN CONSTRUCTION PERIOD                          0.00       0.00       0.00

TOTAL REVENUE                                                  25.57      26.50      109.94

ROYALTY PAID                                                    1.53       1.59       6.58
TAX PAYABLE                                                     0.00       3.12       3.12

FINANCE & LEGAL COSTS                                           0.00       0.00       0.00
POLITICAL RISK INSURANCE                                        0.00       0.00       0.00

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)                8.83       5.94      34.93

FINANCIAL SUMMARY                                                                     2005

Debt Contribution                                               0.00       0.00       0.00
Equity Contribution / Shareholder loans                         0.00       0.00       0.00
Net Cash Flow                                                   8.83       5.94      34.93

NPV OF CASH FLOW, LOAN LIFE                                    14.33       5.81      32.05
NPV OF CASH FLOW, PROJECT LIFE                                 77.27      69.21      96.93
Loan Outstanding Start of Period                                0.00       0.00       0.00
Loan Outstanding End of Period                                  0.00       0.00       0.00
LOAN LIFE RATIO                                                 n.a.       n.a.       n.a.
PROJECT LIFE RATIO                                              n.a.       n.a.       n.a.
Scheduled Repayments                                                       0.00       0.00
Interest Payments                                               0.00       0.00       0.00
Total Debt Service                                              0.00       0.00       0.00
Net Cash Flow less Debt Service                                 8.83       5.94      34.93

6 Months Debt Service Reserve Account Contribution              0.00       0.00       0.00
6 Months Debt Service Reserve Account Opening Balance           0.00       0.00       0.00
6 Months Debt Service Reserve Account Closing Balance           0.00       0.00       0.00

NET CASH FLOW AFTER FINANCE                                     8.83       5.94      34.93
CASH OPENING BALANCE                                           10.00      10.00      10.00
MINIMUM WORKING CAPITAL IN PROJECT                             10.00      10.00      10.00
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS                        8.83       5.94      34.93

Bank prepayment - 20% of NCF after finance                      1.77       1.19       6.99
Bank prepayment - capped at one year                            0.00       0.00       0.00
Bank prepayment - quarterly                                     0.00       0.00
CASH SWEEP - (QUARTERLY) TO BANKS                               0.00       0.00       0.00
AGREED PAYMENT TO SHAREHOLDERS                                                        0.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                   8.83       5.94      34.93
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                    8.83       5.94      34.93
CASH CLOSING BALANCE                                            0.00       0.00       0.00

Remaining Reserves (oz's)                                    1,554,569  1,448,580  1,448,580
REMAINING RESERVES / PERIOD 1 RESERVES                          34%        31%        31%
NET CASH FLOW / DEBT SERVICE                                    n.a.       n.a.       n.a.

CASH COST / OZ (OPEX ONLY)                                     140.73     141.82     141.06

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)       163.69     193.98     170.57
----------------------------------------------------------------------------------------------

**   represents for greater than

**** represents for greater than or equal to

MORILA GOLD PROJECT
DATA AUDITED BY SRK APRIL 2001

                                                                                                                        2006
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                                           Qtr1       Qtr2       Qtr3       Qtr4       2006
                                                                                                                         Y
ORE TONNES MINED                                          tonnes '000's     819        825        882        854       3,380
ORE GRADE                                                      g/t          4.54       4.22       4.03       3.97       4.19

RECOVERY EFFICIENCY                                             %          92.40%     92.08%     92.02%     91.85%     92.10%

Gold Production                                                 oz        110,811    103,253    101,893     98,534    414,491

Gold Price - Spot                                             US$/oz        250        250        250        250        250
Gold Price - Hedged                                            ozs           0          0          0          0          0

Mining Costs                                                   US$m         4.69       4.70       3.22       4.23      16.85
Plant Costs                                                    US$m         3.21       3.07       3.09       3.08      12.45
General & Administration (incl Fees)                           US$m         7.14       6.75       6.75       6.74      27.37
Power plant costs                                              US$m         0.47       0.47       0.47       0.47       1.88
OPERATING COSTS                                                US$m        15.51      14.99      13.53      14.51      58.55

SENSITIVITY ADJUSTMENT                                         100%         100%       100%       100%       100%       100%
TOTAL OPERATING COSTS                                          US$m        15.51      14.99      13.53      14.51      58.55

CAPITAL EXPENDITURE                                            US$m         0.94       0.94       0.94       0.94       3.75
WORKING CAPITAL IN CONSTRUCTION PERIOD                         US$m         0.00       0.00       0.00       0.00       0.00

TOTAL REVENUE                                                  US$m        27.70      25.81      25.47      24.63      103.62

ROYALTY PAID                                                   US$m         1.66       1.55       1.53       1.48       6.21
TAX PAYABLE                                                    US$m         3.35       2.91       3.31       2.69      12.27

FINANCE & LEGAL COSTS                                          US$m         0.00       0.00       0.00       0.00       0.00
POLITICAL RISK INSURANCE                                       1.30%        0.00       0.00       0.00       0.00       0.00

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)               US$m         6.24       5.43       6.17       5.02      22.85

FINANCIAL SUMMARY                                                                                                       2006

Debt Contribution                                              US$m         0.00       0.00       0.00       0.00       0.00
Equity Contribution / Shareholder loans                        US$m         0.00       0.00       0.00       0.00       0.00
Net Cash Flow                                                  US$m         6.24       5.43       6.17       5.02      22.85

NPV OF CASH FLOW, LOAN LIFE                                    9.00%
NPV OF CASH FLOW, PROJECT LIFE                                 9.00%
Loan Outstanding Start of Period                               US$m
Loan Outstanding End of Period                                 US$m
LOAN LIFE RATIO                                               **1.5
PROJECT LIFE RATIO                                            **1.8
Scheduled Repayments                                           US$m
Interest Payments                                              8.00%
Total Debt Service                                             US$m
Net Cash Flow less Debt Service                                US$m                                                    22.85

6 Months Debt Service Reserve Account Contribution             US$m
6 Months Debt Service Reserve Account Opening Balance          US$m
6 Months Debt Service Reserve Account Closing Balance          US$m

NET CASH FLOW AFTER FINANCE                                    US$m                                                    22.85
CASH OPENING BALANCE
MINIMUM WORKING CAPITAL IN PROJECT                             US$m
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS

Bank prepayment - 20% of NCF after finance                    20.0%
Bank prepayment - capped at one year                          20.0%
Bank prepayment - quarterly
CASH SWEEP - (QUARTERLY) TO BANKS                             20.0%
AGREED PAYMENT TO SHAREHOLDERS                                 US$m

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                  US$m         6.24       5.43       6.17       5.02      22.85
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                   100%         6.24       5.43       6.17       5.02      22.85
CASH CLOSING BALANCE                                           US$m         0.00       0.00       0.00       0.00       0.00

REMAINING RESERVES (OZ'S)                                   4,628,102    1,337,769  1,234,516  1,132,623  1,034,089  1,034,089
REMAINING RESERVES / PERIOD 1 RESERVES                       ****30%         29%        27%        24%        22%        22%
NET CASH FLOW / DEBT SERVICE                                ****130%        n.a.       n.a.       n.a.       n.a.

CASH COST / OZ (OPEX ONLY)                                    US$/oz       139.98     145.17     132.81     147.29     141.25

TOTAL COST/OZ (INCL. TAXES,PRI,WORKING CAP,DEBT SERVICE)      US$/oz       193.67     197.44     189.48     199.10     194.87

                                                              2007          2008        2009      2010       2011
------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                                             2007          2008        2009      2010       2011      Total
                                                               Y             Y           Y          Y         Y
ORE TONNES MINED                                             3,518         3,163       1,338        0         0        28,141
ORE GRADE                                                     4.14          3.97        4.86      0.00       0.00       5.57

RECOVERY EFFICIENCY                                          92.15%        91.66%      91.58%     0.00%     0.00%      91.75%

Gold Production                                             418,496       378,543     237,050       0         0      4,628,102

Gold Price - Spot                                             250           250         250        250       250
Gold Price - Hedged                                            0             0           0          0         0

Mining Costs                                                 15.97         15.48        9.15      0.00       0.00      201.29
Plant Costs                                                  12.45         12.45        9.14      0.00       0.00      107.83
General & Administration (incl Fees)                         27.38         27.26       23.64      2.35       0.00      249.80
Power plant costs                                             1.44          0.96        0.51      0.00       0.00      19.25
OPERATING COSTS                                              57.24         56.15       42.43      2.35       0.00      578.17

SENSITIVITY ADJUSTMENT                                        100%          100%        100%      100%       100%
TOTAL OPERATING COSTS                                        57.24         56.15       42.43      2.35       0.00      578.17

CAPITAL EXPENDITURE                                           3.33          3.11        2.26      0.50       0.00      147.41
WORKING CAPITAL IN CONSTRUCTION PERIOD                        0.00          0.00        0.00      0.00       0.00      20.00

TOTAL REVENUE                                                104.62        94.64       59.26      0.00       0.00     1,174.53

ROYALTY PAID                                                  6.27          5.67        3.55      0.00       0.00      67.86
TAX PAYABLE                                                   8.25          4.76        0.44      0.00       0.00      28.85

FINANCE & LEGAL COSTS                                         0.00          0.00        0.00      0.00       0.00       2.00
POLITICAL RISK INSURANCE                                                                                                3.55

PROJECT CASHFLOW BEFORE FINANCING (INTEREST ETC)             29.54         24.94       10.58     (2.85)      0.00      326.70

FINANCIAL SUMMARY                                             2007          2008        2009      2010       2011      Total

Debt Contribution                                             0.00          0.00        0.00      0.00       0.00      90.00
Equity Contribution / Shareholder loans                       0.00          0.00        0.00      0.00       0.00      30.00
Net Cash Flow                                                29.54         24.94       10.58     (2.85)      0.00      446.70

NPV OF CASH FLOW, LOAN LIFE
NPV OF CASH FLOW, PROJECT LIFE
Loan Outstanding Start of Period
Loan Outstanding End of Period
Loan Life Ratio
Project Life Ratio
Scheduled Repayments                                                                                                   72.00
Interest Payments                                                                                                      19.35
Total Debt Service                                                                                                     91.35
Net Cash Flow less Debt Service                              29.54         24.94       10.58     (2.85)      0.00      355.35

6 Months Debt Service Reserve Account Contribution
6 Months Debt Service Reserve Account Opening Balance
6 Months Debt Service Reserve Account Closing Balance

NET CASH FLOW AFTER FINANCE                                  29.54         24.94       10.58     (2.85)      0.00      355.35
CASH OPENING BALANCE
MINIMUM WORKING CAPITAL IN PROJECT
CASH AVAILABLE FOR DISTRIBUTION / SWEEPS

Bank prepayment - 20% of NCF after finance
Bank prepayment - capped at one year
Bank prepayment - quarterly
CASH SWEEP - (QUARTERLY) TO BANKS                                                                                      18.00
AGREED PAYMENT TO SHAREHOLDERS                                                                                         17.00

CASH FLOW ATTRIBUTABLE TO PROJECT OR SPONSORS                29.54         24.94       10.58     (2.85)      0.00      625.67
CASH FLOW DISTRIBUTED TO PROJECT OR SPONSORS                 29.54         24.94       10.58      0.00       0.00
CASH CLOSING BALANCE                                          0.00          0.00        0.00     (2.85)      0.00

REMAINING RESERVES (OZ'S)                                   615,593       237,050        0          0         0
REMAINING RESERVES / PERIOD 1 RESERVES                        13%            5%          0%        0%         0%
NET CASH FLOW / DEBT SERVICE

CASH COST / OZ (OPEX ONLY)                                   136.78        148.34      179.01     n.a.       n.a.      124.42

TOTAL COST/OZ (INCL. TAXES, PRI, WORKING CAP, DEBT SERVICE)  179.42        184.10      205.38     n.a.       n.a.      197.99
------------------------------------------------------------------------------------------------------------------------------

**   represents for greater than

**** represents for greater than or equal to

                                   SCHEDULE 3

                                 HEDGING POLICY

Under Clauses 8.1.10 and 9.1.7 of the Loan Agreement, the Borrower (and, at any time prior to the Release Date, each of Morila Holdings and RRL) is required to ensure that all Hedging Obligations arising in connection with the Morila Project comply, and are consistent with, the terms and conditions of the Hedging Policy. The following constitutes the Hedging Policy in connection with the Morila Project.

1.       HEDGING STRUCTURE

Any one of the corporate entities referenced in the first sentence of Clause
8.1.10 of the Loan Agreement (each such entity referred to as a "Hedging Counterparty") shall enter into one or more transactions from time to time in order to hedge the Borrower's exposure to gold prices and to provide the Morila Project with long term protection from adverse movements in the gold price (the "Hedging Transactions"). Each Hedging Counterparty shall implement the
Hedging Transactions pursuant to a 1992 ISDA Master Agreement (Multicurrency - Cross Border) to be entered into by it with each of Standard Bank London Limited, N M Rothschild & Sons Limited and Societe Generale (including any of their affiliates) or any of the other Lenders from time to time (or any of their affiliates) (each a "Hedging Agreements", collectively the "Hedging Agreements"). If a Hedging Counterparty is an entity other than the Borrower the benefit of the relevant Hedging Agreement will be assigned by such Hedging Counterparty to the Borrower.

The Hedging Agreements will be governed by the laws of England and will be entered into in accordance with the terms of the Loan Agreement. Where there is any inconsistency between the terms of the Loan Agreement and this Hedging Policy, or the terms of any of the Hedging Agreements and this Hedging Policy, the terms of the Loan Agreement or the Hedging Agreements (as the case may be) shall prevail.

2.       DAY-TO-DAY MANAGEMENT OF HEDGING TRANSACTIONS

The Hedging Transactions entered into by each Hedging Counterparty will be managed and co-ordinated by AngloGold, acting upon the instructions of the Borrower.

3.       MARK TO MARKET EXPOSURE

Each Hedging Counterparty shall supply to the Agent (with a copy for each Lender) within seven (7) days after the end of each Fiscal Quarter, in form and substance satisfactory to the Agent, a hedging activity report. Such report shall be signed by an Authorised Representative of the Hedging Counterparty and shall set out details of the hedging activity during the course of the previous quarter, together with a statement showing the Hedging Transactions entered into by such Hedging Counterparty at the end of such Fiscal Quarter.

4.       LEVELS OF PROTECTION AND COMMITMENT

         (a) At any date, the aggregate number of ounces of Gold produced or to be produced at the Morila Project and required to be delivered during the Project Period under all Committed Hedging Agreements in effect on such date shall not exceed an amount equal to seventy percent (70%) of Proven and Probable Reserves as at such date.

         (b) At any date, the aggregate number of ounces of Gold produced or to be produced at the Morila Project and required to be delivered during the twelve (12) month period commencing on such date under all Committed Hedging Agreements in effect on such date shall not exceed an amount equal to seventy percent (70%) of the then scheduled Production for such twelve (12) month period.

5.       PERMITTED HEDGING TRANSACTIONS

The following shall also apply in respect of Hedging Transactions:

         (a) Hedging Transactions in relation to Gold are to be limited to forward sales and european or monthly asian style vanilla put and call options.

         (b) Sales of call options will be accounted for on a notional basis (not on a delta basis).

         (c) The exposure of all Hedging Counterparties to gold lease rates in connection with the Morila Project shall not exceed 40% of the total ounces related to Committed Hedging Agreements. A minimum assumption of 2% p.a. will be made for gold lease rate rollovers in respect of floating lease rate contracts.

         (d)    Hedging Transactions will be denominated in U.S.$.

6.       OTHER RESTRICTIONS

         (a) All hedging in respect of Production from the Morila Project will be undertaken solely by the Hedging Counterparties.

         (b) The Hedging Counterparties will not, in connection with the Morila Project, enter into any purchase, sale, swap option, spot, forward or other transaction involving Gold or any other transaction involving commodities, currencies or interest rates other than:

                (i) as specified in the definition of the term "Committed Hedging Agreements" in the Loan Agreement; or

                (ii)   as specified in the Refining Agreement.

         (c) The Hedging Counterparties will not undertake Hedging Transactions of a speculative nature.

7.       COUNTERPARTIES

         (a) In connection with the Morila Project, the Hedging Counterparties will only enter into Hedging Transactions with the Arrangers and/or the Co-Arrangers (or any of their affiliates) (each referred to as a "Hedging Bank"). In the event that a Hedging Bank ceases to act in its capacity as a Lender, any Hedging Transactions that are outstanding at such time with such Hedging Bank shall continue and mature on their designated maturity date. The Hedging Counterparty will not enter into any further Hedging Transactions in connection with the Morila Project with such Hedging Bank after such date.

         (b) The number of ounces of Gold hedged with any Hedging Bank in connection with the Morila Project will, to the extent practicable, broadly reflect a pro rata proportion of the total hedge, and will be linked to each Hedging Bank's Commitment under the Loan Agreement (in its capacity as a Lender) at the time the relevant Hedging Agreements are put in place, subject to a test of reasonable price competitiveness.

8.        ASSIGNMENT OF EXISTING TRANSACTIONS BY ANGLOGOLD AND RRL

Each of AngloGold and RRL may transfer to another Hedging Counterparty only those outstanding hedging transactions that have been entered into (i) between AngloGold or RRL and any of the Lenders and (ii) in relation to the Morila Project.

                                  SCHEDULE 4

               FORM OF EXCESS CASH FLOW CALCULATION CERTIFICATE

                                                                   [__], 200[__]

N M Rothschild & Sons Limited,
as the Agent
under the Loan Agreement
referred to below and each of
the other Lender Parties from
time to time party to such
Loan Agreement
c/o N M Rothschild & Sons Limited
New Court
St. Swithin's Lane
London EC4P 4DU
England

Attention: David Street/George Pyper

RE:     MORILA LOAN AGREEMENT

Dear Sirs

This Excess Cash Flow Calculation Certificate (this "Certificate") is delivered to you pursuant to the first proviso to Clause 8.2.7 of the Loan Agreement, dated 21 December, 1999 (as amended pursuant to the Letter Agreement, dated 10 April, 2000 and the Supplemental Agreement, dated [__], 2001, and as further amended, modified or supplemented from time to time, the "LOAN AGREEMENT") among (1) Societe des Mines de Morila S.A., as the
Borrower, (2) Randgold Resources Limited, Randgold & Exploration Company Limited and Morila Limited, as the Completion Guarantors, (3) various banks and financial institutions, as the Lenders and the Co-Arrangers, (4) Standard Bank London Limited and N M Rothschild & Sons Limited, as the Arrangers and (5) N M Rothschild & Sons Limited, as the Agent for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Loan Agreement.

The Borrower hereby certifies, represents and warrants to the Agent and each other Lender Party as follows:

1       Total Cash Balances in the Morila Project(9) as at the
        first day of the Cash Sweep Calculation Period         U.S.$ __________

2       Total Revenues from Production during the Cash Sweep
        Calculation Period(10)                                 U.S.$ __________

________________________________________

(9) Total amount of funds in the Project Accounts (Offshore) and Project Account (Mali).

3       Project Capital Costs paid during the Cash Sweep
        Calculation Period                                     U.S.$ ________

4       Project Operating Costs paid during the Cash
        Sweep Calculation Period                               U.S.$ ________

5       Total Cash Balances in the Project on the last day
        of the Cash Sweep Calculation Period(11)               U.S.$ ________

6       Project Costs scheduled to be paid during the three
        months following the Cash Sweep Calculation Period     U.S.$ ________

7       Total Cash Balances in the Debt Service Reserve
        Account on the last day of the Cash Sweep
        Calculation Period                                     U.S.$_________

8       Cash available for Distributions(12)

        20% to the Lenders:               U.S.$ _______
        80% to the Sponsors:              U.S.$ _______        U.S.$ ________

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by a senior financial Authorised Representative this day of [__], 200[__]

SOCIETE DES MINES DE MORILA     )
S.A., as the Borrower           )
by:                                            ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

___________________________________

(10) Total Production expressed in Dollars as calculated (i) in the case of any such ounces of Gold which are covered by a Hedging Agreement in effect during the Cash Sweep Calculation Period, at the price for delivery of Gold specified in such Hedging Agreement (or, if no price other than a floor price for delivery of Gold is specified in such Hedging Agreement, the minimum price for delivery of Gold referred to therein) and (ii) in the case of all other such ounces of Gold at the average London Gold Price for the Cash Sweep Calculation Period

(11)    Item 1 plus Item 2 minus Item 3 minus Item 4

(12)    Item 5 minus Item 6 minus Item 7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorised as of the day and year first above written.

THE OBLIGORS:

SOCIETE DES MINES DE MORILA       )
S.A., as the Borrower             )
by:                                            ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:    c/o AngloGold Limited
                        PO Box 62117
                        14th Floor, 11 Diagonal Street
                        Marshalltown
                        Johannesburg 2001
                        South Africa

Facsimile No.:          +27 11 637 6677

Attention:              Company Secretary, Mr. CR Bull

RANDGOLD RESOURCES LIMITED,       )
as a Completion Guarantor         )
by:                                            ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:     c/o 5 Press Avenue
                         Selby
                         Johannesburg
                         P.O. Box 82291
                         Southdale 2135
                         South Africa

Facsimile No.:           +27-11-8372232

Attention:               The Financial Director

[RANDGOLD & EXPLORATION           )
COMPANY LIMITED, as a Completion  )            ______________________________
Guarantor                                      Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      c/o 5 Press Avenue
                          Selby
                          Johannesburg
                          P.O. Box 82291
                          Southdale 2135
                          South Africa

Facsimile No.:            +27-11-8372232

Attention:                The Financial Director](13)

___________________________

(13)     Released from its obligations pursuant to the Supplemental Agreement.

MORILA LIMITED(14) as a Completion   )
Guarantor by:                        )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:     c/o AngloGold Limited
                         PO Box 62117
                         14th Floor, 11 Diagonal Street
                         Marshalltown
                         Johannesburg 2001
                         South Africa

Facsimile No.:           +27 11 637 6677

Attention:               Company Secretary, Mr. CR Bull

_______________________________

(14)     Previously called Randgold Resources (Morila) Limited.

THE LENDERS:

Commitment Amount: U.S.$15,000,000

per pro N M ROTHSCHILD & SONS        )
LIMITED by:                          )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:     New Court
                         St. Swithin's Lane
                         London
                         EC4P 4DU

Facsimile No.:           +44 20 7280 5139

Attention:               David Street/George Pyper

Commitment Amount: U.S.$15,000,000

BAYERISCHE HYPO-UND                  )
VEREINSBANK AG by:                   )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:     41 Moorgate
                         London EC2R 6PP

Facsimile No.:           +44 207 638 1710/1712

Attention:               Geoffrey Oates/Martin Self

Commitment Amount: U.S.$15,000,000

[FORTIS BANK (NEDERLAND)             )
N.V.](15) by:                        )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      Coolsingel 93
                          P.O. Box 749
                          3000 AS Rotterdam

Facsimile No.:            +31 10 401 6433

Attention:                Peter Boogers/Juultje van der Wijk

_______________________________________

(15)     Previously called Mees Pierson N.V.

Commitment Amount: U.S.$15,000,000

SAMPO BANK PLC(16) by:                )
                                      )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      Etelaesplanadi 8
                          FIN 00007 Helsinski
                          Finland

Facsimile No.:            +358 204 25 7344

Attention:                Export and Project Finance

__________________________________

(16) Acquired interest from Sampo Bank plc (previously called Leonia Corporate Bank plc). Sampo Bank plc was not an original signatory to the Agreement and was added as an additional Lender pursuant to the Letter Agreement. Transferred its interest under the Loan Agreement to Standard Bank London Limited.

Commitment Amount: U.S.$15,000,000

SOCIETE GENERALE by:                )
                                    )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:    SG House
                        41 Tower Hill
                        London EC3N 4SG

Facsimile No.:          +44 207 667 2489

Attention:              Judith Moseley/Peter Donkin

Commitment Amount:
U.S.$30,000,000(17)

STANDARD BANK LONDON                )
LIMITED by:                         )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      25 Dowgate Hill
                          Cannon Bridge House
                          London EC4R 2SB

Facsimile No.:            +44 207-815-4284

Attention:                David Rhodes

__________________________________

(17) Sampo Bank plc has transferred its interest under the Loan Agreement to Standard Bank London Limited.

THE ARRANGERS

per pro N M ROTHSCHILD & SONS       )
LIMITED by:                         )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      New Court
                          St. Swithin's Lane
                          London
                          EC4P 4DU

Facsimile No.:            +44 207-280-5139

Attention:                David Street/George Pyper

STANDARD BANK LONDON                )
LIMITED by:                         )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      25 Dowgate Hill
                          Cannon Bridge House
                          London EC4R 2SB

Facsimile No.:            +44 207-815-4284

Attention:                David Rhodes

THE CO-ARRANGERS

BAYERISCHE HYPO-UND                 )
VEREINSBANK AG by:                  )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      41 Moorgate
                          London EC2R 6PP

Facsimile No.:            +44 207 638 1710/1712

Attention:                Geoffrey Oates/Martin Self

[FORTIS BANK (NEDERLAND)            )
N.V.](18) by:                       )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      Coolsingel 93
                          P.O. Box 749
                          3000 AS Rotterdam

Facsimile No.:            +31 10 401 6433

Attention:                Peter Boogers/Juultje van der Wijk

_______________________________________

(18)     Previously called Mees Pierson N.V.

[SAMPO BANK PLC](19) by:            )
                                    )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      Etelaesplanadi 8
                          FIN-00007 Helsinski
                          Finland

Facsimile No.:            +358 204 25 7344

Attention:                Export and Project Finance

_______________________________________

(19) Not an original signatory to the Agreement. Added as an additional Co-Arranger pursuant to the Letter Agreement. Previously called Leonia Corporate Bank plc. Transferred interest in Agreement to Standard Bank London Limited

SOCIETE GENERALE by:                )
                                    )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      SG House
                          41 Tower Hill
                          London EC3N 4SG

Facsimile No.:            +44 207 667 2489

Attention:                Peter Donkin

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THE AGENT

per pro N M ROTHSCHILD & SONS       )
LIMITED by:                         )
                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

                                               ______________________________
                                               Signature
                                               ______________________________
                                               Name Printed
                                               ______________________________
                                               Title

Address for Notices:      New Court
                          St. Swithin's Lane
                          London
                          EC4P 4DU

Facsimile No.:            +44 207-280-5139

Attention:                David Street/George Pyper

                                     -142-